As filed with the Securities and Exchange Commission on April _____, 1999

                                                           Registration No. 333-
                                                                            ----
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                         STERLING FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)

         Pennsylvania                   6711                     23-2449551
----------------------------   --------------------------    -------------------
(State or other jurisdiction       (Primary Standard         (I.R.S. Employer
   of incorporation or          Industrial Classification    Identification No.)
       organization)                  Code Number)


                                                      John E. Stefan
                                           President and Chief Executive Officer
       STERLING FINANCIAL CORPORATION         STERLING FINANCIAL CORPORATION
         North Pointe Banking Center            North Pointe Banking Center
         101 North Pointe Boulevard             101 North Pointe Boulevard
     Lancaster, Pennsylvania 17601-4133     Lancaster, Pennsylvania 17601-4133
               (717) 581-6030                         (717) 581-6030
----------------------------------------    ------------------------------------
       (Address, including ZIP Code,        (Name, address, including ZIP Code,
     and telephone  number, including        and telephone number, including
    area code, of registrant's principal     area code, of agent for service)
             executive offices)

            With a Copy to:                            With a Copy to:
       Martin I. Lubaroff, Esquire              Nicholas Bybel, Jr., Esquire
    RICHARDS, LAYTON & FINGER, P.A.,              Ruth A. Courtney, Esquire
            One Rodney Square                      SHUMAKER WILLIAMS, P.C.
              P. O. Box 551                             P. O. Box 88
       Wilmington, Delaware 19899              Harrisburg, Pennsylvania 17108
             (302) 658-6541                            (717) 763-1121
----------------------------------------    ------------------------------------

     Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. _____

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
Title of Each Class              Amount         Proposed Maximum     Proposed Maximum        Amount of
of Securities to            to be Registered   Offering Price Per   Aggregate Offering    Registration Fee
be Registered                                         Share              Price(2)
----------------------------------------------------------------------------------------------------------
Common Stock, par value         677,624             $33.25(1)          $22,530,998           $6,263.62
  $ 5.00  per share

(1) Shares to be issued in the merger computed in accordance with Rule 457(f)(2), solely for the purpose of calculating the registration fee, based upon ____________ (as defined herein), at ______________, the latest practicable date prior to the date of filing of this Registration Statement.

(2) Based on maximum number of shares of Registrant's Common Stock that may be issued in connection with the proposed transaction, including stock options. In accordance with Rule 416, this Registration Statement shall also register any additional shares of Registrant's common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the agreement relating to the transaction.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Proxy/Statement Prospectus


                         STERLING FINANCIAL CORPORATION
                                 PROSPECTUS FOR
                           677,624 SHARES COMMON STOCK
                           NASDAQ TRADING SYMBOL: SLFI

                             NORTHEAST BANCORP, INC.
                                 PROXY STATEMENT

     The Board of Directors provides this proxy statement/prospectus to you as a stockholder of Northeast Bancorp, Inc. to solicit your proxy for a Special Meeting of Stockholders to be held at 1:00 p.m., on Tuesday, June 15, 1999, at 14 South Main Street, North East, Maryland 21901. At the meeting, you will be asked to adopt the Agreement and Plan of Reorganization, dated as of February 10, 1999, by and among Sterling Financial Corporation, Sterling Financial Interim Acquisition Corporation, Northeast Bancorp, Inc. and the First National Bank of North East to merge Northeast Bancorp, Inc. into Sterling Financial Interim Acquisition Corporation, a subsidiary of Sterling Financial Corporation, formed for the purpose of completing the merger.

     If you vote to adopt the agreement and complete the merger of Northeast Bancorp, Inc. into Sterling Financial Interim Acquisition Corporation at the meeting, as a stockholder of Northeast Bancorp, Inc., you will receive 2 shares of common stock of Sterling Financial Corporation for each share of Northeast Bancorp, Inc. common stock that you own when the merger is completed. Sterling Financial Corporation common stock is quoted on the Nasdaq National Market System.

     Neither of the Securities and Exchange Commission, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this proxy statement/ prospectus. Any representation to the contrary is a criminal offense.

     The shares of Sterling Financial Corporation common stock offered in this proxy statement/prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency.

     No person has been authorized to give any information or to make any representation not contained in this proxy statement/prospectus, and if given or made, any such information or representation should not be relied upon as having been authorized. This proxy statement/prospectus does not constitute an offer to any person to exchange or sell, or a solicitation from any person of an offer to exchange or purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy from any person, in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this proxy statement/prospectus nor any distribution of the securities to which this proxy statement/prospectus relates shall, under any circumstances, create any implication that the information contained herein is correct at any time subsequent to the date hereof.

     The date of this proxy statement/prospectus is May __, 1999 and was first mailed to stockholders on or about May __, 1999.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

SUMMARY .....................................................................-1-
        The Meeting..........................................................-1-
        Northeast Bancorp, Inc...............................................-1-
        Sterling Financial Corporation.......................................-1-
        The Merger...........................................................-2-
        Terms of the Merger..................................................-2-
        Comparison of Stockholder Rights.....................................-3-
        Changes in the Rights of Stockholders................................-4-
        Federal Income Tax Consequences of the Merger........................-4-
        Accounting Treatment.................................................-4-
        Appraisal Rights.....................................................-4-
        Required Vote........................................................-5-
        Adjournment of the Meeting ..........................................-5-
        Regulatory Approvals.................................................-6-
        Management and Operations Following the Merger.......................-6-
        Opinion of Financial Advisor.........................................-7-
        Recommendation of the Board of Directors.............................-8-

FORWARD LOOKING STATEMENTS...................................................-9-

COMPARATIVE PER SHARE DATA...................................................-9-
        General..............................................................-9-
        Market Value of Securities...........................................-9-
        Comparative Stock Prices............................................-10-

SELECTED FINANCIAL DATA AND
        PRO FORMA INFORMATION...............................................-10-

THE MEETING.................................................................-16-
        General.............................................................-16-
        Voting, Revocation and Solicitation of Proxies......................-16-
        Voting Securities and Securities Ownership..........................-18-
        Principal Owners of Northeast Bancorp Common Stock..................-18-
        Ownership of Northeast Bancorp Common Stock by
          Executive Officers and Directors of Northeast Bancorp.............-20-
        Interests of Northeast Bancorp Management and
          Board of Directors in the Merger..................................-21-

APPROVAL OF THE MERGER......................................................-21-
        Background of the Merger, Reasons and Recommendation of the
          Board of Directors................................................-22-
        The Board's Consideration of the Merger with Sterling
          Financial Corporation.............................................-24-
        Opinion of Financial Advisor........................................-26-

        Comparison of Stockholder Rights....................................-30-
        Changes in the Rights of Stockholders...............................-33-
        Appraisal Rights....................................................-35-
        Terms of the Merger.................................................-38-
        Business Pending the Merger.........................................-40-
        Conditions, Amendment and Termination...............................-42-
        Effective Time......................................................-44-
        Interests of Northeast Bancorp's Management
          and Board of Directors in the Merger..............................-44-
        Management and Operations Following the Merger......................-45-
        Federal Income Tax Consequences.....................................-47-
        Accounting Treatment................................................-48-
        Restriction on Resale of Stock Held By Affiliates...................-48-

COMPARATIVE STOCK PRICES AND DIVIDENDS
        AND RELATED SHAREHOLDER MATTERS.....................................-50-
        Common Stock of Sterling Financial Corporation .....................-50-
        Common Stock of Northeast Bancorp, Inc..............................-50-

INFORMATION CONCERNING STERLING FINANCIAL CORPORATION ......................-51-
        Incorporation of Certain Documents by Reference.....................-51-
        Acquisitions by Sterling Financial Corporation......................-52-
        Loans  .............................................................-52-
        Description of Sterling Financial Corporation Common Stock..........-52-
        Dividends...........................................................-53-
        Liquidation.........................................................-53-
        Dividend Reinvestment Plan..........................................-53-
        Securities Laws..................................................... 54-
        Anti-takeover Provisions............................................-54-
        Indemnification.....................................................-56-
        Principal Owners of Sterling Financial Corporation Common Stock.....-57-
        Ownership of Sterling Financial Corporation Common Stock by
          Executive Officers and Directors of Sterling Financial
          Corporation.......................................................-57-
        Directors and Executive Officers of Sterling Financial Corporation..-60-
        Sterling Financial Corporation Executive Compensation...............-63-
        Sterling Financial Corporation Directors' Compensation..............-68-
        Sterling Financial Corporation's Transactions with Directors and Executive Officers............................................-69-

INFORMATION CONCERNING NORTHEAST BANCORP, INC...............................-70-
        Description of Business and Property................................-70-
        Employees...........................................................-72-
        Legal Proceedings...................................................-72-
        Northeast Bancorp, Inc. Common Stock Market Price and Dividends.....-72-
        Year 2000 Issue.....................................................-73-

NORTHEAST BANCORP, INC. MANAGEMENT'S
        DISCUSSION AND ANALYSIS OF RESULTS OF
        OPERATIONS AND FINANCIAL CONDITION..................................-76-

ADJOURNMENT OF THE MEETING..................................................-87-

EXPERTS.....................................................................-87-

LEGAL OPINIONS .............................................................-87-

OTHER MATTERS ..............................................................-87-

AVAILABLE INFORMATION.......................................................-88-

NORTHEAST BANCORP, INC. -- INDEX TO FINANCIAL STATEMENTS
    AND SUPPLEMENTARY FINANCIAL INFORMATION.................................-89-

ANNEXES
    Annex A.................................Agreement and Plan of Reorganization
    Annex B................Garland McPherson & Associates, Inc. Fairness Opinion
    Annex C..Section 262 of the General Corporation Law of the State of Delaware



     This proxy statement/prospectus incorporates important business and financial information about Sterling Financial Corporation that is not included or delivered with this document. This information is available, without charge, to stockholders of Northeast Bancorp, Inc. Please direct requests for this information to the Secretary, Sterling Financial Corporation, 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601, telephone number (717) 581-6005. In order to ensure timely delivery of the documents in advance of the meeting, you should make your request no later than June 3, 1999.

                                     SUMMARY

     This summary is not intended to contain all of the information in this proxy statement/prospectus. It is intended to summarize the most significant aspects of the merger transaction. The remainder of the proxy statement/prospectus and the attached annexes contain more detailed information about the merger transaction. We strongly urge you to read the entire proxy statement/prospectus, including the annexes, in order to understand the merger transaction fully.

The Meeting

     The Board of Directors of Northeast Bancorp, Inc. has called a special meeting of stockholders for Tuesday, June 15, 1999, at 10:00 a.m. at 14 South Main Street, North East, Maryland 21901. Only stockholders whose ownership appears on the stockholders record of Northeast Bancorp, Inc. at the close of business on Monday, April 26, 1999, will be able to attend and vote at the meeting. The main purpose of the meeting is to vote to adopt the Agreement and Plan of Reorganization, dated as of February 10, 1999, by and among Sterling Financial Corporation, Sterling Financial Interim Acquisition Corporation, Northeast Bancorp, Inc. and the First National Bank of North East which describes a merger of Northeast Bancorp, Inc. into a subsidiary of Sterling Financial Corporation, a bank holding company located in Lancaster, Pennsylvania. If you vote to adopt the agreement, you will be voting to approve the merger. If the merger is completed, you will receive 2 shares of Sterling Financial Corporation common stock in exchange for each of your shares of Northeast Bancorp. Inc. common stock.

Northeast Bancorp, Inc.

     Northeast Bancorp, Inc. is a Delaware business corporation and a registered bank holding company formed in 1983. Northeast Bancorp holds all of the outstanding capital stock of The First National Bank of North East. Northeast Bancorp's principal business has been directing, planning and coordinating the business activities of The First National Bank of North East. The First National Bank of North East is a national banking association, headquartered in North East, Maryland that conducts business primarily in Cecil County, Maryland. The First National Bank of North East's deposits are insured by the FDIC. As a full-service commercial bank, The First National Bank of North East offers checking, savings and time deposits and commercial, consumer and mortgage loans. Northeast Bancorp's executive offices are located at 14 S. Main Street, North East, Maryland, and its telephone number is (410) 287-5000. As of December 31, 1998, Northeast Bancorp had total assets of approximately $81,789,454.

Sterling Financial Corporation

     Sterling Financial Corporation is a Pennsylvania business corporation and a registered bank holding company, formed in 1987. Its principal offices are located at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601. Sterling Financial Corporation, through its national banking association subsidiary, Bank of Lancaster County, N.A., engages in general commercial and retail banking services. Bank of Lancaster County is a direct subsidiary of Sterling Financial Corporation. Its executive offices are at the same location as Sterling Financial Corporation.

Bank of Lancaster County operates 30 banking offices in Lancaster County, Pennsylvania and one office in Chester County, Pennsylvania. As of December 31, 1998, Sterling Financial Corporation had consolidated total assets of approximately $919,264,360.

The Merger

     The proposed merger provides for Northeast Bancorp to merge into Sterling Financial Interim Acquisition Corporation, a subsidiary of Sterling Financial Corporation. Northeast Bancorp will cease to exist when the merger is complete and, after the merger, Sterling Financial Interim Acquisition Corporation will change its name to Northeast Bancorp as a combined entity, the new Northeast Bancorp will continue to conduct business as a subsidiary of Sterling Financial Corporation. You will become a shareholder of Sterling Financial Corporation when the merger is complete, unless you chose to exercise your appraisal rights.

     Each outstanding share of Northeast Bancorp common stock will be converted into 2 shares of Sterling Financial Corporation common stock when the merger is completed.

     You will not receive any fractional shares of Sterling Financial Corporation common stock in the merger. Instead, Sterling Financial Corporation will issue a cash payment for any fractional share of Sterling Financial Corporation common stock that you would receive in the merger. All together, Sterling Financial Corporation will issue no more than 677,624 shares of Sterling Financial Corporation common stock to former stockholders of Northeast Bancorp in this transaction.

     Northeast Bancorp and Sterling Financial Corporation propose to operate The First National Bank of North East as a wholly owned subsidiary of Sterling Financial Corporation.

     We attach a copy of the agreement as Annex A to this proxy statement/prospectus. We strongly urge you to read the agreement carefully.

Terms of the Merger

     Sterling Financial Corporation and Northeast Bancorp will not complete the merger unless various conditions are met, including:

     o  Northeast Bancorp's stockholders adopt the merger agreement;

     o  the Federal Reserve Bank of Philadelphia approves the merger;

     o the merger qualifies for pooling of interests type of accounting treatment; and

     o fewer than 10% of the outstanding shares of Northeast Bancorp exercise appraisal rights.

See "APPROVAL OF THE MERGER -- Accounting Treatment."

     Sterling Financial Corporation and Northeast Bancorp may agree to amend the agreement. Sterling Financial Corporation and Northeast Bancorp cannot amend the agreement to change the number of shares of Sterling Financial Corporation common stock that Northeast Bancorp stockholders will receive without the stockholders' approval. If the merger has not occurred by October 31, 1999, the agreement and merger will terminate unless the parties mutually agree to extend the deadline. See "APPROVAL OF THE MERGER -- Business Pending the Merger."

Comparison of Stockholder Rights

     When the merger is completed, the stockholders of Northeast Bancorp will become shareholders of Sterling Financial Corporation. After the merger, the rights of former Northeast Bancorp stockholders will be governed by the articles of incorporation and bylaws of Sterling Financial Corporation. Differences exist in the rights of the stockholders of Northeast Bancorp and the shareholders of Sterling Financial Corporation. These differences are due to the differences between Pennsylvania and Delaware law, and the differences between the certificate of incorporation and bylaws of Northeast Bancorp and the articles of incorporation and bylaws of Sterling Financial Corporation.

     The most significant differences between the rights of the stockholders of Northeast Bancorp and the rights of the shareholders of Sterling Financial Corporation include the following:

     o Sterling Financial Corporation's articles of incorporation contain anti-takeover terms, which may serve to keep Sterling Financial Corporation's current management in their positions. Northeast Bancorp's certificate of incorporation contains very few of these anti-takeover terms;

     o Sterling Financial Corporation offers a dividend reinvestment plan to its shareholders, while Northeast Bancorp offers no plan of this type;

     o Sterling Financial Corporation common stock is registered under the Securities Exchange Act of 1934 and is traded on the Nasdaq National Market System, while Northeast Bancorp common stock is not registered under the Securities Exchange Act of 1934, and is traded on a very limited basis; and

     o The market for Sterling Financial Corporation common stock is much more active than the market for Northeast Bancorp common stock.

     See "DESCRIPTION OF STERLING FINANCIAL CORPORATION AND DESCRIPTION OF STERLING FINANCIAL CORPORATION COMMON STOCK -- Comparison of Stockholder Rights."

Changes in the Rights of Stockholders

     After the merger, the stockholders of Northeast Bancorp, a Delaware corporation, will become shareholders of Sterling Financial Corporation, a Pennsylvania corporation. Differences between the corporation laws of Pennsylvania and Delaware will result in several changes in the rights of stockholders. See "DESCRIPTION OF STERLING FINANCIAL CORPORATION AND DESCRIPTION OF STERLING FINANCIAL CORPORATION COMMON STOCK -- "Changed in the Rights of Stockholders".


Federal Income Tax Consequences of the Merger

     Northeast Bancorp and Sterling Financial Corporation have structured the transaction to qualify as a tax-free reorganization under the Internal Revenue Code. Under the Internal Revenue Code, Northeast Bancorp stockholders will not recognize taxable gain or loss when they receive Sterling Financial Corporation common stock in exchange for Northeast Bancorp common stock. Northeast Bancorp's stockholders who receive cash instead of fractional shares of Sterling Financial Corporation common stock will recognize taxable gain or loss, based upon the amount of cash received. Northeast Bancorp stockholders who exercise appraisal rights also will recognize taxable gain or loss based on the difference between the amount of cash received by the stockholders who exercise appraisal rights and the adjusted tax basis of the shares as to which appraisal rights are exercised. Prior to the completion of the merger, Shumaker Williams, P.C. will provide an opinion confirming these and other federal income tax consequences of the merger. You should consult with your own tax advisor regarding the tax consequences of the merger with respect to your own particular circumstances. See "APPROVAL OF THE MERGER -- Federal Income Tax Consequences."

Accounting Treatment

     Northeast Bancorp and Sterling Financial Corporation intend that the transaction be accounted for as a pooling of interests for financial reporting purposes. See "APPROVAL OF THE MERGER -- Accounting Treatment."

Appraisal Rights

     The General Corporation Law of the state of Delaware provides Northeast Bancorp stockholders with the right to demand and receive the fair value in cash for their shares of Northeast Bancorp common stock instead of Sterling Financial Corporation common stock in the merger. If you wish to assert these appraisal rights, you must:

     o deliver a written demand for appraisal to Northeast Bancorp prior to the stockholder vote at the meeting;

     o  vote "AGAINST" the merger agreement and the merger;

     o continuously hold your shares of Northeast Bancorp common stock from the date you make demand for appraisal through the completion of the merger; and

     o comply with certain other statutory procedures set forth in Delaware law.

     If you wish to exercise your appraisal rights, you must either not vote for or must sign and return your proxy voting "AGAINST". If you sign and return your proxy without voting instructions, your proxy will be voted in favor of the merger and you will lose any appraisal rights that you may have with respect to adoption of the agreement. A copy of the applicable sections of the General Corporation Law of Delaware are attached to this proxy statement/prospectus as Annex C.

     If you do not follow the procedures set forth in the statutory provisions of the Delaware law, you may lose your appraisal rights with respect to the merger. We urge you to read carefully "APPROVAL OF THE MERGER -- Appraisal Rights" and Annex C to this proxy statement/prospectus.

Required Vote

     In order for the merger to occur, the stockholders of Northeast Bancorp must adopt the agreement approving the merger. If you vote to adopt the agreement, as a stockholder of Northeast Bancorp, you will be voting to approve the merger. Approval of the merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of Northeast Bancorp common stock. As of April 26, 1999 , the directors and officers of Northeast Bancorp and persons or entities that they control own 210,262 shares of Northeast Bancorp common stock, or 62.06% of the outstanding shares. The directors and officers of Northeast Bancorp have agreed to vote these shares "FOR" approval of the merger.

     Each share of Northeast Bancorp common stock entitled to be voted at the meeting is entitled to one vote. Holders of at least a majority of the total number of shares of Northeast Bancorp common stock outstanding as of April 26, 1999, must be present in person or by proxy at the meeting in order to constitute a quorum. A quorum must be present if actions taken at the meeting are to be valid. In addition to voting to approve the merger, you may also be asked to vote on other matters that may properly come before the meeting or any adjournments of the meeting.

Adjournment of the Meeting

     If a quorum is not present at the meeting, the Northeast Bancorp Board of Directors intends to postpone or adjourn the meeting to a later date to permit additional affirmative votes to be obtained. The affirmative vote of a majority of the shares present at the meeting is required to approve an adjournment. The Northeast Bancorp Board of Directors recommends that stockholders vote "FOR" the proposal to adjourn the meeting, if necessary, to permit additional votes to be obtained to approve the agreement.

Regulatory Approvals

     An application to approve the merger has been filed with the Federal Reserve Bank of Philadelphia. We also sent a copy of the application to the Maryland Department of Labor, Licensing and Regulation, Division of Financial Regulation. The Federal Reserve Bank of Philadelphia has approved the transaction.

Management and Operations Following the Merger

     Following the merger, the Board of Directors of Sterling Financial Corporation will be the same persons who served on the Board of Directors immediately before the merger, with the addition of Ms. S. Amy Argudo who is currently a member of the Board of Directors of Northeast Bancorp Following the merger, the Board of Directors of Sterling Financial Interim Acquisition Corporation will be the same persons who served on the Board of Directors immediately before the merger. Following the merger, the Board of Directors of The First National Bank of North East will be the same persons who serve on the Board of Directors immediately before the merger, with the addition of Mr. John
E. Stefan who is a member of the Board of Directors of both Sterling Financial Corporation and Sterling Financial Interim Acquisition Corporation. Each of these persons will serve on the Board of Directors until the his or her successor is elected and qualified.

     The following tables state the membership of the boards following the merger:

                               Board of Directors
                         Sterling Financial Corporation

               John E. Stefan (President, Chief Executive Officer
                     and Chairman of the Board of Directors)
                            Richard H. Albright, Jr.
                                  S. Amy Argudo
                               Robert H. Caldwell
                              Howard E. Groff, Jr.
                                Joan R. Henderson
                                 J. Robert Hess
                                 Calvin G. High
                                 David E. Hosler
                               J. Roger Moyer, Jr.
                                 E. Glenn Nauman
                                W. Garth Sprecher
                                  Glenn R. Walz

                               Board of Directors
               Sterling Financial Interim Acquisition Corporation

                                 John E. Stefan
                               J. Roger Moyer, Jr.
                                  Jere L. Obetz

                               Board of Directors
                      The First National Bank of North East

                                  S. Amy Argudo
                               Michael A. Carenzo
                               Donald B. Greenberg
                                 John E. Hughes
                                 Nancy M. Hughes
                                Robert W. Hutton
                                  H. C. Stanley
                                 John E. Stefan
                               Lawrence D. Wiggins
                              H. Norman Wilson, Jr.

     John E. Hughes, President and Chief Executive Officer of The First National Bank of North East, has entered into an executive employment agreement with The First National Bank of North East to be effective when the merger is complete. See "APPROVAL OF THE MERGER -- Management and Operations Following the Merger" for a full description of Mr. Hughes' employment agreement.

     Richard D. McDaniel has entered into a consulting agreement with Sterling Financial Corporation to be effective when the merger is complete. Mr. McDaniel will provide advisory and consulting services and act as a resource person for marketing Sterling Financial Corporation's and its bank subsidiaries' services and products. This contract provides compensation to Mr. McDaniel and is intended to maintain Mr. McDaniel's involvement in The First National Bank of North East after the merger is completed.

     For a description of these contracts, see "APPROVAL OF THE MERGER -- Interests of Northeast Bancorp's Management and Board fo Directors in the Merger and Management and Operations Following the Merger."

Opinion of Financial Advisor

     The Northeast Bancorp Board of Directors asked Garland McPherson & Associates, Inc., located at 1122 Kenilworth Drive, Suite 508, Baltimore, Maryland 21204-2188, to provide investment banking services to Northeast Bancorp in the merger. These services included providing an opinion that the value of the Sterling Financial Corporation common stock to be received by the Northeast Bancorp stockholders in the merger is fair, from a financial point of view. Garland McPherson & Associates did not approve the financial or other terms of the merger; the Northeast Bancorp Board of Directors considered and approved the terms of the merger, including financial terms. In forming its opinion, Garland McPherson & Associates considered various factors, including Northeast Bancorp's and Sterling Financial Corporation's operating results, current financial condition and perceived future prospects. We recommend that you read the Garland McPherson & Associates opinion, which is attached to this proxy statement/prospectus as Annex B. You should read the opinion in its entirety and pay particular attention to the assumptions made and other matters considered by Garland McPherson &

Associates in forming its opinion. See "APPROVAL OF THE MERGER -- Opinion of Financial Advisor."

Recommendation of the Board of Directors

     Your Northeast Bancorp Board of Directors believes that the merger is in the best interests of you and all Northeast Bancorp stockholders. We recommend that you vote "FOR" adoption of the agreement and approval of the merger.



                                 END OF SUMMARY

                           FORWARD LOOKING STATEMENTS

     This proxy statement/prospectus contains and incorporates certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements regarding intent, belief or current expectations about matters (including statements as to "beliefs," "expectations," "anticipations," "intentions" or similar words). Forward-looking statements are also statements that are not statements of historical fact. Forward-looking statements are subject to risks, uncertainties and assumptions. These include:

     o trends for the continued growth of the business of Sterling Financial Corporation and Northeast Bancorp;

     o the realization of anticipated revenues, profitability and cost savings of the combined companies; and

     o  other risks and uncertainties.

If one or more of these risks or uncertainties occurs or if the underlying assumptions prove incorrect, actual results, performance or achievements in 1999 and beyond could differ materially from those expressed in, or implied by, the forward-looking statements.


                           COMPARATIVE PER SHARE DATA

General

     The following table contains selected combined and equivalent per share data for each of Sterling Financial Corporation and Northeast Bancorp on a historical basis, and selected unaudited pro forma comparative per share data, assuming the transaction had been consummated as of the beginning of the earliest period presented for earnings per share and dividends per share and as of the end of the period presented for book value per share. The information shows how a share of Northeast Bancorp common stock that you hold would have participated in the income from continuing operations, cash dividends and book value of Sterling Financial Corporation if the merger had been completed in 1998. The pro forma data is not necessarily indicative of results that would have been achieved had the transaction been consummated in 1998 and should not be construed as representative of future operations. The information presented should be read in conjunction with the historical consolidated financial statements, and notes to the financial statements, of Sterling Financial Corporation and Northeast Bancorp, incorporated by reference or appearing elsewhere in this proxy statement/prospectus.

Market Value of Securities

     The most recent sale of Northeast Bancorp common stock before public announcement of the agreement and related merger was a sale to the Northeast Bancorp K-SOP Retirement Plan of 3,040 shares at $25.00 per share on January 21, 1999. The Northeast Bancorp common stock has historically traded on a very limited basis in privately negotiated transactions.

     The comparative stock price information included in this section shows that, if the merger had taken place on February 9, 1999, the value of a share of Northeast Bancorp common stock would have been approximately $______. On February 9 1999, the last trading date before public announcement of the agreement and related merger, the per share closing bid and asked quotations for Sterling Financial Corporation common stock were $33.75 and $36.00, respectively, as reported on the Nasdaq. The pro forma equivalent per share closing bid and asked quotations for that date, based on the exchange ratio of 2 shares of Sterling Financial Corporation common stock for each share of Northeast Bancorp's common stock are $______ and $______, respectively.


                            Comparative Stock Prices
                            (as of February 9, 1999)


                                                                               Pro Forma
                                                    Historical Price       Equivalent Price
                                                       Per Share               Per Share
                                                       ---------               ---------
Sterling Financial Corporation Common Stock
February 9, 1999 Bid                                    $   34.00            $        .
                                                                              -----------
February 9, 1999 Asked                                  $   37.00            $        .
                                                                              -----------

Northeast Bancorp Common Stock
January 21, 1999 K-SOP sale                             $   25.00            $        .
                                                          -------             -----------


---------------


                           SELECTED FINANCIAL DATA AND
                              PRO FORMA INFORMATION

     We provide the following financial information to aid you in your analysis of the financial aspects of the merger. These tables contain certain selected historical consolidated and pro forma summary financial data, for the periods and as of the dates indicated, for Sterling Financial Corporation and for Northeast Bancorp This data is based on and should be read in conjunction with, and is qualified by, the consolidated financial statements of Sterling Financial Corporation and of Northeast Bancorp, including the notes to those financial statements, incorporated by reference or appearing elsewhere in this proxy statement/prospectus. In addition, the pro forma data is not necessarily indicative of results that would have been achieved had the transaction been consummated and should not be construed as representative of future operations.

                         STERLING FINANCIAL CORPORATION
                             Selected Financial Data
                                 (In Thousands)



                                                          As of and for the Years Ended December 31,
                                               ------------------------------------------------------------
                                              1998           1997           1996           1995           1994
                                              ----           ----           ----           ----           ----
Summary of Operations:
     Total Interest Income                 $ 60,066       $ 56,499       $ 52,558       $ 48,850       $ 41,931
     Net Interest Income                     32,141         31,173         29,735         27,697         27,005
     Provisions for Loan Losses                 896          1,129            580            534          1,081
     Net Interest After Provision
        for Loan Losses                      31,245         30,044         29,155         27,163         25,924
     Other Operating Income                  14,187         11,930          9,442          7,397          6,222
     Other Operating Expenses                30,188         28,082         25,639         22,527         21,232
     Income Before Income Taxes              15,244         13,892         12,958         12,033         10,914
     Income Taxes                             3,643          3,491          3,147          3,039          2,637
     Income From Continuing
        Operations                           11,601         10,401          9,811          8,994          8,277

Average Balance Sheet Totals:
     Total Assets                           874,640        789,314        732,226        659,335        600,263
     Investment Securities and
        Money Market Investments            243,432        201,693        185,318        180,182        163,133
     Loans and Leases (Net of
        Unearned Income)                    530,032        497,557        462,528        406,916        374,922
     Deposits                               744,612        663,149        617,741        554,663        511,997
     Borrowings                              31,549         35,316         30,578         29,143         22,144
     Shareholders' Equity
        (excluding unrealized gains)         74,240         69,865         65,351         59,864         53,486

Period End:
     Total Assets                           919,264        845,488        764,072        711,154        633,395

                             NORTHEAST BANCORP, INC.
                             Selected Financial Data
                                 (In Thousands)



                                                          As of and for the Years Ended December 31,
                                                  -----------------------------------------------------------

                                               1998           1997           1996            1995            1994
                                               ----           ----           ----            ----            ----
Summary of Operations:
     Total Interest Income                  $ 5,922        $ 5,483        $ 5,146         $ 5,115         $ 5,006
     Net Interest Income                      3,633          3,471          3,189           3,129           3,405
     Provisions for Loan Losses                  60              0            (39)           (258)             73
     Net Interest After Provision
        for Loan Losses                       3,573          3,471          3,228           3,387           3,332
     Other Operating Income                     517            432            413             407             366
     Other Operating Expenses                 2,787          2,644          2,432           2,697           2,679
     Income Before Income Taxes               1,303          1,259          1,209           1,097           1,019
     Income Taxes                               513            424            374             309             416
     Income From Continuing
        Operations                              790            835            835             788             603

Average Balance Sheet Totals:            (Estimates)
     Total Assets                            77,122         70,008         67,768          66,891          66,092
     Investment Securities and
        Money Market Investments             13,695         12,995         17,649          18,797          17,400
     Loans and Leases (Net of
        Unearned Income)                     56,462         50,458         43,709          41,924          42,751
     Deposits                                69,155         62,426         60,764          60,219          59,912
     Borrowings                                   0              0              0               0               0
     Shareholders' Equity (excluding
        unrealized gain/loss)                 7,426          7,136          6,722           6,127           5,675

Period End:
     Total Assets                            81,789         72,455         67,561          67,976          65,806

                           SELECTED PRO FORMA COMBINED
                                 (In Thousands)
                                December 31, 1998



                                                Sterling
                                                Financial        Northeast                        Pro Forma
                                               Corporation     Bancorp, Inc.      Adjustments      Combined
                                               -----------     -------------      -----------      --------
Average Balance Sheet Totals:
     Total Assets                              $874,640          $77,122                0         $951,762
     Investment Securities and Money
        Market Investments                      243,432           13,695                0          257,127
     Loans and Leases (Net of Unearned
        Income)                                 530,032           56,462                0          586,494
     Total Deposits                             744,612           69,155                0          813,767
     Borrowings                                  31,549                0                0           31,549
     Shareholders' Equity (excluding
        unrealized gains                         74,240            7,426                0           81,666

Period End:
     Total Assets                               919,264           81,789                0        1,001,053



                                                    As of and for the Years Ended December 31,
                                               ------------------------------------------------------

                                            1998          1997          1996          1995          1994
                                          ------        ------        ------        ------        ------
Summary of Operations:
      Total Interest Income              $65,988       $61,982       $57,704       $53,965       $46,937
      Net Interest Income                 35,774        34,644        32,924        30,826        30,410
      Provisions for Loan Losses             956         1,129           541           276         1,154
      Net Interest After Provision
         for Loan Losses                  34,818        33,515        32,383        30,550        29,256
      Other Operating Income              14,704        12,362         9,855         7,804         6,588
      Other Operating Expenses            32,975        30,726        28,071        25,224        23,911
      Income Before Income Taxes          16,547        15,151        14,167        13,130        11,933
      Income Taxes                         4,156         3,915         3,521         3,348         3,053
      Income From Continuing
         Operations                       12,391        11,236        10,646         9,782         8,880

                         SELECTED HISTORICAL, PRO FORMA
                     COMBINED AND EQUIVALENT PER SHARE DATA

     The combined pro forma per share equivalent information shown below is based on average shares outstanding during the period except for the book value per share which is based on period end shares outstanding. The number of shares in each case has been adjusted for stock dividends and stock splits through the periods. Each share of Northeast Bancorp common stock will become the right to receive 2 shares of Sterling Financial Corporation common stock.




                                                                   As of and for the Years Ended December 31,
                                                       ---------------------------------------------------------------------
                                                       1998            1997            1996             1995            1994
                                                       ----            ----            ----             ----            ----
Sterling Financial Corporation
     (Sterling)
Historical Per Common Share
      Average Shares Outstanding:
            Basic                               $ 6,456,896     $ 6,511,742      $6,545,925       $6,513,333      $6,433,385
            Diluted                               6,478,290       6,514,984       6,546,002        6,513,333       6,433,385
      Book Value (excluding SFAS
         115)                                        $11.90          $11.01          $10.34           $10.01           $9.23
      Cash Dividends Declared                         $0.83           $0.78           $0.70            $0.85           $0.55
      Income from Operations                     11,601,310      10,401,164       9,810,921        8,994,020       8,276,863
            Basic                                     $1.80           $1.60           $1.50            $1.38           $1.29
            Diluted                                   $1.79           $1.60           $1.50            $1.38           $1.29



Sterling, Northeast Combined
   Pro Forma
Per Common Share
      Average Shares Outstanding:
            Basic                               $ 7,136,136     $ 7,215,182     $ 7,246,475       $7,213,803      $7,133,855
            Diluted                               7,157,530       7,218,424       7,246,552        7,213,803       7,133,855
      Book Value (excluding
         SFAS 115)                                   $11.83          $10.93          $10.32            $9.51           $8.77
      Cash Dividends Declared                         $0.83           $0.78           $0.70            $0.85           $0.55
      Income from Operations                     12,390,903      11,236,566      10,645,616        9,781,948       8,879,715
            Basic                                     $1.74           $1.56           $1.47            $1.36           $1.24
            Diluted                                   $1.73           $1.56           $1.47            $1.36           $1.24

                         SELECTED HISTORICAL, PRO FORMA
                     COMBINED AND EQUIVALENT PER SHARE DATA

     The combined pro forma per share equivalent information shown below is based on average shares outstanding during the period except for the book value per share which is based on period end shares outstanding. The number of shares in each case has been adjusted for stock dividends and stock splits through the periods. Each share of Northeast Bancorp common stock will become the right to receive 2 shares of Sterling Financial Corporation common stock.



                                                        As of and for the Years Ended December 31,
                                                -------------------------------------------------------------------
                                                   1998           1997          1996           1995          1994
                                                   ----           ----          ----           ----          ----
Northeast Bancorp, Inc.
Historical Per Common Share
     Average Shares Outstanding:
          Basic                                $339,620       $351,720      $350,275       $350,235      $350,235
          Diluted                               339,620        351,720       350,275        350,235       350,235
     Book Value (excluding
        SFAS #115)                               $22.52         $21.23        $19.96         $18.26        $16.73
     Cash Dividends                               $1.00          $0.67         $0.51          $0.72         $0.67
     Income from Operations                     789,593        835,402       834,695        787,928       602,852
          Basic                                   $2.32          $2.38         $2.38          $2.25         $1.72
          Diluted                                 $2.32          $2.38         $2.38          $2.25         $1.72


Sterling, Northeast Combined
    Pro Forma
Per Common Share
     Average Shares Outstanding:
     Book Value (excluding SFAS                  $23.67         $21.87        $20.64         $19.03        $17.53
        115)
     Cash Dividends                               $1.66          $1.56         $1.40          $1.70         $1.10
          Basic                                   $3.47          $3.11         $2.94          $2.71         $2.49
          Diluted                                 $3.46          $3.11         $2.94          $2.71         $2.49

                                   THE MEETING

General

     The Board of Directors of Northeast Bancorp provides this proxy statement/prospectus to Northeast Bancorp's stockholders for a meeting that will be held at 14 South Main Street, North East, Maryland 21901 on Tuesday, June 15, 1999, at 10:00 a.m.

     At the meeting, Northeast Bancorp stockholders will consider and vote on:

     o the approval and adoption of the agreement that provides for the merger; and

     o other matters that properly come before the meeting or any adjournments of the meeting.

     If the merger and the agreement that provides for the merger are approved, Northeast Bancorp will merge into Sterling Financial Interim Acquisition Corporation. When the merger is completed Northeast Bancorp will cease to exist and Northeast Bancorp's stockholders will be entitled to receive 2 shares of Sterling Financial Corporation common stock in exchange for each share of Northeast Bancorp common stock that they hold at the time of the merger. Sterling Financial Interim Acquisition Corporation will amend its certificate of incorporation and bylaws to change its name to "Northeast Bancorp," and will continue to conduct business as a subsidiary of Sterling Financial Corporation. A vote for approval of the agreement is a vote for approval of the merger of Northeast Bancorp into Sterling Financial Interim Acquisition Corporation and for the exchange of Northeast Bancorp common stock for Sterling Financial Corporation common stock.

     To complete the merger, at least a majority of the outstanding shares of Northeast Bancorp must be voted to approve the merger.

Voting, Revocation and Solicitation of Proxies

     The meeting of stockholders of Northeast Bancorp cannot proceed unless a quorum of the shares of Northeast Bancorp common stock is present. A quorum will be present at the meeting if the holders of at least a majority of the total number of shares of Northeast Bancorp common stock outstanding on April 26, 1999, to be present at the meeting either in person or by proxy. As of April 26, 1999, there were 338,812 shares of Northeast Bancorp common stock outstanding and entitled to be voted.

     If you authorized your shares to be voted by proxy, they will be voted at the meeting and at all adjournments or postponements of the meeting, unless you revoke your proxy. You can revoke your proxy at any time before the vote on the merger. By itself, your attendance at the meeting will not revoke your proxy. You may revoke your proxy by:

     o delivering a notice of revocation or a later-dated proxy to S. Amy Argudo, Secretary, Northeast Bancorp, 14 S. Main Street, North East, Maryland 21901- 3998; or

     o attending the meeting and notifying the person in charge of the meeting, prior to the meeting, that you wish to vote your shares in person before the vote is taken on the merger.

     The proxy holders will vote signed and returned proxies as instructed by the stockholders. If no instructions are indicated, the proxy holders will vote the proxies in favor of the merger and in favor of adjournment, if necessary. A proxy also gives the persons named as proxy holders the right to vote on other matters incidental to the conduct of the meeting. Although the Board of Directors of the Northeast Bancorp knows of no other business to be presented at the meeting, if any other matters are properly brought before the meeting, any proxy given by you will be voted in accordance with the recommendations of the management of Northeast Bancorp. Proxies marked as abstentions will not be counted as votes cast. Shares held by brokerage companies or in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no-votes:

     o will be treated as shares present for purposes of determining whether a quorum is present; and

     o   will have the same effect as a vote against the merger.

     As part of its solicitation of proxies, Northeast Bancorp will:

     o   bear the cost of soliciting proxies;

     o reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses; and

     o if it so decides, solicit proxies personally or by telegraph or telephone.

     The Board of Directors of Northeast Bancorp intends to ask for an adjournment of the meeting to another place and time if any of the following situations should arise:

     o   if a quorum is not present at the beginning of the meeting;

     o if not enough shares of Northeast Bancorp common stock are voted to approve the merger; or

     o if for any other reason the Board of Directors of Northeast Bancorp believes that additional time should be allowed to obtain proxies.

The meeting may be adjourned if the holders of a majority of the shares represented at the meeting vote to adjourn. If the Board of Directors of Northeast Bancorp proposes to adjourn the meeting, the persons named in the enclosed proxy will vote all shares for which they have voting authority in favor of the adjournment. A proxy that withholds authority or that is voted against the merger will not be voted in favor of any adjournment or postponement of the meeting. If the meeting is adjourned, stockholders will receive no notice unless a new record date is set or unless the meeting is adjourned for more than thirty (30) days.

Voting Securities and Securities Ownership

     Only those stockholders of Northeast Bancorp common stock whose ownership appears on the stockholder record of Northeast Bancorp as of the close of business on April 26, 1999, are entitled to vote at the meeting. Each share of Northeast Bancorp common stock is entitled to one vote. On April 26, 1999, there were 338,812 shares of Northeast Bancorp common stock outstanding. Common stock is the only issued and outstanding class of stock of Northeast Bancorp.

Principal Owners of Northeast Bancorp Common Stock

     The following table sets forth, as of April 26, 1999, the name of each person who owns of record or who is known by the Board of Directors of the Northeast Bancorp to own more than five percent (5%) of Northeast Bancorp's outstanding common stock, the number of shares beneficially owned by such person and the percentage of the Northeast Bancorp's outstanding common stock so owned.

     Northeast Bancorp determined beneficial ownership by applying Securities and Exchange Commission Rule 13d-3, which states that a person should be credited with the ownership of any stock that he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

     o voting power, which includes the power to vote or to direct the voting of the stock, or

     o investment power, which includes the power to dispose or direct the disposition of the stock, or has the right to acquire beneficial ownership within 60 days after April 26, 1999, the record date of the meeting.


                                                   Amount and
                                                    Nature of
                                                   Beneficial             Percent of Shares
                                                    Ownership                Outstanding
                                                   ----------             -----------------

Name of Owner
-------------
Northeast Bancorp, Inc.                            34,507 (1)                   10.2%
McDaniel/Argudo/Hughes Family Group               197,570 (2)                   58.3%

(1) Shares held by the Northeast Bancorp, Inc. Employee Stock Ownership Plan, of which S. Amy Argudo and Nancy Hughes are trustees, does not include any holdings of the McDaniel/Argudo/Hughes family group. Each of the participants in the Employee Stock Ownership Plan directs the trustees to vote his or her stock for or against the merger as he or she sees fit. The trustees may vote only those shares in the Employee Stock Ownership Plan for the merger for which the trustees have received no voting instructions.

(2)  Holdings of the McDaniel/Argudo/Hughes family group include:

     o 183,907 shares held by the Shady Beach Trust, of which S. Amy Argudo and Nancy Hughes, daughters of Richard D. McDaniel are the trustees;

     o   2,621 shares held by Richard D. McDaniel, Sr. and S. Amy Argudo;

     o 1,045 shares held by John E. Hughes, the President and Chief Executive Officer of the First National Bank of North East, husband of Nancy Hughes;

     o   205 shares held by Nancy Hughes and her daughter Lisa;

     o   198 shares held by Nancy Hughes and her daughter Laura;

     o 205 shares held by J. David McDaniel, as custodian for daughter Casey, the son and grand-daughter of Richard D. McDaniel, Sr.;

     o   3,213 shares held by Richard D. McDaniel, Sr. and J. David McDaniel;

     o   3,600 shares held by Richard D. McDaniel, Sr. and Nancy Hughes;

     o   2,576 shares held by Richard D. McDaniel, Sr. and Richard D. McDaniel,
         Jr.

     Individual members of the McDaniel/Argudo/Hughes group may disclaim beneficial ownership of holdings of other members of the group who are not the individual's spouse or minor children.

Ownership of Northeast Bancorp Common Stock by Executive Officers and Directors of Northeast Bancorp

     The table below shows the amount and percentage of Northeast Bancorp common stock beneficially owned by each director and executive officer, and all executive officers and directors of Northeast Bancorp as a group as of April 26, 1999.

     We determined beneficial ownership of shares of Northeast Bancorp's common stock by applying Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock that he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

     o voting power, which includes the power to vote or to direct the voting of the stock, or

     o investment power, which includes the power to dispose or direct the dispostion of the stock, or has the right to acquire beneficial ownership within 60 days after April 26, 1999.

     Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors and executive officers is rounded to the nearest whole share. The percentage of all Northeast Bancorp common stock owned by each director and executive officer is less than 1% unless otherwise indicated.

                                                                                            Percent of
                                                            Amount and Nature of              Shares
Name of Individual or Identity of Group                     Beneficial Ownership            Outstanding
---------------------------------------                     --------------------            -----------
S. Amy Argudo(1)                                                  186,528                      55.02%
Michael A. Carenzo                                                  1,500                         --
Donald B. Greenberg                                                 1,000                         --
Howard D. Herstine(2)                                               2,363                         --
John Hughes(3)                                                    187,910                      55.46%
Robert Hutton                                                       1,000                         --
H. C. Stanley                                                       1,028                         --
Lawrence D. Wiggins(4)                                              7,805                       2.30%
H. Norman Wilson, Jr.                                               1,645                         --
Daniel A. Winters                                                   3,390                       1.00%
All directors and executive
officers as a group (9 persons)                                   210,262                      62.06%

-------------

(1) Includes 2,621 shares owned jointly with her father and 183,907 shares owned by the Shady Beach Trust, of which Ms. Argudo is a trustee. Does not include any other shares held by the McDaniel/Argudo/Hughes family group, of which Ms. Argudo disclaims beneficial ownership.

(2)  Includes 1,079 shares held by Mr. Herstine and relatives.

(3) Includes 183,907 shares held by the Shady Beach Trust, of which Mr. Hughes' wife is a trustee; 205 shares held by Mr. Hughes' wife and a daughter; 198 shares held by Mr. Hughes' wife and a daughter; and 3,600 shares held by Mr. Hughes' wife and father-in-law. Does not include any other shares held by the McDaniel/Argudo/Hughes family group, of which Mr. Hughes disclaims beneficial ownership.

(4) Includes 6,521 shares held jointly with wife and 1,284 shares held by Mr. Wiggins' retirement account.


Interests of Northeast Bancorp Management and Board of Directors in the Merger

     Except as described in this proxy statement/prospectus, the directors and executive officers of Northeast Bancorp have no special interest in the proposed merger, other than in their capacity as stockholders of Northeast Bancorp As stockholders, the directors and executive officers are entitled to receive Sterling Financial Corporation common stock in exchange for their Northeast Bancorp common stock on the same terms and conditions as all other stockholders of Northeast Bancorp See "APPROVAL OF THE MERGER -- Terms of the Merger and Interests of Certain Persons in the Merger and Management and Operations Following the Merger."

     The directors and officers of Sterling Financial Corporation and its subsidiaries have no special interest in the merger, other than in their capacity as stockholders of Sterling Financial Corporation. The directors and officers Sterling Financial Corporation and its subsidiaries will not receive any special share and cash price or compensation because of the merger.


                             APPROVAL OF THE MERGER

     In this section of the proxy statement/prospectus we describe the material terms and provisions of the proposed merger. A copy of the agreement that provides for the merger is attached to this proxy statement/prospectus as Annex
A. This is only a discussion of certain terms of the merger and is qualified in its entirety by reference to the full text of the agreement. We urge you to read the agreement.

     The agreement provides that:

     o Northeast Bancorp will be merged into Sterling Financial Interim Acquisition Corporation and will become a wholly owned subsidiary of Sterling Financial Corporation;

     o Sterling Financial Interim Acquisition Corporation will amend its certificate of incorporation to change its name to Northeast Bancorp;

     o The First National Bank of North East will become a wholly owned second tier subsidiary of Sterling Financial Corporation after the merger; and

     o The First National Bank of North East will continue to be regulated by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

     o You, as a stockholder of Northeast Bancorp, will become entitled to receive 2 shares of Sterling Financial Corporation common stock for each share of Northeast Bancorp common stock that you own when the merger is complete.

     The Board of Directors of Northeast Bancorp has unanimously declared advisable approved and adopted the merger and the agreement and the Board of Directors believes that the merger is in the best interests of the stockholders of Northeast Bancorp The Board of Directors of Northeast Bancorp unanimously recommends that stockholders vote "FOR" the merger by voting "FOR" the following resolutions that will be presented at the meeting:

         RESOLVED, that the Agreement and Plan of Reorganization dated as of February 10, 1999, by and among Sterling Financial Corporation, Sterling Financial Interim Acquisition Corporation, Northeast Bancorp and The First National Bank of North East (the "Agreement"), entered into among the respective entities, approved and adopted by the Board of Directors of the respective entities, providing, among other things, for the merger of Northeast Bancorp with and into Sterling Financial Interim Acquisition Corporation, and providing that each outstanding share of the common stock of Northeast Bancorp shall be converted into the right to receive 2 shares of Sterling Financial Corporation common stock, par value $5.00 per share, in accordance with the terms of the Agreement, is hereby approved and adopted by the stockholders of Northeast Bancorp

Background of the Merger, Reasons and Recommendation of the Board of Directors

     Background

     For several years as part of its long-range planning practices, Northeast Bancorp's Board of Directors periodically reviewed and evaluated various strategic options and available alternatives to maximize the economic benefits for Northeast Bancorp and its stockholders. The Board has taken into account:

     o   current industry-wide economic, financial and regulatory conditions;

     o   current local conditions in the financial services industry; and

     o the immediate impact and likely future ramifications of any plan they might choose to pursue.

     The Board has considered the following options:

     o   maintaining Northeast Bancorp's independence;

     o combining Northeast Bancorp with a smaller or similarly sized of bank or bank holding company; or

     o merging Northeast Bancorp with a larger community or regional financial institution.

     After careful analysis, the Board concluded that in 1998 Northeast Bancorp could compete more effectively in its market area as part of a larger financial institution because:

     o it would be better able to provide larger financial accommodations to its customers;

     o it would be able to offer additional financial services and products to its customers;

     o it could offer various additional benefits to its customers, community and employees.

     In analyzing its options, the Board kept clearly in mind the need to increase stockholder value. The Board believes that by combining with a larger bank holding company, Northeast Bancorp's stockholder value will increase because:

     o Northeast Bancorp's improved competitiveness will lead directly to better overall financial results; and

     o exchanging Northeast Bancorp common stock for stock regularly traded on the Nasdaq National Market System will improve liquidity for stockholders and allow improved financial results to be more readily reflected in the stock price.

     In addition to considering stockholder value and other purely financial aspects, the Board also considered its obligations to the community of North East and its surrounding area. Because Northeast Bancorp is a registered bank holding company and the stockholder of a federally chartered financial institution, it must take into consideration the convenience and needs of the communities served by The First National Bank of North East for retail banking services. A discussion of the regulations governing the business of bank holding companies and federally chartered financial institutions is included in Sterling Financial Corporation's Annual Report on Form 10-K under Item 1 -- Business, Supervision and Regulation, which is incorporated into this proxy statement/prospectus by reference.

     The Board decided that a suitable merger transaction would serve the convenience and needs of North East and surrounding community in the following ways:

     o The First National Bank of North East's banking offices would continue to be open;

     o the North East community and surrounding geographic area would be able to continue to obtain at least similar or improved banking and financial services; and

     o if possible, that the "The First National Bank of North East" name and tradition of community bank service which The First National Bank of North East began in the beginning of the century would continue into the next century.

It was with these considerations in mind that the Northeast Bancorp Board of Directors examined all possible alternatives, including the Sterling Financial Corporation merger proposal.

     The Board retained Garland McPherson & Associates, Inc., as its investment banker, to aid the Northeast Bancorp Board of Directors in its examination and evaluation of possible merger transactions.

The Board's Consideration of the Merger with Sterling Financial Corporation

     On September 3, 1998, Gregory LeFever, a vice president of trust services with the Bank of Lancaster County, called on The First National Bank of Northeast to discuss business opportunities. During a meeting with Mr. Michael Carenzo, Mr. LeFever acquainted Mr. Carenzo with Sterling Financial Corporation's positive financial position. Mr. LeFever and Mr. Carenzo did not at that time discuss the possibility of a combination between Sterling Financial Corporation and Northeast Bancorp.

     Mr. Carenzo reported his conversation with Mr. LeFever to the Board of Directors of Northeast Bancorp and The First National Bank of North East. Mr. Carenzo and Mr. John Hughes, President of The First National Bank of North East, reviewed the information concerning Sterling Financial Corporation presented by Mr. LeFever, and determined that Sterling Financial Corporation possessed several attributes that made it an attractive merger candidate to Northeast Bancorp. Mr. Carenzo then contacted Mr. John Stefan, the President and Chief Executive Officer of Sterling Financial Corporation. Mr. Stefan and Mr. Carenzo met to discuss the possible combination of Sterling Financial Corporation and Northeast Bancorp.

     After numerous discussions of the terms of the proposal, on December 15, 1998, Sterling Financial Corporation sent a proposed merger to agreement to the Board of Directors of Northeast Bancorp. Between January 3, 1999 and February 10, 1999, Sterling Financial Corporation and Northeast Bancorp held numerous meetings to discuss the terms and provisions of the agreement. On February 10, 1999, the representatives of Sterling Financial Corporation and Northeast Bancorp signed the merger agreement set out in Annex A to this proxy statement/prospectus.

     In evaluating the proposed merger, the Northeast Bancorp Board of Directors, from the Northeast Bancorp's stockholders' viewpoint, considered a variety of financial factors, including:

     o the share and cash price being offered to Northeast Bancorp's stockholders in relation to the market value, book value, earnings per share, projected earnings per share of Northeast Bancorp and projected increased dividends;

     o whether the share and cash price to be received by Northeast Bancorp's stockholders reflects a premium over the values at which Northeast Bancorp's common stock has traded in the market;

     o the quality of a financial investment in and the liquidity of Sterling Financial Corporation common stock; and

     o the current operations, financial condition and future prospects of Sterling Financial Corporation and Northeast Bancorp.

     After examining the proposal from Sterling Financial Corporation to merge with Northeast Bancorp, the Northeast Bancorp Board of Directors determined that:

     o the terms of the proposed merger compared favorably to the financial terms of other recent business combinations in the local financial services industry;

     o the respective business management philosophies and operating culture of Northeast Bancorp and Sterling Financial Corporation were compatible;

     o Sterling Financial Corporation's subsidiary, branches and business operations are located in a geographic area of significant potential growth;

     o the liquidity of the stock held by Northeast Bancorp's stockholders would substantially increase if it were to be exchanged for stock in Sterling Financial Corporation, a larger banking organization whose common stock is quoted and traded on the Nasdaq National Market System;

     o Sterling Financial's Corporation's greater resources would enable The First National Bank of North East to offer expanded services to its customers and the communities it serves;

     o the merger generally would benefit the Northeast Bancorp customers, staff and community; and

     o the merger would maintain The First National Bank of North East's local identity.

     In addition to the factors related directly to the merger, the Board of Directors of Northeast Bancorp considered the effect of recent changes in federal and state banking laws and regulations. These recent changes have had a major impact upon the banking industry throughout the United States. These changes have increased significantly the complexity of federal banking regulations and costs that the banks incur in complying with those regulations. In response to these changes, many banks and bank holding companies have merged or consolidated in order to provide the capital and depth of management necessary to comply with these complex new laws and regulations. The North East Bancorp, Inc. Board of Directors believes that further industry-wide merger activity is likely to occur in the future, resulting in increased concentration levels in banking markets and other significant changes in the competitive environment. These changes are expected to intensify competition in local and regional banking markets.

     The factors discussed above and elsewhere in this proxy statement/prospectus are believed to be all of the material factors considered by the Northeast Bancorp Board of Directors in evaluating the transaction.

     For the reasons outlined above in this section and elsewhere in this proxy statement/prospectus, the Northeast Bancorp Board of Directors has unanimously concluded that the proposed transaction is in the best interests of Northeast Bancorp's stockholders, employees, customers and community. The Board has unanimously agreed to recommend that the stockholders of Northeast Bancorp approve the merger transaction with Sterling Financial Corporation. The Board of Directors has received an opinion from Garland McPherson & Associates to the effect that the terms of the agreement with Sterling Financial Corporation are fair to the stockholders of Northeast Bancorp from a financial point of view. Under Delaware law, considerations other than maximizing stockholder value may be irrelevant and/or illegal. See "APPROVAL OF THE MERGER -- Opinion of Financial Advisor."


Opinion of Financial Advisor

     General

     Under the terms of an engagement letter dated December 30, 1998, the Northeast Bancorp Board of Directors retained Garland McPherson & Associates to provide financial advisory and investment banking services to Northeast in connection with the possible merger of Northeast Bancorp with Sterling.

     Garland McPherson & Associates, as part of its investment banking and bank consulting business, is engaged in the valuation of financial institution securities for a variety of purposes, including mergers and acquisitions, and the determination of adequate value in merger and acquisition transactions. The Northeast Bancorp Board of Directors selected Garland McPherson & Associates on the basis of its experience in and knowledge of the banking industry and its ability to evaluate the fairness of the merger from a financial point of view. Garland McPherson & Associates acted exclusively for the Northeast Bancorp Board of Directors in providing its fairness opinion and has received fees from Northeast Bancorp for providing its fairness opinion and its services. There are no other material relationships between Garland McPherson & Associates, its affiliates and representatives and Northeast Bancorp or its affiliates.

     The full text of the Garland McPherson & Associates opinion is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. We urge you to read the Garland McPherson & Associates opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations undertaken by Garland McPherson & Associates during their review of the proposed merger. The following summary of the Garland McPherson & Associates opinion is qualified in its entirety by the full text of the Garland McPherson & Associates opinion. The per share transaction value and cash price was determined by negotiation between Northeast Bancorp and Sterling Financial Corporation and was not determined by Garland McPherson & Associates.

     In providing the Garland McPherson & Associates opinion, Garland McPherson & Associates:

     o reviewed the historical financial performances, current financial positions and general prospects of Northeast Bancorp and Sterling Financial Corporation;

     o   reviewed the agreement;

     o   reviewed the proxy statement/prospectus;

     o reviewed and analyzed the stock market performance of Northeast Bancorp and Sterling Financial Corporation;

     o studied and analyzed the operations, historical financial statements and future prospects of Northeast Bancorp;

     o reviewed the respective history of dividends paid by the two institutions;

     o considered the terms and conditions of the proposed merger as compared with the terms and conditions of comparable bank mergers and acquisitions;

     o discussed with various senior officers of Northeast Bancorp and Sterling Financial Corporation the foregoing as well as other matters it believed relevant to its opinion; and

     o conducted such other analyses, studies and investigations as they deemed appropriate.

     Garland McPherson & Associates relied without independent verification upon the accuracy and completeness of all the financial and other information reviewed by and discussed with it for purposes of its opinion. With respect to the Northeast Bancorp and Sterling Financial Corporation financial forecasts reviewed by Garland McPherson & Associates in providing its opinion, Garland McPherson & Associates assumed that such financial forecasts were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the respective managements as to the future financial performance of Northeast Bancorp and Sterling Financial Corporation. Garland McPherson & Associates did not make an independent evaluation or appraisal of the assets (including loans) or liabilities of Northeast Bancorp or Sterling Financial Corporation nor was it furnished with any such appraisal. Garland McPherson & Associates also did not independently verify, and has relied on and assumed, that all allowances for loan losses set forth in the balance sheets of Northeast Bancorp and Sterling Financial Corporation were adequate and complied fully with all applicable law, regulatory policy and sound banking practice as of the date of such financial statements.

     In connection with providing its opinion, Garland McPherson & Associates performed a variety of financial analyses. Although the evaluation of the fairness, from a financial point of view, of the merger and of the transaction value to be paid in the merger was to some extent a subjective one based on the experience and judgment of Garland McPherson & Associates and not merely the result of mathematical analysis of financial data, Garland McPherson & Associates principally relied on the financial evaluation methodology summarized below in its determinations. Garland McPherson & Associates believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by Garland McPherson & Associates without considering all such analyses and factors could create an incomplete view of the process underlying Garland McPherson & Associates's opinion. In its analysis, Garland McPherson & Associates made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, many of which are beyond Northeast Bancorp's and Sterling Financial Corporation's control. Any estimates contained in Garland McPherson & Associates's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

     The following is a summary of selective analyses prepared by Garland McPherson & Associates and analyzed by Garland McPherson & Associates in connection with its opinion.

     Comparable Company Analysis

     Garland McPherson & Associates compared selected financial and operating data for Northeast Bancorp with those of a peer group of banking organizations with assets between $50 and $100 million. This data included, but was not limited to: return on average assets, return on average equity, certain capital adequacy ratios and certain asset quality ratios. Garland McPherson & Associates excluded securities gains and items of a non-recurring nature in computing profitability ratios. The analysis showed that Northeast Bancorp's return on average assets was 0.9% compared to the peer group median of 1.0%; its return on equity was 9.7% compared to the peer group median of 10.5%; its leverage ratio was 9.3% compared to the peer group median of 9.5%; its non-performing loans measured 0.0% of total loans compared to the peer group median of 0.8%; and its loan loss reserve as a percentage of nonaccrual loans was 320% compared to the peer group median of 240%.

     Garland McPherson & Associates compared selected financial and operating data for Sterling Financial Corporation with a group of Pennsylvania, Maryland and Virginia banking organizations that consisted of F&M Bancorp, F&M National Corporation, FCNB Corp., First Virginia Banks, Inc., Fulton Financial Corporation, Harleysville National Corporation, JeffBanks, Inc., Keystone Financial, Inc., Mason-Dixon Bancshares, Inc., Mercantile Bankshares Corporation, National Penn Bancshares, Inc., Provident Bankshares Corporation, Sandy Spring

Bancorp, Inc., and Susquehanna Bancshares, Inc. This data included, but was not limited to: return on average assets, return on average equity, certain capital adequacy ratios and certain asset quality ratios. Garland McPherson & Associates excluded securities gains and items of a non-recurring nature in computing profitability ratios. The analysis showed that Sterling Financial Corporation's return on average assets was 1.2% compared to the peer group median of 1.2%; its return on equity was 14.1% compared to the peer group median of 12.7%; its ratio of tangible equity to assets was 9.0% compared to the peer group median of 8.9%; its non-performing assets measured 0.4% of total loans compared to the peer group median of 0.7%; and its loan loss reserve as a percentage of non-performing assets was 202% compared to the peer group median of 125%.

     Garland McPherson & Associates also compared stock market data for Sterling Financial Corporation with the same group of banking organizations. The analysis showed that the average ratio of trading price to tangible book value per share for the peer group was 230% as compared to 344% for Sterling Financial Corporation. In addition, the group's average stock price to earnings per share before non-recurring items was 17.9 compared to 25.2 for Sterling Financial Corporation.

     Analysis of Selected Merger and Acquisition Transactions

     Garland McPherson & Associates compared the multiples of tangible book value and latest twelve months' earnings of the merger with the multiples associated with bank mergers in Maryland, Pennsylvania and Virginia that were announced since August 1, 1998. Garland McPherson & Associates also compared the multiples of book value and latest twelve months' earnings of the merger with the multiples associated with selected recently announced acquisitions of banking institutions with total assets between $50 million and $100 million. However, no company or transaction used in any of these analyses is identical to Northeast Bancorp or Sterling Financial Corporation. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgements concerning the differences in financial and operating characteristics of the companies and other factors that would affect the public trading values of the companies or company to which they are being compared.

     Discounted Dividend Analysis

     Using discounted dividend analysis, Garland McPherson & Associates estimated the present value of the future dividend streams that Northeast could produce over a five-year period under various earnings growth assumptions. Garland McPherson & Associates also estimated the terminal value for Northeast by applying an earnings multiple of eighteen. The dividend streams and terminal value were discounted to determine the present value using discount rates ranging from 10.0% to 12.0%. Garland McPherson & Associates also used discounted dividend analysis to estimate the present value of the future dividend streams that Sterling could produce over a five-year period under various earnings growth assumptions. Garland McPherson & Associates estimated the terminal value for Sterling Common Stock by applying an earnings multiple of eighteen. The dividend streams and terminal value were discounted to determine the present value using discount rates ranging from 10.0% to 12.0%.

     Pro Forma Merger Analysis

     Garland McPherson & Associates analyzed, using projections and discussions with managements of Northeast Bancorp and Sterling Financial Corporation, certain pro forma effects resulting from the merger based on the proposed transaction value. The analysis examined the projected impact (including management's estimates of transaction related savings) on earnings per share and book value per share of Sterling Financial Corporation.

     In reaching its opinion as to fairness, none of the analyses performed by Garland McPherson & Associates was assigned a greater significance by Garland McPherson & Associates than any other. As a result of its consideration of the aggregate of all factors present and analyses performed, Garland McPherson & Associates reached the conclusion, and opines, that the transaction value, as set forth in the agreement, is fair, from a financial point of view, to holders of Northeast Bancorp's securities.

     In connection with delivering the Garland McPherson & Associates opinion, Garland McPherson & Associates updated certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered therewith.

     In delivering its opinion, Garland McPherson & Associates assumed that in the course of obtaining the necessary regulatory and governmental approvals for the merger, no restrictions will be imposed on Northeast Bancorp or Sterling Financial Corporation that would have a material adverse affect on the contemplated benefits of the merger. Garland McPherson & Associates also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of Sterling Financial Corporation after the date of the merger. Pursuant to the terms of its engagement letter with the Board of Directors of Northeast Bancorp, Northeast Bancorp has paid Garland McPherson & Associates $22,500 and has agreed to reimburse Garland McPherson & Associates for its reasonable out-of-pocket expenses. Whether or not the merger is consummated, Northeast Bancorp has agreed to indemnify Garland McPherson & Associates and other related persons against specific liabilities relating to or arising out of its engagement.

     The full text of the opinion of Garland McPherson & Associates, as of the date of this proxy statement/prospectus, which sets forth assumptions made and matters considered, is attached hereto as Annex B to this proxy statement/prospectus. We urge you to read the opinion in its entirety. Garland McPherson & Associates's opinion is directed only to the transaction value to be received by stockholders in the merger and does not constitute a recommendation to you as to how you should vote at the special meeting of stockholders.

Comparison of Stockholder Rights

     After the merger, the stockholders of Northeast Bancorp will be entitled to become shareholders of Sterling Financial Corporation. There are differences in the rights of shareholders of these two companies These differences arise out of differences in the articles and certificate of incorporation and bylaws of the two companies. The most significant of these differences are those relating to anti-takeover protection and public registration.

     The Articles of Incorporation and Bylaws of Sterling Financial Corporation include a number of provisions that are intended to protect the shareholders of Sterling Financial Corporation (including the present stockholders of Northeast Bancorp, who will be entitled to become shareholders of Sterling Financial Corporation following the merger), but which may be considered to be anti-takeover in nature and may serve to entrench the current management of Sterling Financial Corporation. See "DESCRIPTION OF STERLING FINANCIAL CORPORATION AND DESCRIPTION OF STERLING FINANCIAL CORPORATION COMMON STOCK -- Anti-takeover Provisions."

     Sterling Financial Corporation common stock is registered with the Commission under Section 12(g) of the Exchange Act and is subject to the periodic reporting, proxy solicitation and insider trading requirements of the Exchange Act, which do not apply to Northeast Bancorp. The requirements of the Exchange Act mean that Sterling Financial Corporation makes available to shareholders, potential investors and the general public a significant amount of information regarding Sterling Financial Corporation in the form of proxy statements, periodic reports and other Commission filings. In addition, directors, executive officers and beneficial shareholders of more than 10 percent of the issued and outstanding shares of Sterling Financial Corporation common stock are subject to the insider trading reporting requirements and short-swing profit recapture provisions of Section 16 of the Exchange Act.

     The material differences between Northeast Bancorp common stock and Sterling Financial Corporation common stock and the rights of their respective holders, as of April 26, 1999 are summarized in the following table:


                                              Northeast Bancorp, Inc.                    Sterling Financial Corporation
                                              -----------------------                    ------------------------------
Title                                     Common stock, $1.00 par value per            Common stock, $5.00 par value per
                                          share                                        share

Shares Authorized                         750,000                                      35,000,000

Shares Issued and Outstanding             338,812                                      __________

Preferred Stock                           Preferred Stock, $1 par value;               None authorized
                                          250,000 shares authorized; none
                                          outstanding

Preemptive Rights                         None                                         Limited Circumstances

Voting:  Election of Directors            Cumulative                                   Non-cumulative

Classification of Board of Directors      Board of Directors divided into 3            Board of Directors divided into 3
                                          classes with 3 year terms;                   classes with 3 year terms;
                                          approximately 1/3 of directors               approximately 1/3 of directors elected
                                          elected each year                            each year

Voting:  Other Matters                    One vote for each share owned of             One vote for each share owned of
                                          record                                       record


                                              Northeast Bancorp, Inc.                    Sterling Financial Corporation
                                              -----------------------                    ------------------------------
Mergers, Consolidations, Liquidations and  Approval by a vote of at least a            Approval by a vote of 75% of
Sales of Substantially All Assets          majority of outstanding shares of           outstanding shares of common stock.
                                           common stock is required                    If such transaction has received prior
                                                                                       approval of at least 66 2/3% of all
                                                                                       members of the Board of Directors,
                                                                                       then a majority of the outstanding
                                                                                       shares of common stock would be
                                                                                       required

Special Shareholder Meetings               Upon request of Chairman of the             Upon request by the Chairman of the
                                           Board of Directors, the President or        Board, President, the Executive Vice
                                           a majority of the Board of                  President, if any, or a majority of the
                                           Directors.  In addition, the holders        Board of Directors, or by its Executive
                                           of not less than 25% of the                 Committee.
                                           outstanding shares may call a
                                           special meeting

Authorization to Issue Additional Shares   Approval by the Board of Directors          Approval by the Board of Directors,
                                                                                       subject to the shareholder approval
                                                                                       requirements of the Non-quantitative
                                                                                       Maintenance Criteria for National
                                                                                       Market Systems issuers of The
                                                                                       Nasdaq Stock Market, Inc.

Repurchase of Additional Shares            Stock can be repurchased up to the          Stock can be repurchased up to the
                                           extent of available surplus, or             extent of unrestricted or unreserved
                                           calculated under Delaware General           undivided profits and as much of its
                                           Corporation Law.                            unrestricted surplus as has been made
                                                                                       available for such purpose by the prior
                                                                                       affirmative vote of shareholders; stock
                                                                                       cannot be repurchased when Sterling
                                                                                       Financial Corporation is insolvent or
                                                                                       would be made insolvent by the
                                                                                       purchase; and no more than 10 percent
                                                                                       of the outstanding shares can be
                                                                                       repurchased in any twelve (12) month
                                                                                       period without prior regulatory
                                                                                       approval; and provisions of the
                                                                                       Securities Act of 1933 restrict the
                                                                                       timing, nature and amount of repurchases.

Stock Incentive Plan                           None                                    Yes

Dissenters' Rights                             Yes                                     Yes

Dividend Reinvestment Plan                     None                                    Yes

Market                                         Traded in privately negotiated          Listed for quotation on National
                                               transactions.                           Market System of The Nasdaq Stock
                                                                                       Market, Inc.

Registered Under Securities Exchange Act       No                                      Yes
of  1934

Changes in the Rights of Stockholders

     After the merger, the stockholders of Northeast Bancorp, a Delaware corporation, will become shareholders of Sterling Financial Corporation, a Pennsylvania corporation. Differences between the corporation laws of Pennsylvania and Delaware and the Charter and By-Laws of Northeast Bancorp and Sterling Financial Corporation will result in several changes in the rights of stockholders. It is not practical to summarize all such changes here, but we summarize below the significant changes in the rights of stockholders of Northeast Bancorp resulting from the merger.

     In many respects Northeast Bancorp's Certificate of Incorporation, By-Laws and powers under Delaware law are identical, or very similar, to the parallel provisions in Sterling Financial Corporation's Articles of Incorporation, By-Laws and powers under Pennsylvania law. These include such things as loans to officers and employees. None of these is discussed below. In both states, a corporation's charter may be amended only with stockholder approval.



   Stockholder/Shareholder              General Corporation Law                           Pennsylvania Business
            Rights                      of the State of Delaware                             Corporation Law
   -----------------------              ------------------------                          ---------------------
Duties and Liabilities of       The board of directors manages the              The board of directors manages the
Directors                       business and affairs of the corporation.        business and affairs of the corporation.
                                The duty of care requires exercise of           Directors must exercise their business
                                informed business judgment.  Breach             judgment, in good faith, after
                                of this duty requires a finding of gross        appropriate consideration and act in the
                                negligence by  directors.                       best interests of the corporation and its
                                                                                shareholders.  Breach of this duty
                                                                                requires a finding of gross negligence by
                                                                                directors.

                                A corporation's Certificate of                  A corporation's Articles of
                                Incorporation may limit or eliminate a          Incorporation may limit or eliminate a
                                director's monetary liability for breach        director's monetary liability for breach
                                of the duty of care, but does not include       of the duty of care, but does not include
                                limitation or elimination of liability for:     limitation or elimination of liability for:
                                (1)  breach of the duty of loyalty to the       (1) self-dealing; (2) willful misconduct;
                                corporation; (2) acts or omissions not          or  (3) recklessness.  This limitation or
                                in good faith or intentional misconduct         elimination does not affect the duty of
                                or a knowing violation of law; (3)              care itself, or the remedies available to
                                declaration of an improper dividend or          the corporation or shareholders for a
                                an improper redemption of stock; and            breach of the duty.
                                (4) any transaction from which the
                                directors derived an improper personal
                                benefit.  This limitation or elimination
                                does not affect the duty of care itself,
                                or the remedies available to the
                                corporation or stockholders for a
                                breach of the duty.


   Stockholder/Shareholder              General Corporation Law                           Pennsylvania Business
            Rights                      of the State of Delaware                             Corporation Law
   -----------------------              ------------------------                          ---------------------
Indemnification of              A corporation may indemnify its                 A corporation may indemnify its
Directors and Officers          directors and officers against expenses,        directors and officers against expenses,
                                judgments, fines and settlements                judgments, fines and settlements
                                imposed on them personally because of           imposed on them personally because of
                                wrongdoing by the corporation.  The             wrongdoing by the corporation.  The law
                                law also permits the corporation to             also permits the corporation to adopt by-
                                adopt by-law provisions allowing                law provisions allowing money to be
                                money to be advanced to directors and           advanced to directors and officers for
                                officers for these expenses without             these expenses without further action by
                                further action by the board of directors.       the board of directors.

                                In order to receive this indemnification,       No indemnification may be given to a
                                the director must have acted in good            director for fines and penalties imposed
                                faith and in a manner he or she                 if the directors actions were reckless or
                                reasonably believed to be in the best           if the director committed willful
                                interest of the corporation.                    misconduct.

Dividends                       Dividends may be paid, without                  Dividends are ordinarily limited to the
                                stockholder consent, out of any surplus.        amount of earned surplus.  No dividend
                                Dividends may also be paid out of net           can be paid which could reduce the
                                profits of the current or the prior year,       remaining net assets of the corporation
                                or both, unless net assets are less that        below the aggregate liquidation
                                the capital of all outstanding preferred        preferences of any  outstanding shares of
                                stock of the corporation, if the                preferred stock.  Prior shareholder
                                corporation has outstanding preferred           approval is needed to use capital surplus
                                stock.                                          for dividends, except for dividend
                                                                                payments on cumulative preferred stock.

Appraisal/Dissenters            Stockholders have appraisal rights only         Shareholders have the right to dissent
Rights                          in the case of a merger, but not in the         and demand payment in cash of the fair
                                case of a sale or transfer of assets or a       value of their shares in the case of a
                                purchase of assets for stock.  Even in a        merger or sale or transfer of all or almost
                                merger, stockholders do not have                all of the corporation's assets.
                                appraisal rights if the shares of the           Shareholders do not have dissenters
                                corporation are listed on a national            rights if the shares of the corporation are
                                securities exchange or if the                   listed on a national securities exchange
                                corporation has more than 2,000                 or if the corporation has more than 2,000
                                stockholders of record.                         shareholders of record.  The by-laws of
                                                                                the corporation or the board of directors
                                                                                can grant dissenters rights to
                                                                                shareholders in a situation in which
                                                                                shareholders would not be otherwise
                                                                                entitled to dissenters rights.

Special Meetings of             Only the board of directors may call a          The president, the board of directors or
Stockholders/Shareholders       special meeting stockholders unless the         one-fifth of the shareholders of a
                                by-laws of the corporation authorized           corporation may call a special meeting
                                others to call a special meeting.               of shareholders.


   Stockholder/Shareholder              General Corporation Law                           Pennsylvania Business
            Rights                      of the State of Delaware                             Corporation Law
   -----------------------              ------------------------                          ---------------------
Charter Amendments              Only the board of directors may                 Either the board of directors or one-tenth
                                propose amendments to the Certificate           of the shareholders may propose
                                of Incorporation.                               amendments to the Articles of
                                                                                Incorporation.

Mergers without                 If a corporation plans to acquire               If a corporation plans to acquire another
Stockholder Approval            another corporation, no vote of the             corporation, no vote of the stockholders
                                stockholders is required unless the             is required unless the number of shares
                                number of shares to be issued to the            to be issued to the new stockholders (the
                                new stockholders (the stockholders of           stockholders of the corporation being
                                the corporation being acquired) is more         acquired) is more than 15% of the
                                than 20% of the number of shares of             number of shares of the acquiring
                                the acquiring corporation that are              corporation that are outstanding before
                                outstanding before the merger.                  the merger.

Stock Repurchases               A corporation may not purchase or               Non-redeemable shares may be
                                redeem shares when its capital is               repurchased or redeemed only out of
                                impaired or if the repurchase would             earned surplus and only if the
                                cause impairment of its capital, except         shareholder consent. Redeemable shares
                                preferred shares may be repurchased or          may be repurchased to the extent of the
                                redeemed if the shares would then be            total of the stated capital of the shares
                                retired and reduce the capital of the           plus capital surplus plus earned surplus.
                                corporation.

Appraisal Rights

     Under Section 262 of the Delaware General Corporation Law, any record holder of Northeast Bancorp common stock who does not wish to accept the shares of Sterling Financial Corporation common stock for his, her or its shares of Northeast Bancorp common stock, as provided in the merger agreement, has the right to seek an appraisal of, and to be paid the fair value for, his, her or its shares of Northeast Bancorp common stock if the stockholder complies with the provisions of Section 262. Sterling Financial Corporation's obligation to effect the merger is conditioned on the holders of not more than 27,104 shares of Northeast Bancorp common stock not exercising appraisal rights.

     Record holders of shares of Northeast Bancorp common stock who do not vote in favor of the merger agreement and who otherwise comply with Section 262's procedures will be entitled to appraisal rights under Section 262. These procedures are summarized below. A person having a beneficial interest in shares of Northeast Bancorp common stock held of record by or in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

     The following discussion is not a complete statement of the law of appraisal rights and is qualified in its entirety by the full text of Section 262, which is reprinted in its entirety by the full text of Section 262, which is reprinted in its entirety as Annex C. All references in Section 262 and in this summary to a "stockholder" or "holder" are to the record holder of the shares of Northeast Bancorp common stock as to which appraisal rights are asserted.

     Under Section 262, a holder of shares of Northeast Bancorp common stock (such shares of Northeast Bancorp common stock, the "Appraisal Shares"), that follows the procedures set forth in Section 262 will be entitled to have its Appraisal Shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of such Appraisal Shares together with a fair rate of interest, if any, as determined by the Court.

     Under Section 262, if a merger agreement is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a holder on the record date for the meeting of shares for which appraisal rights are available, of the availability of appraisal rights, and must include in this notice a copy of
Section 262. This joint proxy statement/prospectus is the notice to the holders of Appraisal Shares required by Section 262 and the text of Section 262 is attached as Annex C to this joint proxy statement/prospectus. Any stockholder who wishes to exercise appraisal rights or who wishes to preserve his, her or its rights to do so should review the following description and Annex C carefully. The failure to timely, properly and strictly comply with the required procedures will result in the loss of appraisal rights.

     A holder of Appraisal Shares wishing to exercise appraisal rights must not vote in favor of the adoption of the merger agreement and must deliver to Northeast Bancorp prior to the vote on the merger agreement at the Northeast Bancorp special meeting, a written demand for appraisal of such holder's Appraisal Shares. This written demand for appraisal is in addition to and separate from any proxy or vote abstaining from or against the merger. This demand must reasonable inform Northeast Bancorp of the identity of the stockholder and of the stockholder's intent thereby to demand appraisal of his, her or its shares of Northeast Bancorp common stock or Northeast Bancorp special voting stock. A holder of Appraisal Shares wishing to exercise appraisal rights must be the record holder of the Appraisal Shares on the date the written demand for appraisal is made and must continue to hold the Appraisal Shares until the consummation of the merger. Accordingly, a record holder of Appraisal Shares on the date the written demand for appraisal is made who thereafter transfers any Appraisal Shares prior to consummation of the merger, will lose appraisal rights for those Appraisal Shares.

     Only a record holder of Appraisal Shares is entitled to an appraisal of the Appraisal Shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the record holder as the holder's name appears on the holder's stock certificates. If the Appraisal Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the Appraisal Shares are owned of record by more than one owner, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder. However, in the demand the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Appraisal Share as nominee for several beneficial owners may exercise appraisal rights the Appraisal Shares held for one or more beneficial owners and not exercise rights for the Appraisal Shares held for other beneficial owners. In this case, the written demand should state the number of Appraisal Shares for which appraisal is sought. When no number of Appraisal Shares is stated, the demand will be presumed to cover all Appraisal Shares in brokerage accounts or other nominee forms. Those who wish to exercise appraisal rights under Section 262 are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by a nominee.

     All written demands for appraisal should be delivered to Northeast Bancorp, Inc., 14 South Main Street, North East MD 2190, Attention: S. Amy Argudo, Secretary.

     Within 10 days after the effective time of the merger, Sterling Financial Acquisition Corporation, as the surviving corporation in the merger, will notify each stockholder who has properly demanded appraisal rights under Section 262 and has not voted in favor of the merger agreement of the effective time of the merger.

     Within 120 days after the effective time of the merger, but not thereafter, Sterling Financial Acquisition Corporation, as the surviving corporation in the merger, or any stockholder who has complied with the requirements of Section 262, and is otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Appraisal Shares. Sterling Financial Acquisition Corporation is under no obligation to and has no present intention to file an appraisal petition. Accordingly, it is the obligation of stockholders wishing to exercise appraisal rights to file the petition within the time prescribed in Section 262.

     Within 120 days after the effective time of the merger, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled to receive from Sterling Financial Acquisition Corporation a statement setting forth the aggregate number of Appraisal Shares not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such Appraisal Shares. A stockholder must make a written request for this information. Sterling Financial Acquisition Corporation must mail this statement within 10 days after the written request has been received by it.

     If a petition for an appraisal is filed timely, after a hearing on the petition, the Delaware Court of Chancery will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of their Appraisal Shares. Under Section 262, fair value does not include any element of value arising from the accomplishment or expectation of the merger. The Court will also determine a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their Appraisal Shares as determined under section 262 could be more than, the same as or less than the value of the consideration they would receive under the merger agreement if they did not seek appraisal of their Appraisal Shares and that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

     The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order that all or a portion of the expenses incurred by any stockholder in an appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the Appraisal Shares entitled to appraisal.

     Any holder of Appraisal Shares who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the Appraisal Shares subject to such demand for any purpose or to the payment of dividends or other distributions on those Appraisal Shares, except, for dividends or other distributions payable to holders of record of Appraisal Shares as of a record date prior to the effective time of the merger.

     If any stockholder who properly demands appraisal of his, her or its Appraisal Shares under Section 262 fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in Section 262, the Appraisal Shares of such stockholder will be converted into the right to receive the consideration receivable for those Appraisal Shares under the merger agreement, without interest. A stockholder will fail to perfect, or effectively lose or withdraw, his, her or its right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to Northeast Bancorp prior to the effective time of the merger or Sterling Financial Acquisition Corporation after the effective time of the merger a written withdrawal of his, her or its demand for appraisal. An attempt to withdraw an appraisal demand made more than 60 days after the effective time of the merger will require the written approval of Sterling Financial Acquisition Corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder without court approval.

     Failure to follow the steps required by Section 262 for perfecting any pursuing appraisal rights may result in the loss of such rights. If such rights are lost a stockholder will be entitled to receive the consideration receivable with respect to his, her or its appraisal shares in accordance with the merger agreement.

Terms of the Merger

     We discuss the material terms of merger contained in the agreement below. Our discussion is not complete. The discussion is qualified in its entirety by reference to the agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. We urge you to read the agreement.

     Effect of the Merger

     Northeast Bancorp will merge into Sterling Financial Interim Acquisition Corporation, a wholly owned subsidiary of Sterling Financial Corporation. After the merger, Sterling Financial Interim Acquisition Corporation will change its name to Northeast Bancorp The new Northeast Bancorp will be the surviving corporation and will be a wholly owned subsidiary of the Sterling Financial Corporation. The First National Bank of North East will be a direct wholly-owned subsidiary of the new Northeast Bancorp and an indirect wholly-owned subsidiary of Sterling Financial Corporation.

     Exchange of Shares

     On the day of the merger, each outstanding share of Northeast Bancorp common stock will become the right to receive 2 shares of Sterling Financial Corporation common stock, subject to adjustment for certain stock dividends, stock splits and similar transactions.

     Sterling Financial Corporation will not issue fractional shares of Sterling Financial Corporation common stock in the merger to holders of fractional shares of Northeast Bancorp common stock. Instead, each former stockholder of Northeast Bancorp who holds a fractional share will receive cash in an amount equal to the fair market value of any fractional share interest.

     Sterling Financial Corporation and Northeast Bancorp anticipate that the merger will occur during the second quarter of 1999, assuming no difficulties are encountered in obtaining the required regulatory approvals and Northeast Bancorp stockholders' approval, and all other conditions to closing are satisfied without unexpected delay. If for any reason, however, the merger does not occur by October 31, 1999, and the parties have not agreed otherwise prior to that date, the agreement will terminate automatically and no merger will take place. See "APPROVAL OF THE MERGER -- Business Pending the Merger and Conditions, Amendment and Termination" for a discussion of the various termination provisions.

     Following the merger, Sterling Financial Corporation will require former stockholders of Northeast Bancorp to surrender their Northeast Bancorp common stock certificates to Sterling Financial Corporation in order to obtain their shares of Sterling Financial Corporation common stock. Sterling Financial Corporation will send detailed instructions concerning the procedure for surrendering the Northeast Bancorp common stock certificates to each former stockholder of Northeast Bancorp on the date of or promptly after the merger. After each former stockholder of Northeast Bancorp has surrendered his or her stock certificates Sterling Financial Corporation will issue to him or her a stock certificate representing the number of whole shares of Sterling Financial Corporation common stock into which he or she has the right to receive because of the merger. Each stockholder will also receive a check in the amount of any cash to which he or she is entitled instead of a fractional share. Stockholders of Northeast Bancorp should not surrender their Northeast Bancorp common stock certificates for exchange until they receive written instructions to do so from Sterling Financial Corporation.

     Following the merger and until properly surrendered, Sterling Financial Corporation will deem each Northeast Bancorp common stock certificate to represent the right to receive number of whole shares of Sterling Financial Corporation common stock that the holder would be entitled to receive upon its surrender. However, Sterling Financial Corporation, at its option, may withhold dividends payable after the merger to any former stockholder of Northeast Bancorp who has received written instructions from Sterling Financial Corporation but has not surrendered his or her Northeast Bancorp common stock certificates. Sterling Financial Corporation will pass, without interest, any dividends withheld, to the former stockholder of Northeast Bancorp upon the proper surrender of his or her Northeast Bancorp common stock certificates.

     All Northeast Bancorp stock certificates must be surrendered to Sterling Financial Corporation within two years after the merger. If any former stockholder of Northeast Bancorp does not properly surrender his or her Northeast Bancorp certificates within that time:

     o his or her shares of Sterling Financial Corporation common stock that would otherwise have been issued may, at the option of Sterling Financial Corporation, be sold; and

     o the net proceeds of the sale, together with the cash (if any) to which the stockholder is entitled instead of the issuance of a fractional share and any previously accrued and unpaid dividends, will be held in a non-interest bearing account for his or her benefit. After the sale, the former stockholder of Northeast Bancorp will have the right solely to collect the net proceeds, cash and accumulated dividends. Subject to laws of escheat, Sterling Financial Corporation will pay the net proceeds, cash and accumulated dividends to the former stockholder of Northeast Bancorp, without interest, upon proper surrender of his or her Northeast Bancorp common stock certificates.

Business Pending the Merger

     Northeast Bancorp agreed to conduct its business in the usual, regular and ordinary manner, consistent with prudent business judgment, pending the merger. Northeast Bancorp has agreed to take action in the ordinary course of business or get the prior written consent of Sterling Financial Corporation. Northeast Bancorp and The First National Bank of North East agreed that, among other things, pending the merger, they will:

     o not amend their Certificate of Incorporation, Articles of Association or Bylaws;

     o not declare, set aside or pay any dividend or make any other distribution on Northeast Bancorp common stock, except as provided in
         Section 4.9 of the agreement;


     o   not authorize, purchase, issue, sell or grant:

        o   any shares of Northeast Bancorp common stock;

        o   any other equity or debt securities of Northeast Bancorp;

        o   any securities convertible into Northeast Bancorp common stock; or

         o any options, warrants or rights to purchase or sell Northeast Bancorp common stock

     o not change the presently outstanding number of shares or effect any capitalization, reclassification, stock dividends, stock split or like change in capitalization;

     o not enter into or substantially modify, except as may be required by law, any:

         o   pension plan;

         o   retirement plan;

         o   stock option plan;

         o   stock warrant plan;

         o   stock purchase plan;

         o   stock appreciation right;

         o   savings plan;

         o   profit sharing plan;

         o   deferred compensation plan;

         o   severance plan;

         o   consulting arrangement;

         o   bonus plan;

         o   group insurance plan;

         o   employee benefit or welfare plan;

         o   incentive plan; or

         o trust agreement related to any of the above benefits which would apply to any of their directors, officers, or other employees;

     o not make any loan or extend any other type of credit in excess of $500,000 to any executive, director or major stockholder or renegotiate, expand, or modify any outstanding loan or extension of credit;

     o not enter into any interest rate swap or similar agreement which is not consistent with past practice and which increases the credit or interest rate risk over the levels existing at December 31, 1998;

     o not enter into any derivative, cap, floor or agreement, except in the ordinary course of business and consistent with past practices;

     o not enter into any participation arrangements or approvals of extensions of credit in excess of $600,000, or expand or modify any outstanding participation arrangements or approvals;

     o not sell, exchange or otherwise dispose of any investment securities or loans that are held for sale, prior to scheduled maturity and other than under policies agreed upon from time to time by the parties; and

     o not discuss the terms and conditions of the agreement with Sterling Financial Corporation with any other party, or negotiate with any other party to acquire Northeast Bancorp, of the First National Bank of North East, except as allowed in the agreement.

     Northeast Bancorp and Sterling Financial Corporation have not entered into any material contracts or other transactions together since signing the agreement, nor have they entered into any material contracts or other transactions together during the past five years, other than the agreement and as discussed elsewhere in this proxy statement/prospectus.

Conditions, Amendment and Termination

     Sterling Financial Corporation and Northeast Bancorp are obligated to complete the merger, subject to a number of conditions and contingencies. These are stated in the agreement. The most significant of these conditions include:

     o   approval by the stockholders of Northeast Bancorp;

     o   approval by the Board of Governors of the Federal Reserve System;

     o receipt of a favorable legal opinion of Shumaker Williams, P.C. concerning certain federal income tax consequences relating to the merger;

     o maintaining the effectiveness of the registration statement containing this proxy statement/prospectus;

     o receipt of a determination that the merger can be accounted for as a pooling of interests for financial reporting purposes;

     o receipt of a determination of compliance with all applicable federal and state securities and anti-trust laws; and

     o exercise of appraisal rights by the holders of less than 27,104 shares of Northeast Bancorp common stock.

     In order to receive regulatory approvals, Sterling Financial Corporation has filed a notice of the merger with the Federal Reserve Bank of Philadelphia, on April 1, 1999.

     Otherwise, any term or condition of the agreement any party to the agreement may waive that would benefit it any time before the merger, whether before or after the approval of the agreement by Northeast Bancorp's stockholders.

     No party to the agreement may change in the amount of share and cash price to be paid to the stockholders of Northeast Bancorp unless the stockholders of Northeast Bancorp approve the change.

     The agreement may be terminated at any time before the merger, whether before or after its approval and adoption by the stockholders of Northeast
Bancorp:

     o   by the agreement of all of the parties;

     o by either Northeast Bancorp or Sterling Financial Corporation unilaterally if the other materially breaches any representation, warranty or covenant in the agreement and does not cure it within 30 days;

     o by either Northeast Bancorp or Sterling Financial Corporation if the other fails to satisfy any condition precedent to its obligation to complete the merger through no fault of the other party;

     o automatically if Sterling Financial Corporation and Northeast Bancorp fail to complete the merger by October 31, 1999, unless they extend the time for completion in writing prior to that date;

     o by Northeast Bancorp if the average market price of Sterling Financial Corporation common stock for the 20 trading days prior to 5 days before closing is less than $32.00 per share;

     o by Sterling Financial Corporation if the average market price of Sterling common stock for the 20 trading days prior to 5 days before closing is greater than $50.00 per share;

     o by Northeast Bancorp, at any time prior to obtaining stockholder's approval and with 72 hours prior written notice to Sterling Financial Corporation if:

     o   by the Board of Directors of Northeast Bancorp if it:

         o   receives another acquisition proposal; and

         o determines that the new acquisition proposal is superior to their agreement with Sterling Financial Corporation;

     o by Northeast Bancorp, or the First National Bank of North East, if Sterling Financial Corporation:

         o   sells all or substantially all of its assets; or

         o merges or consolidates with or into another corporation and Sterling Financial Corporation is not the survivor of the merger or consolidation.

Effective Time

     The agreement provides that the closing of the merger will occur at a time and place agreed upon by the parties with at least three business days notice to Northeast Bancorp, but no later than the 30th business day after:

     o the granting of all required governmental approvals and the expiration of any related waiting periods;

     o the lifting, discharge or dismissal of any stay of any required governmental approval or of any injunction against the merger; and

     o   the approval of the Northeast Bancorp stockholders.

     Immediately following the closing, provided the agreement has not been terminated or abandoned, Northeast Bancorp and Sterling Financial Interim Acquisition Corporation will file a Certificate of Merger with the Delaware Secretary of State. The merger will become effective when the Certificate of Merger is filed with the Delaware Secretary of State, or, if the parties agree, at a later time.


Interests of Northeast Bancorp's Management and Board of Directors in the Merger

     Certain members of Northeast Bancorp's management and its Board of Directors may have interests in the transaction in addition to their interests as stockholders of Northeast Bancorp generally. These include, among other things, provisions in the agreement relating to indemnification and employment. You will find additional information about the persons who may have additional interests in the merger in the following section entitled "Management and Operations Following the Merger." The Northeast Bancorp Board of Directors was aware of these factors and considered them in approving the agreement and the merger.

     As of April 26, 1999, the directors and executive officers of Northeast Bancorp beneficially own approximately 210,262 shares of Northeast Bancorp common stock.

     For a period of three years after the merger, Sterling will pay premiums for a director and officer liability insurance tail policy for the current and former directors and officers of Northeast Bancorp and The First National Bank of North East that has coverages substantially comparable to the current director and officer insurance liability policy of Northeast Bancorp and The First National Bank of North East. Sterling is not obligated under this provision of the agreement to pay premiums that exceed 150% of Northeast Bancorp's current premiums for director and officer liability insurance coverage.

     In contemplation of the merger, Mr. John E. Hughes entered into an Executive Employment Agreement with The First National Bank of North East and Mr. Richard D.

McDaniel entered into with a Consulting Agreement with Sterling Financial Corporation. See "APPROVAL OF THE MERGER -- Management and Operations Following the Merger," for a description of these agreements and for more information regarding the interests of certain persons in the matters to be voted upon.

Management and Operations Following the Merger

     The Boards of Directors of Sterling Financial Corporation and Sterling Financial Interim Acquisition Corporation following the merger will include the same persons who are members of those Board of Directors immediately before the merger, each of whom will serve until his or her successor is elected and has qualified. In addition, immediately following the closing of the merger, S. Amy Argudo, who serves as a Director of Northeast Bancorp, shall be appointed to the Board of Directors of Sterling Financial Corporation to serve in the class of directors to be elected at the year 2000 Sterling Financial Corporation annual meeting of shareholders. Upon the expiration of her initial term, the Board of Directors of Sterling Financial Corporation shall nominate and recommend to the shareholders of Sterling Financial Corporation, at the year 2000 Annual Meeting of Shareholders, that they elect Ms. Argudo to the Board of Directors of Sterling Financial Corporation for an additional three year term.

     After the merger, the Directors of The First National Bank of North East will continue to serve as Directors of The First National Bank of North East until their successors have been elected or appointed. In addition, John E. Stefan, President of Sterling Financial Corporation and Bank of Lancaster County, will be added to the Board of Directors of The First National Bank of North East after the merger is complete. Immediately after the merger is complete, Robert W. Hutton, will serve as Chairman of the Board of Directors of The First National Bank of North East. Mr. Hutton's annual compensation for service as Chairman of the Board will be $18,000 per year.

     The Board of the Directors of the Bank of Lancaster County, the subsidiary bank of Sterling Financial Corporation, will remain the same with the addition of Michael A. Carenzo, who currently serves as a Director of The First National Bank of North East. The Board of Directors of Bank of Lancaster County will nominate and recommend that Mr. Carenzo serve three successive one year terms as Director of the Bank of Lancaster County.

     Ms. Argudo and Mr. Carenzo will be compensated for services as a Director of Sterling Financial Corporation and a Director of Bank of Lancaster County, respectively, at the normal rate for Directors of Sterling Financial Corporation or Bank of Lancaster County

     The directors of The First National Bank of North East will receive the same fees and benefits that they currently receive for service as directors. In 1998 each director of The First National Bank of North East received a fee of $300.00 for each board meeting attended and a fee of $100.00 for each committee meeting attended.

     Sterling Financial Corporation has agreed to continue the separate corporate existence of The First National Bank of North East as an operating subsidiary with the corporate name, "The First National Bank of North East." Sterling Financial Corporation has also committed to maintain the level of customer service and community support as has been the custom of Northeast Bancorp and The First National Bank of North East.

     The First National Bank of North East's officers who are employed in good standing and actively at work on the day of the merger will be retained in their current management positions at their current levels of compensation.

     In addition, The First National Bank of North East's employees will be continue to be employed by The First National Bank of North East at their current salary levels after the merger. All benefits of the continuing employees at The First National Bank of North East will be maintained at a level not less than equal to the benefits enjoyed by them prior to the merger. The benefits of the employees at the First Bank of North East may change in the future as may be appropriate provided that the employees benefits provided after the merger shall have a similar economic value to the employee benefits provided by Sterling Financial Corporation or the Bank of Lancaster County to their similarly situated. The Board of Directors and The First National Bank of North East must determine that the change in benefits would be appropriate.

     Following the merger, and subject to the terms and conditions of the applicable health and dental insurance policies, Sterling Financial Corporation will pay the health and dental insurance premiums for Mr. Daniel A. Winters and Mr. Richard D. McDaniel and their respective spouses for as long as each such person is alive. Sterling Financial Corporation will provide health and dental insurance benefits on terms reasonably comparable to those previously provided by Northeast Bancorp or The First National Bank of North East, or, if Sterling Financial Corporation cannot provide such benefits, Sterling Financial Corporation will provide Mr. Winter and Mr. McDaniel and their respective spouses, each, a dollar amount equal to the cost to each of them of obtaining the same or substantially similar benefits.

     As part of the transaction, The First National Bank of North East and John
E. Hughes, President and Chief Executive Officer of The First National Bank of North East, entered into an employment agreement with Northeast Bancorp for services after the merger is completed. We summarize the major provisions of this contract below.

     Mr. Hughes' employment agreement with The First National Bank of North East has a three year term, beginning on the day of the merger. He will serve as President and Chief Executive Officer of The First National Bank of North East, reporting directly to the Board of Directors of The First National Bank of North East and the President of Sterling Financial Corporation. The employment agreement provides that Mr. Hughes will receive an annual salary of $85,000. In addition, the agreement provides, among other things, that Mr. Hughes has a right to participate in any bonus plan approved by the Board of Directors and insurance, vacation, pension and other fringe benefits and perquisites.

     If Mr. Hughes' employment is terminated without "Cause," as defined in the employment agreement, Mr. Hughes is entitled to receive his benefits under the agreement. If Mr. Hughes is terminated for "Cause," as defined in the employment agreement, his benefits terminate as of the date of his termination. Mr. Hughes' benefits terminate when he dies, becomes disabled, or when he becomes entitled to receive benefits under a disability policy available to employees of

The First National Bank of North East. The employment agreement also contains provisions restricting Mr. Hughes' right to compete with The First National Bank of North East.

     The directors and officers of Sterling Financial Corporation and its subsidiaries have no special interest in the merger, other than in their capacity as shareholders of Sterling Financial Corporation, and will not receive any special benefits or compensation because of the merger.

Federal Income Tax Consequences

     Shumaker Williams, P.C., or an independent accountant for Sterling Financial Corporation, will give an opinion at closing that will state that for federal income tax purposes:

     o The merger of Northeast Bancorp into Sterling Financial Interim Acquisition Corporation will constitute a "Reorganization" within the meaning of sections 368(a)(2)(D) of the Code.

     o Sterling Financial Corporation, Northeast Bancorp and Sterling Financial Interim Acquisition Corporation will be regarded as "Parties to a Reorganization" within the meaning of section 368(b) of the Code with respect to the merger of Northeast Bancorp with and into Sterling Financial Interim Acquisition Corporation.

     o The former stockholders of Northeast Bancorp who exchange their Northeast Bancorp common stock for Sterling Financial Corporation common stock will recognize no gain or loss.

     o Northeast Bancorp stockholders will carry over the basis and holding periods of their shares of Northeast Bancorp common stock to the shares of Sterling Financial Corporation common stock that they receive in the transaction.

     o Northeast Bancorp stockholders receiving cash instead of fractional shares of Sterling Financial Corporation common stock will have gain or loss on the exchanges equal to the excess of the cash received instead of such fractional shares over the basis in their fractional shares of Northeast Bancorp common stock. The gain or loss will be capital gain or loss, if the shares of Northeast Bancorp common stock qualified as capital assets in the hands of the exchanging stockholder within the meaning of section 1221 of the Internal Revenue Code. The capital gain or loss will be short term or long term depending upon the stockholder's holding period for his or her Northeast Bancorp common stock.

     o Former Northeast Bancorp stockholders exercising appraisal rights will have gain or loss on the receipt of cash for their Northeast Bancorp common stock equal to the excess of the cash received over the basis in their Northeast Bancorp common stock. The gain or loss will be capital gain or loss if the shares of Northeast Bancorp common stock qualified as capital assets in the hands of the exchanging stockholder within the meaning of section 1221 of the Internal Revenue Code, and the capital gain or loss will be short term or long term depending upon each stockholder's holding period for Northeast Bancorp common stock.

     o Sterling Financial Interim Acquisition Corporation will succeed to the tax attributes of Northeast Bancorp, including net operating loss carryovers, credit carryovers and accounting methods, subject to any limitations imposed under section 381 and 382 of the Internal Revenue Code.

     The above discussion is intended only to be a very general discussion of some of the federal income tax consequences of the merger under present law. We urge each stockholder of Northeast Bancorp to consult his or her own tax advisor concerning how the particular tax consequences of the merger may affect his or her individual circumstances, including the impact of any applicable estate, gift, state, local, foreign or other tax.

Accounting Treatment

     The parties intend that the merger will be treated as a pooling of interests. Pooling of interests accounting means that the parties to the pooling are treated, for financial accounting purposes, much as though they had always been one company. Northeast Bancorp's assets and liabilities will be combined with Sterling Financial Interim Acquisition Corporation's assets and liabilities at their historical recorded bases. This means that Sterling Financial Corporation will not recognize taxable gain on the increase over the years in the value of Northeast Bancorp's assets. For tax and accounting purposes, Sterling will be treated as though it were the original owner of the assets. Results of operations of Sterling Financial Corporation will include the results of both companies for the entire fiscal year in which the merger occurs. The reported balance sheet amounts and results of operations of the separate corporations for prior periods will be combined, reclassified and conformed, as appropriate, to reflect the combined financial position and results of operations for Sterling Financial Corporation.

     Sterling Financial Corporation has reserved the right to cancel the merger if it cannot treat its acquisition of Northeast Bancorp as a pooling of interests. Otherwise, the tax that Sterling Financial Corporation would have to pay to acquire Northeast Bancorp would make the price that it has agreed to pay for Northeast Bancorp's common stock too high. The most serious threat to treating the merger as a pooling of interests is the possibility that Sterling Financial Corporation would be required to purchase more than 10% of the outstanding shares of Northeast Bancorp's common stock for cash, due to the purchase of fractional shares and the exercise of appraisal rights by Northeast Bancorp stockholders, as described in this proxy statement/prospectus under the heading "Appraisal Rights".

Restriction on Resale of Stock Held By Affiliates

     The shares of Sterling Financial Corporation common stock to be issued at the time of the merger have been registered with the Securities and Exchange Commission under the Securities Act of 1933. Following the merger, all former shareholders of Northeast Bancorp, Inc. may freely sell or transfer their new shares of Sterling Financial Corporation common stock, except those former shareholders who are closely associated with Northeast Bancorp, Inc. The

Securities and Exchange Commission, in its Rules 144 and 145, calls these closely associated people affiliates. In general, any person who is an executive officer, director or 10% shareholder of Northeast Bancorp, Inc. at the time of the merger is an affiliate of Northeast Bancorp, Inc. This proxy statement/prospectus does not allow affiliates of Northeast Bancorp, Inc. to sell their new shares of Sterling Financial Corporation common stock that they receive in the merger.

     Affiliates of Northeast Bancorp, Inc. may sell their new Sterling Financial Corporation common stock only:

     o in compliance with the provisions of Securities and Exchange Commission Rule 145(d);

     o in compliance with the provisions of another applicable exemption from the registration requirements of the Securities Act of 1933; or

     o pursuant to an effective registration statement filed with the Securities and Exchange Commission.

In general terms, Commission Rule 145(d) would permit an affiliate of Northeast Bancorp to sell his or her new shares of Sterling Financial Corporation common stock in ordinary brokerage transactions, except that only a limited number of shares may be resold in any consecutive 3 month period. Generally, an affiliate of Northeast Bancorp may not:

     o sell any shares of Northeast Bancorp common stock during the 30-day period immediately before the merger; or

     o sell his or her new shares of Sterling Financial Corporation common stock until after the publication of financial results covering at least 30 days of post-merger combined operations of Sterling Financial Corporation and Northeast Bancorp.

Any affiliate of Northeast Bancorp, Inc. who becomes an affiliate of Sterling Financial Corporation after the merger will face additional restrictions if he or she should wish to sell any Sterling Financial Corporation common stock under Rule 144.

     Affiliates of Northeast Bancorp, Inc. may not sell their new shares of Sterling Financial Corporation common stock received in the merger unless Sterling Financial Corporation has filed all its Exchange Act Reports for a specified period prior to the sale.

     Each person who may be an affiliate of Northeast Bancorp is required to provide Sterling Financial Corporation with a letter before the merger agreeing to abide by the limitations imposed by the Commission regarding the sale or other disposition of the shares of Sterling Financial Corporation common stock that he or she will receive in the merger.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS
                         AND RELATED SHAREHOLDER MATTERS

Common Stock of Sterling Financial Corporation

     Sterling Financial Corporation common stock is quoted on the National Market System of Nasdaq under the symbol "SLFI." The table below shows, for the periods indicated, the high and low bid quotations for Sterling Financial Corporation common stock as reported on Nasdaq, and cash dividends declared per share. The quotations in the table represent quotations between dealers, do not include retail markups, markdowns or commissions, and may not represent actual transactions. All information has been adjusted for stock dividends and splits throughout the periods.


                                                                       Cash Dividends
       1999                      High                 Low              Paid Per Share
       ----                      ----                 ---              --------------
First Quarter                    $46.50              $33.75                  $.21
Second Quarter

                                                                       Cash Dividends
       1998                      High                 Low              Paid Per Share
       ----                      ----                 ---              --------------
First Quarter                    $33.10              $29.29                  $.20
Second Quarter                    49.25               34.75                   .21
Third Quarter                     47.00               34.00                   .21
Fourth Quarter                    43.13               40.25                   .21


                                                                       Cash Dividends
       1997                      High                 Low              Paid Per Share
       ----                      ----                 ---              --------------
First Quarter                   $ 24.05             $ 24.05                 $ .18
Second Quarter                    24.17               24.05                   .18
Third Quarter                     24.88               24.05                   .23
Fourth Quarter                    29.05               24.52                   .19

---------------


     On April ______, 1999, the closing bid and asked quotations for Sterling Financial Corporation common stock as reported on Nasdaq were, respectively, $____ and $_____. As of April ______, 1999, Sterling Financial Corporation common stock was held by _____ holders of record. Sterling Financial Corporation has in the past paid regular quarterly cash dividends to its shareholders on or about January 1, April 1, July 1, and October 1, of each year.

Common Stock of Northeast Bancorp

     Northeast Bancorp common stock has historically been traded in privately negotiated transactions. Northeast Bancorp has in the past paid regular quarterly dividends to its stockholders on or about May 15, June 13, September 15 and December 15, of each year.

              INFORMATION CONCERNING STERLING FINANCIAL CORPORATION

     Through its subsidiary Bank of Lancaster County, Sterling Financial Corporation engages in the general commercial and retail banking business. Bank of Lancaster County operates 30 banking offices in Lancaster, County, Pennsylvania and 1 office in Chester County, Pennsylvania. Sterling Financial Corporation is also the direct parent company of Sterling Mortgage Service, Inc., which is presently inactive and T & C Leasing, Inc. As of December 31, 1998, Sterling Financial Corporation had consolidated total assets of approximately $919,264,360. Bank of Lancaster County operates under the primary supervision of the Office of the Comptroller of the Currency. Bank of Lancaster County engages in leasing operations through its subsidiary, Town & Country, Inc., and in trust activities.

     As a registered bank holding company, Sterling Financial Corporation is subject to regulation under the Bank Holding Company Act of 1956, as amended, and the rules and regulations of the Board of Governors of the Federal Reserve System. Under applicable Board of Governors of the Federal Reserve System policies, a bank holding company is expected to act as a source of financial strength to its subsidiary bank and to commit financial resources to support the subsidiary bank in circumstances when it might not do so with the absence of such a policy.

     The principal executive offices of Sterling Financial Corporation are located in Lancaster, Pennsylvania. As of December 31, 1998, Sterling Financial Corporation and its subsidiaries had in the aggregate approximately 437 full-time equivalent employees.

Incorporation of Documents by Reference

     Documents previously filed by Sterling Financial Corporation with the Commission are incorporated by reference into this proxy statement/prospectus as follows:

     o The Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders on April 27, 1999;

     o Sterling Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1998; and

     o Sterling Financial Corporation's Current Report on Form 8-K dated February 18, 1999.

     All documents filed by Sterling Financial Corporation pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this proxy statement/prospectus but prior to the merger are incorporated by reference into this proxy statement/prospectus and are deemed a part of the proxy statement/prospectus from the date of the filing of each document. Any statement contained in a document incorporated by reference is deemed to be modified or superseded, for purposes of this proxy statement/prospectus, to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded should not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus. All information appearing in this proxy statement/prospectus should be read in conjunction with, and is qualified in its entirety by, the information and financial statements (including the notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in this paragraph.

Acquisitions by Sterling Financial Corporation

     Sterling Financial Corporation was incorporated in 1987. On June 30, 1987, Sterling Financial Corporation became the parent bank holding company of Bank of Lancaster County, a wholly-owned subsidiary of Sterling Financial Corporation. On December 1, 1995, Bank of Lancaster County acquired two CoreStates Bank,
N.A. branch offices located in Leola, Pennsylvania and Ephrata, Pennsylvania and assumed deposit liabilities of approximately $22 million. On May 29, 1998, Bank of Lancaster County acquired the deposit liabilities of a third CoreStates Bank, N.A. branch office also located in Leola, Pennsylvania, valued at approximately $86 million. Since commencing operations, Sterling Financial Corporation's business has consisted primarily of managing Bank of Lancaster County and its principal source of income has been dividends paid by the bank. Sterling Financial Corporation is registered as a bank holding company under the Bank Holding Company Act of 1956.

Loans

     Sterling Financial Corporation, through Bank of Lancaster County, grants loans and makes other credit available to the general public. These extensions of credit are structured to meet the varying needs of businesses, individuals, and institutional customers and include mortgages, lines of credit, term loans, leases and letters of credit. This activity comprises the major source of revenue for Bank of Lancaster County and it also exposes Sterling Financial Corporation and Bank of Lancaster County to potential losses upon borrower default. In order to minimize the occurrence of loss, Bank of Lancaster County follows strict loan underwriting and risk weighing policies. While collateral continues to play an important part in lending decisions, Bank of Lancaster County places a primary emphasis on borrowers' underlying abilities to pay. Sterling Financial Corporation's subsidiary confines its lending activity to customers who live or are based in its market area of Lancaster County, Pennsylvania. By limiting lending activities to a specific geographic area, the staff of Bank of Lancaster County is knowledgeable about local market conditions and can thereby make better credit risk assessments and consequently more prudent lending decisions. Sterling Financial Corporation believes that this local knowledge, when combined with prudent underwriting standards, overcomes the risks associated with the geographic concentration of loans.

Description of Sterling Financial Corporation Common Stock

     Sterling Financial Corporation is authorized to issue 35,000,000 shares of Sterling Financial Corporation common stock of which 6,440,171 shares were issued and outstanding as of December 31, 1998.

Dividends

     The holders of Sterling Financial Corporation common stock are entitled to receive dividends when, and if declared by its Board of Directors out of legally available funds. Sterling Financial Corporation has historically paid quarterly cash dividends to its shareholders on or about January 1, April 1, July 1, and October 1, of each year.

     The ability of Sterling Financial Corporation to pay dividends to its shareholders depends primarily upon the earnings and financial condition of the Bank of Lancaster County. Sterling Financial Corporation expects to obtain funds for the payment of dividends on Sterling Financial Corporation common stock for the foreseeable future primarily from dividends paid to Sterling Financial Corporation by the bank. These dividends are subject to statutory limitations.

     Under applicable federal laws, the dividends that Bank of Lancaster County pays the Sterling Financial Corporation without prior regulatory approval are subject to prescribed limitations. Because Bank of Lancaster County is a national bank, the approval of the Office of the Comptroller of the Currency is required under federal law if the total of all dividends declared during any calendar year exceeds the total of (i) the net profits of the bank for that year; and (ii) its retained net profits for the two preceding years. In addition to these statutory restrictions on dividends, the Office of the Comptroller of the Currency has general authority to prohibit a national bank from engaging in an unsafe or unsound banking practice. The Office of the Comptroller of the Currency could consider a bank's payment of a dividend, depending upon the financial condition of the bank involved and other factors, to be an unsafe or unsound practice.

     Sterling Financial Corporation declared cash dividends of $0.83 per share in 1998 and $0.78 per share in 1997.

Liquidation

     In the event of liquidation, dissolution or winding up of Sterling Financial Corporation, Sterling Financial Corporation shareholders are entitled to share ratably in all assets remaining after payment of liabilities.

Dividend Reinvestment Plan

     Sterling Financial Corporation has a Dividend Reinvestment and Stock Purchase Plan. Shareholders of Sterling Financial Corporation may elect to participate in the plan. The plan is administered by American Stock Transfer and Trust Company, as plan agent. Under the plan, dividends payable to participating shareholders are paid to the plan agent and are used to purchase, on behalf of the participating shareholders, additional shares of Sterling Financial Corporation common stocks either in the open market or from Sterling Financial Corporation's authorized but unissued shares of common stock. Participating shareholders may make additional voluntary cash payments that are also used by the plan agent to purchase additional shares of Sterling Financial Corporation common stock. Shares of Sterling Financial Corporation common stock held for the accounts of shareholders participating in the Dividend Reinvestment and Stock Purchase Plan are voted by the plan agent as instructed by each participating shareholder.

Securities Laws

     Sterling Financial Corporation, as a business corporation, is subject to the registration and prospectus delivery requirements of the Securities Act of 1933. Sterling Financial Corporation is also subject to similar requirements under state securities laws. The Sterling Financial Corporation common stock is registered with the Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and Sterling Financial Corporation is subject to the periodic reporting, proxy solicitation and insider trading requirements of the Securities Exchange Act of 1934. The executive officers, directors and those who are beneficial owners of more than 10 percent of the issued and outstanding shares of Sterling Financial Corporation common stock are subject to restrictions affecting their right to sell shares of Sterling Financial Corporation common stock beneficially owned by them. Specifically, each such person is subject to the beneficial ownership reporting requirements under the short-swing profit recapture provisions of Section 16 of the Securities Exchange Act of 1934 and may sell shares of Sterling Financial Corporation common stock only:

     o  in compliance with the provisions of Commission Rule 144;

     o in compliance with the provisions of another applicable exemption from the registration requirements of the Securities Act of 1933; or

     o pursuant to an effective registration statement filed with the Commission under the Securities Act of 1933.

Anti-takeover Provisions

     The Pennsylvania Business Corporation Law of 1988 and Sterling Financial Corporation's amended Articles of Incorporation and amended Bylaws provide numerous provisions that may be deemed to be anti-takeover in nature, both as to purpose and effect. There are four major anti-takeover provisions under Pennsylvania law relating to corporations that have their securities registered with the Commission under Section 12 of the Securities and Exchange Act of 1934.

     The overall effect of the various provisions described herein could be to deter a tender offer that a majority of the Sterling Financial Corporation shareholders might possibly view to be in their best interest because the offer might include a substantial premium over the market price of Sterling Financial Corporation's common stock at that time. In addition, these provisions may have the effect of assisting Sterling Financial Corporation's current management in retaining its position and placing it in a better position to resist changes that the shareholders might want to make if dissatisfied with the conduct of Sterling Financial Corporation's business.

     Two of these statutory provisions have the effect of limiting the rights of the shareholders of registered corporations to:

     o  call a special meeting of shareholders; and

     o  propose amendments to the Articles of Incorporation.

     One effect of these provisions may be to prevent the calling of a special meeting of shareholders for the purpose of considering a merger, consolidation or other corporate combination which does not have the approval of a majority of the members of Sterling Financial Corporation's Board of Directors. This provision may have the effect of making Sterling Financial Corporation less attractive as a potential takeover candidate by depriving shareholders of the opportunity to initiate special meetings at which a possible business combination might be proposed.

     These two provisions may discourage attempts by shareholders to call a special meeting of shareholders. They also provide a greater time for consideration of any shareholder proposal to the extent that the proposal must be deferred until the next annual meeting of shareholders. Also, when made, shareholder proposals must comply with notice requirements and proxy solicitation rules. These provisions of Pennsylvania law do not affect the calling of a special meeting by the Chairman of the Board or by a majority of the members of the Board of Directors or of its Executive Committee if, in their judgment, there are matters to be acted upon which are in the best interest of Sterling Financial Corporation and its shareholders.

     Sterling Financial Corporation's Articles of Incorporation and amended Bylaws contain a number of additional provisions that could be considered anti-takeover in purpose and effect. These provisions include:

     o authorization of 35,000,000 shares of Sterling Financial Corporation common stock;

     o lack of preemptive rights for shareholders to subscribe to purchase additional shares of stock on a pro rata basis, except in limited circumstances;

     o the necessity for the affirmative vote of the holders of seventy-five percent (75%) of Sterling Financial Corporation's common stock to approve an amendment to Sterling Financial Corporation's Bylaws or to change an amendment to its Bylaws that was approved by the Board of Directors; and

     o the necessity for the affirmative vote of the holders of seventy-five percent (75%) of Sterling Financial Corporation's common stock to approve a merger, consolidation, liquidation, or sale of substantially all assets unless the transaction has received prior approval of at least a majority of all members of the Board of Directors, in which case the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of common stock is required for approval.

     These provisions could give the holders of a minority of Sterling Financial Corporation's outstanding shares a veto power over any merger, consolidation, dissolution or liquidation of Sterling Financial Corporation, the sale of all or substantially all of its assets or an amendment to its Bylaws unless a majority of all members of the Board of Directors and sixty-six and two-thirds percent (66 2/3%) of the holders of Sterling Financial Corporation's common stock believe that the transaction is desirable and beneficial. Without these provisions in Sterling Financial Corporation's Articles of Incorporation and Bylaws, the affirmative vote of at least a majority of Sterling Financial Corporation's common stock outstanding entitled to vote would be required to approve any merger, consolidation, dissolution, liquidation, the sale of all of its assets or an amendment to the Bylaws.

     Provisions for a classified or staggered board are included in the amended Bylaws of Sterling Financial Corporation. A classified board has the effect of moderating the pace of any change in control of the Board of Directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. This extension of time may to discourage tender offers or takeover bids. This provision may also be deemed to be anti-takeover in nature. A classified board makes it more difficult for a majority of the shareholders to promptly change the composition of the board of directors even though the shareholder may consider the change desirable.

     Sterling Financial Corporation's amended Articles of Incorporation contain an additional anti-takeover provision that enables the Board of Directors to oppose a tender offer on the basis of factors other than economic benefit. Based on the Board's responsibilities to various constituent groups, including Sterling Financial Corporation's subsidiaries and the community that it serves, the Board may consider factors such as:

     o the impact the acquisition of Sterling Financial Corporation would have on the community;

     o the effect of the acquisition upon shareholders, employees, depositors, suppliers and customers; and

     o   the reputation and business practices of the tender offeror.

Indemnification

     The Bylaws of Sterling Financial Corporation provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania, provided that the person seeking indemnification acted in good faith, in a manner he or she reasonably believed to be in the best interest of Sterling Financial Corporation, and without willful misconduct or recklessness.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Sterling Financial Corporation, Sterling Financial Corporation has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Principal Owners of Sterling Financial Corporation Common Stock

     The following table shows, to our knowledge, those persons or entities, who owned of record or beneficially on April 26, 1999, the record date, more than 5% of the outstanding Sterling Financial Corporation common stock.

     We determined beneficial ownership of shares of Sterling Financial Corporation common stock by referring to Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock that he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

     o voting power, which includes the power to vote or to direct the voting of the stock, or

     o investment power, which includes the power to dispose or direct the disposition of the stock, or has the right to acquire beneficial ownership within 60 days after April 26, 1999, the record date for the meeting.

                                                                  Amount and
                                  Name and Address                Nature of
                                    Of Beneficial                 Beneficial             Percent
     Title of Class                     Owner                     Ownership             of Class
     --------------                     -----                     ---------             --------

Common Stock,             Howard E. Groff
$5.00 par value           111 E. State Street
per share                 Quarryville, PA 17566                  752,705 (1)               11.68%

Common Stock,             Bank of Lancaster County
$5.00 par value           Employee Stock Plan
per share                 c/o Trust Department
                          101 North Pointe Boulevard
                          Lancaster, PA 17601-4133               545,354 (2)                8.46%


(1)  Mr. Groff holds sole voting and investment power over 751,104 shares.

(2) Shares held for the account of plan participants are voted by the Plan Trustee in accordance with the instructions given by the individual participants.


Ownership of Sterling Financial Corporation Common Stock by Executive Officers and Directors of Sterling Financial Corporation

     The following table shows as of April 26, 1999, the amount and percentage of Sterling Financial Corporation common stock beneficially owned by each Director of Sterling Financial

Corporation and each named Executive Officer of Sterling Financial Corporation and all Directors and Executive Officers of Sterling Financial Corporation as a group.

     We determined beneficial ownership of shares of Sterling Financial Corporation's common stock by applying Securities and Exchange Commission Rule 13d-3, which provides that a person is deemed to own any stock that he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

     o voting power, which includes the power to vote or to direct the voting of the stock, or

     o investment power, which includes the power to dispose or direct the disposition of the stock, or has the right to acquire beneficial ownership within 60 days after April 26, 1999.


     Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the Directors and Executive Officers is rounded to the nearest whole share. The percentage of all Sterling Financial Corporation common stock owned by each Director or Executive Officer is less than 1% unless other wise indicated.


Name of Individual or            Amount and Nature of
Identity of Group                Beneficial Ownership           Percent of Class
-----------------                --------------------           ----------------

Directors:

Richard H. Albright, Jr.              37,355 (1)                     -----

Robert H. Caldwell                     5,870 (2)                     -----

Howard E. Groff, Jr.                  23,284 (3)                     -----

Joan R. Henderson                      1,613 (4)                     -----

J. Robert Hess                        88,863 (5)                     1.38%

Calvin G. High                        30,526 (6)                     -----

David E. Hosler                          410                         -----

J. Roger Moyer, Jr.                   38,008 (7)                     -----

E. Glenn Nauman                       37,439 (8)                     -----

W. Garth Sprecher                        439                         -----

John E. Stefan                       147,975 (9)                     2.29%

Glenn R. Walz                          8,427 (10)                    -----

Name of Individual or               Amount and Nature of
Identity of Group                   Beneficial Ownership        Percent of Class
-----------------                   --------------------        ----------------

Other Named Executive Officer:

Jere L. Obetz
                                           20,500 (11)                -----
All Directors and Executive
Officers as a Group (15 persons):         469,290                     7.27%

-----------------------

(1) Includes 1,987 shares owned jointly with spouse, 7,293 owned directly by spouse, 4,290 shares owned by spouse as custodian for children and 10,715 shares owned by Albright Family Enterprises, L.P. of which Dr. Albright is a general partner.

(2)       Includes 755 shares owned directly by spouse.

(3) Includes 4,529 shares owned directly by spouse and 8,010 shares owned as custodian for children.

(4) Includes 11 shares owned jointly with spouse and 300 shares owned directly by spouse.

(5) Includes 28,994 shares owned jointly with spouse, 4,531 shares owned directly by spouse, 9,610 shares owned as custodian for children and 20,315 shares owned in trust for the benefit of grandchildren.

(6)       Includes 30,300 shares owned jointly with spouse.

(7) Includes 28,213 shares held by trustee under the Employees Stock Plan, 1,311 shares owned jointly with spouse, 14 shares owned directly by spouse, 1,199 shares owned directly by children and 3,553 shares owned directly by mother for whom Mr. Moyer holds power of attorney and with respect to which Mr. Moyer shares voting and investment power. Mr. Moyer disclaims beneficial ownership of shares owned directly by his children. Mr. Moyer has the right to acquire an additional 8,150 shares pursuant to the exercise of stock options.

(8) Includes 34,725 shares owned directly by spouse and 895 shares owned directly by mother.

(9) Includes 49,802 shares held by trustee under the Employees Stock Plan, 3,087 shares owned jointly with spouse, 50,400 shares owned directly by spouse, and 11,750 shares owned directly by child. Mr. Stefan disclaims beneficial ownership of shares owned directly by his spouse. Mr. Stefan has the right to acquire an additional 14,310 shares pursuant to the exercise of stock options.

(10) Includes 6,531 shares owned directly by spouse and 210 shares owned as custodian for children.

(11) Includes 15,290 shares held by trustee under the Employees Stock Plan and 2,497 shares owned directly by spouse. Mr. Obetz disclaims beneficial ownership of shares owned directly by his spouse. Mr. Obetz has the right to acquire an additional 5,800 shares pursuant to the exercise of stock options.

Directors and Executive Officers of Sterling Financial Corporation

     After the merger, the Board of Directors of Sterling Financial Corporation will consist of the following individuals who will hold officers listed who will hold the offices listed below. All Directors of Sterling Financial Corporation, except S. Amy Argudo, are and will be also Directors of the Bank of Lancaster County, N.A. Ms. Argudo is and will be a Director of the First National Bank of North East.

                                                           Principal Occupation for the Past 5
                                                           Years and Position Held with Sterling
Name and Age                        Director Since         Financial Corporation and Subsidiaries

W. Garth Sprecher                          1998            Vice President and Corporate Secretary and
(47)                                                       Director, D&E Communications, Inc.
                                                           (Telecommunications)

Joan R. Henderson                          1995            President, J.R. Henderson & Associates,
(56)                                                       Inc. (Planning and Fund Development for
                                                           Non-Profit Organizations)

Calvin G. High                             1976            Senior Vice President, High Industries,
(66)                                                       Inc.; Partner, High Properties

David E. Hosler                            1998            Chairman, President, Chief Executive
(48)                                                       Officer and Director, Old Guard Group,
                                                           Inc. (Property and Casualty Insurance
                                                           Companies)

E. Glenn Nauman                            1976            Retired Chairman of the Board and retired
(66)                                                       Director, Nauman Construction (building
                                                           contractor)

Robert H. Caldwell                         1991            Retired Senior Executive Vice President
(68)                                                       and Director, Armstrong World Industries,
                                                           Inc. (manufacturer, building materials,
                                                           home furnishings and industrial specialties)

J. Robert Hess                             1971            President, B&E Realty;
(68)                                                       President, Hessco Construction Co.;
                                                           Partner, Sycamore Industrial Park; Broker
                                                           and Partner, Kingsway Realty
-------------------------------------------------------------------------------------------------------

                                                           Principal Occupation for the Past 5
                                                           Years and Position Held with Sterling
Name and Age                        Director Since         Financial Corporation and Subsidiaries
J. Roger Moyer, Jr.                        1994            Executive Vice President and Assistant
(50)                                                       Secretary of Sterling Financial Corporation
                                                           since 1994; Vice President of Sterling
                                                           Financial Corporation from 1987 to 1994;
                                                           Executive Vice President and
                                                           Assistant Secretary of The Bank of
                                                           Lancaster County since 1994; Senior
                                                           Vice President/Chief Administrative
                                                           Officer of the Bank of Lancaster County
                                                           from 1985 to 1994; and Director of
                                                           Sterling Financial Interim Acquisition
                                                           Corporation since 1999.

Richard H. Albright, Jr.                   1985            Dentist, Specialist,
(56)                                                       Practice Limited to Orthodontics

Howard E. Groff, Jr.                       1988            Vice President, Howard E. Groff Co. (fuel
(52)                                                       oil sales and service)

                                                           Chairman of the Board, President and Chief
John E. Stefan                             1979            Executive Officer of Sterling Financial
(59)                                                       Corporation since 1994; President and
                                                           Chief Executive Officer of Sterling
                                                           Financial Corporation from 1987 to 1994;
                                                           Chairman of the Board, President and
                                                           Chief Executive Officer of The Bank
                                                           of Lancaster County since 1994; President
                                                           and Chief Executive Officer of the Bank
                                                           of Lancaster from 1979 to 1994;
                                                           Director of Sterling Financial Interim
                                                           Acquisition Corporation since
                                                           1999; and Director of The First National
                                                           Bank of North East since 1999.

Glenn R. Walz                              1988            President, Walz, Deihm, Geisenberger,
(52)                                                       Bucklen & Tennis, P.C. (Certified Public
                                                           Accountants); Vice Chairman of the Board,
                                                           Sterling Financial Corporation and The
                                                           Bank of Lancaster County

S. Amy Argudo                              1999            Director of Sterling Financial Corporation
(__)                                                       since 1999;  Director of Northeast Bancorp,
                                                           Inc. from ____ to 1999. [Other positions
                                                           held since 1994.]

------------------------

        After the merger, the executive officers of Sterling Financial Corporation will be the following individuals:

                                                   Principal Occupation For the Past 5 Years and
                                                   Position Held with Sterling Financial
Name                                  Age          Corporation and Subsidiaries
John E. Stefan                          59         Chairman of the Board, President and Chief
                                                   Executive Officer of Sterling Financial Corporation since
                                                   1994; President and Chief Executive Officer of Sterling
                                                   Financial Corporation from 1987 to 1994; and Chairman of
                                                   the Board, President and Chief Executive Officer of
                                                   the Bank of Lancaster County since 1994; President and
                                                   Chief Executive Officer of the Bank of Lancaster County
                                                   from 1979 to 1994; Director of Sterling Financial Interim
                                                   Acquisition Corporation since 1999; Director of the First
                                                   National Bank of North East since 1999.

J. Roger Moyer, Jr.                     50         Executive Vice President and Assistant Secretary
                                                   of Sterling Financial Corporation since 1994; Vice
                                                   President of Sterling Financial Corporation from
                                                   1987 to 1994; Executive Vice President and
                                                   Assistant Secretary of the Bank of Lancaster
                                                   County since 1994; Senior Vice President/Chief
                                                   Administrative Officer of the Bank of Lancaster
                                                   County from 1985 to 1994; Director of Sterling
                                                   Financial Interim Acquisition Corporation since
                                                   1999.

Thomas P. Dautrich                      50         Executive Vice President of Sterling Financial
                                                   Corporation since 1998 and Executive Vice
                                                   President/Banking Services of the Bank of
                                                   Lancaster County since 1998; previously Executive
                                                   Vice President, CoreStates Bank, July, 1997 to
                                                   February, 1998; President, Susquehanna Valley
                                                   Division, CoreStates Bank, April, 1996 to July,
                                                   1997; and President Susquehanna Valley Division,
                                                   Meridian Bank and Executive Vice President,
                                                   Meridian Bancorp, Inc., March, 1990 to April,
                                                   1996.


                                                   Principal Occupation For the Past 5 Years and
                                                   Position Held with Sterling Financial
Name                                  Age          Corporation and Subsidiaries
Jere L. Obetz                           50         Executive Vice President/Treasurer and Chief
                                                   Financial Officer of Sterling Financial Corporation
                                                   since 1998; Senior Vice President/Treasurer and
                                                   Chief Financial Officer of Sterling Financial
                                                   Corporation from 1995 to 1998; Vice
                                                   President/Treasurer and Chief Financial Officer of
                                                   Sterling Financial Corporation from 1994 to 1995;
                                                   Vice President of Sterling Financial Corporation
                                                   from 1987 to 1994 and Executive Vice
                                                   President/Chief Financial Officer of the Bank of
                                                   Lancaster County since December 1997; Senior
                                                   Vice President/Chief Financial Officer of the Bank
                                                   of Lancaster County from 1992 to 1997; Director of
                                                   Sterling Financial Interim Acquisition Corporation
                                                   since 1999.

Ronald L. Bowman                        55         Vice President/Secretary of Sterling Financial
                                                   Corporation since 1994; Secretary/Treasurer of
                                                   Sterling Financial Corporation from 1987 to 1994;
                                                   Vice President/Corporate Financial Secretary of
                                                   the Bank of Lancaster County since 1995; Vice
                                                   President/Comptroller of the Bank of Lancaster
                                                   County from 1971 to 1995.


Sterling Financial Corporation Executive Compensation

     The officers of Sterling Financial Corporation do not receive any additional compensation for their services, beyond the compensation paid to them as officers of the Bank of Lancaster County. The table below shows the annual and long-term compensation for services in all capacities to Sterling Financial Corporation and to the Bank of Lancaster County for the fiscal years ended December 31, 1998, 1997 and 1996 to those persons who were, at December 31, 1998:

     o  the Chief Executive Officer; and

     o the other most highly compensated executive officers of Sterling Financial Corporation. The table shows the information only for those executives whose annual salary and bonus exceeded $100,000.

     The column "Other Annual Compensation" shows only perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of total annual salary and bonus. The column "All Other Compensation" includes: $4,036, $3,673, $3,779 for Mr. Stefan:
$4,036, $3,673, and $3,779 for Mr. Moyer; and $3,140, $2,732, and $2,841 for Mr.
Obetz for 1998, 1997 and 1996, respectively, under the performance incentive feature of the Employees Stock Plan. Also included in the column "All Other Compensation" are employer provided automobile benefits of $1,885, $1,348 and $1,253 for Mr. Stefan and $2,129, $2,181 and $2,111 for Mr. Moyer for 1998, 1997
and 1996, respectively. See pages 13 through 16 of Sterling Financial Corporation's 1999 proxy statement for a description of the Employee Stock Plan and all other benefit plans of Sterling Financial Corporation. Sterling Financial Corporation's 1999 proxy statement is incorporated by reference to this proxy statement/prospectus.


                                    Summary Compensation Table

                                                                   Long Term Compensation
                        Annual Compensation                        Awards         Payouts
                        -------------------                        ------         -------

           Name                                                 Other                         Securities
            and                                                Annual        Restricted       Underlying                  All Other
        Principal                                              Compen-          Stock          Options/         LTIP       Compen-
         Position          Year      Salary        Bonus       sation          Awards           SAR's          Payouts     sation(2)

John E. Stefan             1998      $266,989     $65,796       ---             none             7,800          none        $5,921
Chairman of the            1997       261,747      53,619       ---             none             6,615          none         5,021
Board, President and       1996       254,114      64,961       ---             none             6,000          none         5,032
Chief Executive
Officer of Sterling
Financial
Corporation and
Bank of Lancaster
County, N.A.

J. Roger Moyer, Jr.        1998      $146,355     $27,958       ---             none             5,000          none        $6,165
Executive Vice             1997       141,945      23,601       ---             none             3,150          none         5,854
President of Sterling      1996       134,630      26,294       ---             none             3,150          none         5,890
Financial
Corporation and
Bank of Lancaster
County, N.A.

           Name                                                 Other                         Securities
            and                                                Annual        Restricted       Underlying                  All Other
        Principal                                              Compen-          Stock          Options/         LTIP       Compen-
         Position          Year      Salary        Bonus       sation          Awards           SAR's          Payouts     sation(2)

Jere L. Obetz              1998       $107,466     $21,052       --              none             3,000          none        $3,140
Executive Vice             1997         99,923      17,019       --              none             2,888          none         2,732
President/Treasurer/       1996         94,432      19,079       --              none             2,625          none         2,841
Chief Financial
Officer of Sterling
Financial
Corporation and
Executive Vice
President/Chief
Financial Officer of
Bank of Lancaster
County, N.A.

-------------------

Option Exercises and Fiscal Year-End Values

     Sterling Financial Corporation granted stock options under its Stock Incentive Plan to its named executive officers during 1998 as shown in the table below. All options shown were granted on December 14, 1998, and under the terms of the Stock Incentive Plan, are exercisable one third per year for three years beginning on December 14, 1999. The base price of all options granted in 1998 is adjustable in the event of any change in the number of issued and outstanding shares of Sterling Financial Corporation common stock which results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of Sterling Financial Corporation.

                               Option/SAR Grants in Last Fiscal Year

                                                                                                      Potential
                                                                                                 Realizable Value at
                                                                                                   Assumed Annual
                                                                                                Rates of Stock Price
                                                                                                    Appreciation
                                                 Individual Grants                                 For Option Term
----------------------------------------------------------------------------------------           ---------------

                                                  % of Total
                                                 Option/SARs
                                                  Granted to         Exercise or
                          Options/SARs           Employees in         Base Price       Expiration
          Name            Granted (#)            Fiscal Year            ($Sh)             Date             5%             10%
John E. Stefan                7,800                 14.5%              $42.25           12/14/08       $207,252        $525,218
J. Roger Moyer, Jr.           5,000                  9.3%               42.25           12/14/08        132,854         336,678
Jere L. Obetz                 3,000                  5.6%               42.25           12/14/08         79,712         202,007

-----------------------

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

Information concerning:

     o all exercises of stock options awarded to the named officers of Sterling Financial Corporation and the Bank of Lancaster under Sterling Financial Corporation's Stock Incentive Plan during 1998;

     o all fiscal year-end option values for each named executive officer under the Stock Incentive Plan and held by them at December 31, 1998; and

     o  all stock options exercised under Sterling Financial
        Corporation's Stock Incentive Plan during 1998 are shown in the table below.

     The column "Value Realized" shows the difference between the fair market value on the date of exercise of the shares acquired by the exercise of the options and the exercise price of the options exercised. The market value of underlying securities was computed by averaging the closing bid and ask quotations for 5 trading days immediately preceding December 31, 1998, minus the exercise price.


                                                              Number of Securities            Value of Unexercised
                                                              Underlying Unexercised               In-the-money
                                                                  Options/SARs at                 Options/SARs at
                                                                Fiscal Year-End(#)              Fiscal Year-end($)

                          Shares
                        Acquired On           Value                Exercisable/                   Exercisable/
      Name              Exercise(#)        Realized($)             Unexercisable                  Unexercisable
-----------------------------------------------------------------------------------------------------------------------
John E. Stefan               1,400            $24,055               5,005/14,310                $79,598/$87,124
J. Roger Moyer, Jr.            ---                ---                3,150/8,150                $51,630/$40,832
Jere L. Obetz                  ---                ---                2,713/5,800                $44,201/$37,773

----------------


Pension Plan

     The Bank of Lancaster County Pension Plan is a qualified non-contributory defined benefit pension plan that provides retirement benefits to employees of the Bank of Lancaster County, including Messas, Stefan, Moyer and Obetz and to employees of Town & Country, Inc., a wholly-owned subsidiary of the Bank of Lancaster County. All employees who have completed 1 year of service, work at least 1,000 hours per year and who have attained the age of 21 are eligible to participate in the plan. Outside directors do not participate in the plan.



Employees become 100% vested upon the completion of 5 years of service. Contributions to the plan are made by the Bank of Lancaster County and are determined actuarially.

     Benefits under the plan, which are not integrated with Social Security benefits, are based upon average monthly compensation, determined on the basis of the highest 5 consecutive years' base compensation preceding retirement and years of credited service. For purposes of determining benefits payable under the plan, the term "compensation" is defined to mean base salary only and does not include overtime pay or bonuses. Compensation paid to Messrs. Stefan, Moyer, and Obetz during 1998 and covered by the plan was $160,000, $146,355, and $107,466 respectively. As of December 31, 1998, Messrs. Stefan, Moyer, and Obetz had accrued 19, 21, and 27 years of credited service, respectively, under the plan for benefit accrual purposes.

     The following table indicates, for purposes of illustration, the approximate annual retirement benefit that would be payable under the plan, in the form of a straight life annuity with 120 months' certain period, at age 65, under various assumptions as to average annual compensation and years of credited service. The benefit amounts set forth below are not subject to further deduction for Social Security or other offset amounts. Under the Internal Revenue Code, the maximum annual retirement benefit that may be paid in the form of a straight life annuity with 120 months' certain period under a qualified defined benefit plan such as the Plan is $120,691, subject to adjustment based upon increases in the Consumer Price Index. In addition, salary in excess of $160,000, effective in the year 1997, is disregarded in determining a participant's retirement benefit pursuant to regulations of the Internal Revenue Service.

     Average Annual                      Years of Credited Service
                                         -------------------------
      Compensation            10             20             30             40
      ------------            --             --             --             --

         $100,000          $15,000        $30,000        $45,000        $60,000
          125,000           18,750         37,500         56,250         75,000
          150,000           22,500         45,000         67,500         90,000
          175,000           24,000         48,000         72,000         96,000
          200,000           24,000         48,000         72,000         96,000
          225,000           24,000         48,000         72,000         96,000
          250,000           24,000         48,000         72,000         96,000
          275,000           24,000         48,000         72,000         96,000
          300,000           24,000         48,000         72,000         96,000

---------------


Retirement Restoration Plan

     Bank of Lancaster County adopted a Restoration Plan during 1996 for any officer whose compensation exceeded $160,000. The plan is designed to "restore" the level of benefits lost to these employees under certain qualified retirement plans because of Internal Revenue Code restrictions.

     The plan is designed to mirror the provisions of the qualified retirement plans available to all Bank of Lancaster County employees -- the Pension Plan, and the Employee Stock or 401(k) plan. The Retirement Restoration Plan allows for the calculation of benefits on an officer's salary in excess of $160,000. The effective date of the Plan is May 1, 1996.

Employment Agreement

     In April of 1983, the Bank of Lancaster County entered into a 5-year employment agreement with John E. Stefan engaging Mr. Stefan as its President and Chief Executive Officer. The employment agreement may be automatically renewed for additional terms of 5 years each. Mr. Stefan and the Bank of Lancaster County, N.A. have renewed the employment agreement and it is currently in effect. Either the Bank of Lancaster County or Mr. Stefan may cancel Mr. Stefan's employment agreement at anytime by giving prior notice to the other of its or his intent to cancel the agreement. The Bank of Lancaster County may terminate Mr. Stefan's employment agreement at any time without Mr. Stefan's consent for the following reasons:

     o without cause, in which case Mr. Stefan will receive his salary until the end of the term of the employment agreement; or

     o with cause, in which case Mr. Stefan will receive his salary and benefits under the employment agreement through his last day of employment.

     If control of Sterling Financial Corporation or the Bank of Lancaster County should change, the Bank of Lancaster County will be prohibited from terminating Mr. Stefan's employment agreement without cause, and the term of the employment agreement will be extended automatically. Sterling Financial Corporation has agreed to assume the Bank of Lancaster County's obligations to Mr. Stefan under his employment agreement if the Bank of Lancaster County can no longer meet those obligations.

Sterling Financial Corporation Directors' Compensation

     Directors who are also salaried officers of the Sterling Financial Corporation or the Bank of Lancaster County do not receive any fees for board or committee meetings. Each year, Sterling Financial Corporation compensates all its non-employee Directors:

     o by issuing to each of them 200 shares of Sterling Financial Corporation common stock; and

     o by paying to each of them cash equal to the value of the Sterling Financial common stock issued.

     Sterling Financial Corporation issues the common stock by July 15th of each year and values it at the price established for Sterling Financial Corporation's Dividend Reinvestment Plan as of July 1st of each year. In addition, each non-employee Director receives $100 for each meeting attended of a Board of Directors committee of which he or she is a member. Committee chairs receive $150 for each meeting attended. Sterling Financial Corporation reduces the Director's cash compensation by one-twelfth for each meeting missed in excess of three if a Director attends fewer than 75% of scheduled Board meetings.

     In July, 1998, each non-employee Director received 200 shares of Sterling Financial Corporation common stock worth $48.30 per share. The yearly cash portion of the director's fees was $9,660 for the period beginning July 1, 1998. In the aggregate, Sterling Financial Corporation paid $176,450 to non-employee Directors in cash and stock during 1998.

Sterling Financial Corporation's Transactions with Directors and Executive Officers

     Some of the directors and executive officers of Sterling Financial Corporation and the companies with which they are associated were customers of and had banking transactions with the Bank of Lancaster County during 1998. All loans and loan commitments made to them and to their companies were made in the ordinary course of bank business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the bank, and did not involve more than a normal risk of collectibility or present other unfavorable features. The Bank of Lancaster County and anticipates that it will enter into similar transactions in the future.

     The Bank of Lancaster County has entered into several transactions with businesses which are affiliates of Calvin G. High, a Director of Sterling Financial Corporation and the Bank of Lancaster County. The Bank of Lancaster County entered into a lease agreement in 1984 with High Properties, in which Mr. High is a partner, under which High Properties constructed and leased to the Bank of Lancaster County a building at 525 Greenfield Road, Lancaster, Pennsylvania. Sterling Financial Corporation and The Bank of Lancaster County, N.A. used the building for their administrative headquarters and for a branch office from October of 1984 until August 1995. Sterling Financial Corporation and the Bank of Lancaster County moved their administrative headquarters to another location in August 1995, but the Bank of Lancaster County has continued to maintain a branch office in the Greenfield Road building from October 1984 to the present. The term of the lease for the Greenfield Road building office is 15 years. The monthly rent is $12,331.70 and the Bank of Lancaster County paid a total of $147,980.40 in rent to High Properties during 1998 for the Greenfield Road property.

     On January 10, 1997, the Bank of Lancaster County sublet to High Employee Services, Ltd,. 4,424 square feet of the Greenfield Road building formerly occupied by Sterling Financial Corporation's and the Bank of Lancaster County's administrative headquarters. High Employee Services, Ltd. is a division of High Industries, of which Mr. High is Senior Vice President. The term of the sublease is two years and eight months and ends on the expiration date for the original 1984 lease. The Bank of Lancaster County, N.A. will receive $159,264 in rent from High Employee Services for the remaining term of the sublease.

     On October 28, 1998, The Bank of Lancaster County entered into a new lease agreement with High Properties for its branch bank at the Greenfield Road building. The lease term will commence on June 1, 1999, the expiration date of the original 1984 lease. Under the terms of the lease, High Properties will lease to the Bank of Lancaster County 4,424 square feet of space for a term of 5 years, subject to renewal. Base rent over the five-year term is $370,999.92.

     The Bank of Lancaster County paid High Associates, Ltd., a division of High Industries, Inc., $191,259 in 1998 in payment for maintenance, lawn care, remodeling and construction and other miscellaneous services. Mr. High is Senior Vice President of High Industries.

     The Bank of Lancaster County paid $322,130.92 to D & E Computer Networking Services, a division of D & E Communications, Inc. in 1998. The Bank of Lancaster County purchased local area network and wide area network integration services, personal computer hardware and software and data communications equipment from D & E Computer Networking Services. W. Garth Sprecher, a Director of Sterling Financial Corporation and the Bank of Lancaster County, is Vice President, Corporate Secretary and a Director of D & E Communications, Inc.


                 INFORMATION CONCERNING NORTHEAST BANCORP, INC.

Description of Business and Property

     Northeast Bancorp was incorporated on April 28, 1992, to act as a holding company for The First National Bank of North East. The First National Bank of North East commenced operations in 1903 as a national banking association chartered under the laws of the United States of America by the Office of the Comptroller of the Currency. As a national bank, The First National Bank of North East is subject to regulation and periodic examination by the Office of the Comptroller of the Currency. The First National Bank of North East's deposits are insured by the Federal Deposit Insurance Corporation. The First National Bank of North East's principal executive offices are located at 14 S. Main Street, North East, Maryland 21901-3998.

     Below is a schedule of all The First National Bank of North East properties, and their current ownership or lease terms.


Nature of Bank
Office or Facility       Address                   Owned/Leased      Date Opened
------------------       -------                   ------------      -----------
Main Office -            14 South Main Street      Owned             1903
Full Service             North East, MD

Branch Office -          139 W. Main Street        Owned             1964
Full Service             Elkton, MD

Branch Office -          Rts  40 & 272             Owned             1975
Drive Through            North East, MD

Branch Office -          5405 Pulaski Hwy.         Owned             1990
Full Service             Perryville, MD

 The First National Bank of North East is a full service commercial bank that offers a large range of commercial and retail banking products to its customers, including:

     o  personal and business checking
     o  NOW accounts
     o  money market accounts
     o  savings accounts
     o  IRA accounts
     o  certificates of deposit
     o  installment loans
     o  home equity loans
     o  lines of credit
     o  letters of credit
     o  revolving credit
     o  term loans
     o  commercial mortgage loans
     o  residential and commercial construction loans

     In addition, the bank provides the following services:

     o  safe deposit boxes
     o  travelers checks
     o  money orders
     o  wire transfers of funds
     o  direct deposits of social security and payroll checks
     o  merchant and retail credit card processing services
     o  access to the "MAC" automated teller machine network.

     In the event that loan requests exceed The First National Bank of North East's lending limit to any one customer, the bank seeks to arrange such loans on a participation basis with other financial institutions. The bank periodically evaluates the continuation of the above enumerated services.

     The First National Bank of North East competes with other commercial banks and savings and loan associations, most of which are larger than The First National Bank of North East. The bank also competes with major regional banking and financial institutions headquartered elsewhere. The First National Bank of North East generates the overwhelming majority of its deposit and loan volume within Cecil County, Maryland, its primary service area. The majority of the residents and business and employees within The First National Bank of North East's primary service area are within a driving time of 30 minutes from The First National Bank of North East's main office. There are 16 offices of commercial banks headquartered or which have a presence in the greater Cecil County area where The First National Bank of North East is located. The bank's primary service area includes a wide variety of residential neighborhoods, commercial businesses, retail stores, industrial complexes and service institutions. The Cecil County area has a large number of established businesses and a substantial employment base.

     The bank's primary service area is the community described in The First National Bank of North East's Community Reinvestment Act Statement, which states that the bank intends to meet the credit needs of the entire local community. As a financial institution subject to the

Community Reinvestment Act, The First National Bank of North East has a responsibility to the community to be pro-active in the pursuit of satisfying the credit needs of all creditworthy commercial enterprises and individuals up to its legal lending limits, and to serve legitimate businesses, professional practices, farms, non profit organizations, and governmental and educational institutions without discrimination as to minimum size or type and without regard to race, color, natural origin, religion, sex, handicap or financial status. The bank is an Equal Housing Lender and Equal Opportunity Lender.

     The First National Bank of North East is committed to providing quality financial products and services for all customers within the local community and to investing in their potential growth as well as the community's growth. In its responsibility, the bank seeks to ascertain the credit needs of both existing and successful business ventures and the needs of businesses that are forming and growing, with the goal of enhancing the vitality of the community by servicing businesses that provide jobs, goods and services.

Employees

     As of December 31, 1998, Northeast Bancorp had 44 full-time equivalent employees.

Legal Proceedings

     The business of Northeast Bancorp and The First National Bank of North East generates litigation in the ordinary course of that business. In the opinion of management of Northeast Bancorp and The First National Bank of North East, there are no proceedings pending to which Northeast Bancorp and The First National Bank of North East is a party or to which their property is subject, which, if determined adversely to them, would be material in relation to Northeast Bancorp's or The First National Bank of North East's undivided profits or financial condition, nor are there any proceedings pending, other than ordinary routine litigation, incident to the business of Northeast Bancorp or The First National Bank of North East. In addition, no material proceedings are pending or are known to be threatened or contemplated against Northeast Bancorp or The First National Bank of North East by government authorities or others.

Northeast Bancorp, Inc. Common Stock Market Price and Dividends

     Northeast Bancorp stockholders are entitled to receive dividends when, and if, declared by the Board of Directors out of legally available funds. Northeast Bancorp has historically paid quarterly cash dividends to its stockholders on or about May 15, June 15, September 15, and December 15 of each year. The ability of Northeast Bancorp to pay dividends to its stockholders is dependent upon receipt of dividends from The First National Bank of North East.

     Under federal law, the approval of the Office of the Comptroller of the Currency is required for the payment of dividends in any calendar year by a subsidiary national bank if the total of all dividends declared by the bank in a calendar year exceeds that bank's net profits for that year combined with its retained net profits for the preceding two calendar years. Moreover, no dividends may be paid by a national bank if its "losses" equal or exceed its undivided profits account, and no dividend may be paid in an amount in excess of its "net profits then on hand." In addition, the Office of the Comptroller of the Currency may find a dividend payment which otherwise meets the criteria specified in the law, nonetheless to constitute an unsafe or unsound practice.

     In accordance with the regulatory restrictions described above, as of December 31, 1998, The First National Bank of North East had approximately $______ available for the payment of dividends. The agreement permits Northeast Bancorp to make normal quarterly cash dividend payments, not in excess of $0.25 per share during the first three calendar quarters of 1999 to its stockholders, consistent with past practice, prior to the day of the merger.

     Northeast Bancorp, Inc. paid regular cash dividends of $0.80 per share in 1998, a special dividend of $0.20 per share in December, 1998, and a regular dividend of $0.25 per share for the first quarter of 1999.

Year 2000 Issue

     The Year 2000 Problem

     The following section contains forward-looking statements which involve risks and uncertainties. The actual impact of the Year 2000 issue on Northeast Bancorp's operations could materially differ from that which is anticipated in these forward-looking statements as a result of the factors identified below.

     The Year 2000 problem issue is the result of potential problems with software and computer systems or any equipment with computer chips (collectively "systems") that store the year portion of the date as just two digits (e.g. 98 for 1998). Systems using this two-digit approach will not be able to determine whether "00" represents the year 2000 or 1900. The problem, if not corrected, will make those systems fail altogether or, even worse, allow them to generate incorrect calculations causing a disruption of normal computer and related operations.

     Readiness Efforts

     The First National Bank of North East, the only subsidiary of Northeast Bancorp, is addressing the Year 2000 problem and related issues for Northeast Bancorp and for itself.

     In 1997, a comprehensive project plan to address the Year 2000 problem and related issues as those relate to The First National Bank of North East's and its affiliates operations was developed, approved by the Board of Directors and implemented. The scope of the plan includes five phases of Awareness, Assessment, Renovation, Validation and Implementation as defined by Federal Financial Institutions Examination Council and the banking regulatory agencies which regulate Northeast Bancorp and The First National Bank of North East.

     A project team that consists of key members of The First National Bank of North East's technology staff, representatives of functional business units and senior management was developed. Additionally, the duties of the Chief Financial Officer of The First National Bank of North East were aligned to serve primarily as the Year 2000 project manager.

     As assessment of the impact of the Year 2000 issue on The First National Bank of North East's computer systems has been completed. The scope of the project also includes other operational and environmental systems since they may be impacted if embedded computer chips control the functionality of those systems. From the assessment, The First National Bank of North East has identified and prioritized those systems deemed to be mission critical or those that have a significant impact on normal operations.

     The First National Bank of North East relies on third party vendors and service providers for its data processing capabilities and to maintain its computer systems. Formal communications with those providers of data processing capabilities and other external counter parties were initiated in 1997 and 1998 to assess the Year 2000 readiness of their products and services. Their progress in meeting their targeted schedules is being monitored for any indication that they may not be able to address the problems in time. Thus far, responses indicate that most of the significant providers currently have compliant versions available or are well into the renovation and testing phases with completion scheduled for sometime in 1998. However, The First National Bank of North East can give no guarantee that the systems of these service providers and vendors on which The First National Bank of North East's systems rely will be timely renovated.

     Additionally, The First National Bank of North East has implemented a plan to manage the potential risk posed by the impact of the Year 2000 issue on its major customers. Formal communications have been initiated, and the assessment was significantly completed by December 31, 1998.

     Current Status

     The following table provides a summary of the current status of the five phases involved and a projected timetable for completion.

                                          Projected
Project Phase        % Completed         Completion        Comments
-------------        -----------        -----------        --------
Awareness                 100%           06/30/98          Completed
Assessment                100%           06/30/99          Completed
Renovation                 95%           06/30/99          Replace Asset/Liab.
                                                           Management
                                                           Software Program
                                                           Software Update for
                                                           ATM's remain
Critical systems          100%           12/31/98          Complete
Validation                 95%           06/30/99          Above-listed
                                                           validation items need
                                                           validation
Implementation             95%           As tested         Above items

OVERALL

     Costs          $100,000.00

     The First National Bank of North East has thus far primarily used and expects to continue to primarily use internal resources to implement its readiness plan and to upgrade or replace and test systems affected by the Year 2000 issue. The total cost to The First National Bank of North East of these Year 2000 compliance activities has not been and is not anticipated to be material to its financial position or results of operations in any given year. In total, The First National Bank of North East estimates that its costs, excluding personnel expenses, for Year 2000 remediation and testing of its computer systems will amount to less than $100,000.00 over the three-year period from 1997 through 1999. Not included in this estimate is the cost to replace fully depreciated systems during this period, which occurs in the normal course of business and is not directly attributable to the Year 2000 issue.

     The costs and the timetable in which The First National Bank of North East plans to complete the Year 2000 readiness activities are based on management's best estimates, which were derived using numerous assumptions of future events including the continued availability of particular resources, third party readiness plans and other factors. The First National Bank of North East can make no guarantee that these estimates will be achieved, and actual results could differ from such plans.

     Risk Assessment

     Based upon current information related to the progress of its major vendors and service providers, management has determined that the Year 2000 issue will not pose significant operational problems for its computer systems. This determination is based on the ability of those vendors and service providers to renovate, in a timely manner, the products and services on which The First National Bank of North East's systems rely. However, The First National Bank of North East can give no guarantee that the systems of these suppliers will be timely renovated.

     Contingency Plan

     Realizing that some disruption may occur despite its best efforts, The First National Bank of North East is in the process of developing contingency plans for each critical system in the event that one or more of those systems fail. While this is an ongoing process, The First National Bank of North East expects to have the plan substantially documented by May 10, 1999.

                             NORTHEAST BANCORP, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On the following pages of this proxy statement/prospectus we present management's discussion and analysis of the consolidated financial condition and results of operations of Northeast Bancorp, Inc., and its wholly-owned subsidiary, The First National Bank of North East. Management's discussion and analysis discusses the significant changes in the results of operations, capital resources and liquidity presented in its accompanying consolidated financial statements for Northeast Bancorp, Inc. Northeast Bancorp, Inc.'s consolidated financial condition and results of operations consist almost entirely of The First National Bank of North East's financial condition and results of operations. Current performance does not guarantee, assure, or may not be indicative of similar performance in the future.

     The following discussion focuses on and highlights certain information regarding Northeast Bancorp, Inc. We recommend that you read this discussion in conjunction with the Consolidated Financial Statements and related notes appearing elsewhere in this proxy statement/prospectus.

     We caution you not to place undue reliance on forward-looking statements in this section, because they reflect management's analysis only as of this date. Northeast Bancorp, Inc. undertakes no obligation to publicly revise or update these forward-looking statements to reflect subsequent events or circumstances.

                             NORTHEAST BANCORP, INC.
                             SELECTED FINANCIAL DATA

     The following table presents Interest Income/Average Earning Assets and Net Interest Income/Average Earning Assets on a tax equivalent basis.

                                                                           As of and for the Years Ended December 31,
                                                           -------------------------------------------------------------------------
                                                               1998           1997           1996            1995            1994
                                                               ----           ----           ----            ----            ----
                                                                        (Dollars in thousands, except per share data)
                                                                         -------------------------------------------
Income & Expense:
Interest income                                            $  5,922       $  5,483       $  5,146        $  5,115        $  5,006
Interest expense                                              2,289          2,012          1,958           1,897           1,660
Net interest income                                           3,633          3,471          3,189           3,129           3,406
Provision for loan losses                                        60              0            (40)           (258)             73
Net interest income after provision for loan losses           3,573          3,471          3,228           3,386           3,332
Noninterest income                                              517            432            413             407             366
Noninterest expense                                           2,787          2,644          2,432           2,697           2,679
Income before income taxes                                    1,303          1,259          1,209           1,097           1,019
Income taxes                                                    514            424            374             309             417
Net income                                                      790            835            835             788             603

Per share:                                               (estimates)
Basic                                                      $   2.32       $   2.38       $   2.38        $   2.25        $   1.72
Diluted                                                    $   2.32       $   2.38       $   2.38        $   2.25        $   1.72
Cash dividends paid                                        $   1.00       $   0.67       $   0.51        $   0.72        $   0.67
Weighted average number of common
     shares:                                             (estimates)
     Basic                                                  339,620        351,720        350,275         350,235         350,235
     Diluted                                                339,620        351,720        350,275         360,235         350,235
Book Value (excl. unrealized gain/loss)                    $  22.52       $  21.23       $  19.96        $  18.26        $  16.73


Average Balance Sheet:                                   (estimates)
Total Assets                                                 77,122         70,008         67,768          66,891          66,092
Investment Securities and Money Market Investments           13,695         12,995         17,649          18,797          17,400
Loans and Leases (Net of Unearned Income)                    56,462         50,458         43,709          41,924          42,751
Deposits                                                     69,155         62,426         60,764          60,219          59,912
Borrowings                                                        0              0              0               0               0
Stockholders' equity (excluding unrealized gain/loss)         7,426          7,136          6,722           6,127           5,675

Balance Sheet at Period End:
Total assets                                                 81,789         72,455         67,561          67,976          65,806
Investments                                                  16,402         10,989         15,002          20,295          17,299
Loans (Net of Unearned Income)                               58,042         54,882         46,034          41,385          42,463
Deposits                                                     73,673         64,636         60,216          61,313          59,124
Borrowings                                                        0              0              0               0               0
Stockholders' equity (excluding unrealized gain/loss)         7,628          7,223          7,050           6,395           5,859

Selected Operating Ratios:                               (estimates)
Return on average assets (annualized)                          1.02%          1.19%          1.23%           1.18%           0.91%
Return on average stockholders' equity                        10.63%         11.71%         12.42%          12.86%          10.62%
Leverage (assets divided by                                    9.33%          9.97%         10.43%           9.41%           8.90%
     stockholders' equity
Average total loans as a percentage of                        81.65%         80.83%         71.93%          69.62%          71.36%
     average deposits
Interest income/Average Earning Assets                         8.44%          8.64%          8.39%           8.42%           8.32%
Interest expense/Average Dep. &                                3.31%          3.22%          3.22%           3.30%           2.67%
     Borrowings
Net interest income/Average Earn. Assets                       5.18%          5.47%          5.20%           5.15%           5.66%

Balance Sheet Analysis

     The table below presents the major asset and liability categories on an average daily basis for the periods presented, along with interest income and expense, and key rates and yields. During 1998, the assets showing the greatest increase were loans. On the liability side, the most significant source of new funds was time deposits.

          DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS EQUITY,
                    INTEREST RATES AND INTEREST DIFFERENTIAL


                                                                      Year Ended December 31,
                                      -------------------------------------------------------------------------------------------
                                                      1998                                             1997
                                      ---------------------------------------      ----------------------------------------------
                                                                     (Dollars in thousands)
                                                                     ----------------------


                                       Average         Average                          Average         Average
                                       Balance          Rate          Interest          Balance          Rate          Interest
                                       -------          ----          --------          -------          ----          --------

Assets:
Investments                            $13,695           5.65%        $   773           $12,995          6.48%           $   842
Loans                                   56,462           9.12%          5,149            50,458          9.20%             4,641
                                       -------                        -------           -------                          -------
Total Assets                            70,157           8.44%          5,922            63,453          8.64%             5,483

Noninterest-earning                      6,965                                            6,555
                                       -------                        -------           -------                          -------
Total assets                           $77,122           7.68%        $ 5,922           $70,008          7.83%           $ 5,483
                                       =======                        =======           =======                          =======

Liabilities and Stockholder
Equity Deposits:
Demand                                 $16,575                                          $14,903
Interest bearing deposits               25,938           3.28%        $   850            23,622          3.10%           $   732
Time                                    26,642           5.40%          1,439            23,901          5.36%             1,280
                                       -------                        -------           -------                          -------
Total Deposits                          69,155           3.31%          2,289            62,426          3.22%             2,012

Borrowings                                   0                                                0
Other liabilities                          541                                              446
Total liabilities                       69,696           3.28%          2,289            62,872          3.20%             2,012
                                       -------                        -------           -------                          -------
Stockholders' equity                     7,426                                            7,136
(excluding unrealized
gains)
Total liabilities and equity           $77,122           2.97%          2,289           $70,008          2.87%           $ 2,012
                                       =======                        =======           =======                          =======

Average effective rate on              $52,580           4.35%        $ 2,289           $47,523          4.23%           $ 2,012
interest-bearing liabilities
Interest Income/Earning                 70,157           8.44%          5,922            63,453          8.65%             5,483
Assets
Interest Income/Earning                 70,157           3.26%          2,289            63,453          3.17%             2,012
Assets
Effective Interest                                       5.18%                                           5.47%
Differential

Investment Securities

     Total securities available for sale increased $1,233,221 from $10,188,527 in December 31, 1997 to $11,421,748 in December 31, 1998. The primary increase in the securities available for sale occurred in the other investments category which includes certificates of deposit in other banks, Federal Home Loan Bank stock and Federal Reserve Bank stock. At December 31, 1998, other investments consisted of $3,000,000 in certificates of deposit, $325,100 in Federal Home Loan Bank stock and $22,400 in Federal Reserve Bank stock. At December 31, 1997, other investments consisted of $298,100 in Federal Home Loan Bank stock and $22,400 in Federal Reserve Bank stock. Securities of U. S. Government agencies and state and political subdivisions decreased $1,904,000 during 1998, from $7,771,635 at December 31, 1997, to $6,270,878 at December 31, 1998. Also
included in the securities available for sale category at December 31, 1998 are unrealized gains of $70,724. This represents an increase of $110,287 over the unrealized loss of $39,563 at December 31, 1997.

     At December 31, 1998 federal funds sold were $4,979,950, which was $4,179,950 higher than the $800,000 reported at December 31, 1997.

     Northeast Bancorp, Inc. holds no significant concentrations of securities except for the $3,000,000 in certificates of deposit in the Federal Home Loan Bank. If a bank holds securities worth more than 10% of its stockholders' equity in one company or securities issuer, then that securities holding is a concentration of securities.

     The maturity analysis of securities available for sale, including the weighted average yield for each category, as of December 31, 1998, and with the exception of other investments, is as follows:


                                       Under          1-5            5-10           Over
                                      1 year         years           years       10 years      Total
                                      ------         -----           -----       --------      -----
                                                           (Dollars in thousands)
                                                           ----------------------
Obligations of State and
Political Sub-Divisions:
   Carrying value                      $  181       $  471          $1,080              0     $1,733
   Weighted average yield                9.37%        6.17%           7.35%                     7.24%

Mortgage-backed Securities:
   Carrying value                      $1,151       $2,256          $1,842         $1,022     $6,271
   Weighted average yield                7.36%        7.16%           6.84%          6.33%      6.97%

Total:
   Carrying value                      $1,332       $2,728          $2,922         $1,022     $8,004
   Weighted average yield                7.63%        6.99%           7.03%          6.33%      7.03%

     Weighted average yield is computed by dividing the annualized interest income, including the accretion of discounts and the amortization of premiums, by the carrying value. Tax-exempt securities were adjusted to a tax-equivalent basis and are based on the federal statutory tax rate of 34%.

     The following table shows the amortized cost and fair value of investment securities at December 31, 1998 and 1997:


                                                                         December 31, 1998
                                                        -------------------------------------------------
                                                                      Gross          Gross      Estimated
                                                        Amortized   Unrealized    Unrealized      Market
Available for Sale                                         Cost       Gains        (Losses)       Value
------------------                                         ----       -----        --------       -----

Obligations of U.S. Governmental agencies                 $ 6,271     $   29          --         $ 6,300
Obligations of states and political subdivisions            1,733         41          --           1,774
Other Investments                                           3,348         --          --           3,348
                                                          -------     ------         ---         -------
     Totals                                               $11,351     $   71           0         $11,422
                                                          =======     ======         ===         =======


                                                                         December 31, 1997
                                                        -------------------------------------------------
                                                                      Gross          Gross      Estimated
                                                        Amortized   Unrealized    Unrealized      Market
Available for Sale                                         Cost       Gains        (Losses)       Value
------------------                                         ----       -----        --------       -----

Obligations of  U.S. Governmental agencies                 $ 7,772     $58           $117        $ 7,713
Obligations of states and political subdivisions             2,136      19            ---          2,155
Other Investments                                              321     ---            ---            321
                                                           -------     ---           ----        -------
     Totals                                                $10,228     $77           $117        $10,189
                                                           =======     ===           ====        =======

Loans

     Northeast Bancorp grants commercial loans, residential mortgages and consumer loans to customers located primarily in Cecil County, Maryland. Northeast Bancorp makes no foreign loans. At December 31, 1998, there were no concentrations exceeding 10% of loans. A concentration is defined as amounts loaned to a multiple number of borrowers engaged in similar activities which would cause them to be similarly affected by changes in economic or other conditions.

     Loans grew $3,134,624, or 5.7% from $54,849,000 at December 31, 1997 to
$57,983,624 at December 31, 1998. This growth was primarily the result of an increase in commercial related loans.

     Major classifications of loans are summarized as follows at December 31, 1998 and 1997 (in thousands):


                                                              December 31,
                                                      ------------------------
                                                          1998            1997
                                                          ----            ----

Commercial, financial and agricultural                $ 10,095        $  7,158
Real estate loans - construction                           580           1,008
Real estate loans - mortgage                            43,248          43,208
Installment loans to individuals                         4,061           3,475
                                                      --------        --------
          Total                                       $ 57,984        $ 54,849


Net deferred fees                                     $     60        $     37
   Less: Unearned discount                                  (2)             (4)
   Less: Allowance for possible loan losses               (451)           (412)
                                                      --------        --------
         Net Loans                                    $ 57,591        $ 54,470


     Northeast Bancorp, Inc. generally classifies a loan as nonaccrual when:

     o principal or interest consistently has been in default for a period of 90 days or more;

     o  the borrower's financial condition has deteriorated; or

     o  payment in full of principal or interest is not expected.

     Northeast Bancorp, Inc. generally continues to accrue interest on delinquent loans past due 90 days or more when Northeast Bancorp, Inc. believes that the loans are well-secured and expects that the loans will be restored to a current status in the near future. Northeast Bancorp., Inc. holds no loans which it classifies as troubled debt restructurings.

     The following table details those loans that Northeast Bancorp, Inc. placed on nonaccrual status or on which Northeast Bancorp, Inc. continues to accrue interest even though the loans were at least 90 days delinquent.

                                                   December 31,
                                            ------------------------
                                            1998                1997
                                            ----                ----
(Dollars in thousands)
----------------------
Nonaccrual loans                              $96               $---
Trouble debt restructurings                   ---                ---
Delinquent loans                               42                482
                                             ----                ---
     Total                                   $138               $482

Allowance for Possible Loan Losses

     Northeast Bancorp, Inc. determines the adequacy of its allowance for possible loan losses based on the following criteria:

     o  a credit review of the loan portfolio;

     o  past loan loss experience;

     o  current economic conditions; and

     o  any other factors that Northeast Bancorp, Inc. believes to be pertinent.

     In 1998, Northeast Bancorp, Inc. added $60,000 to its allowance for loan losses. Northeast Bancorp, Inc.'s allowance for possible loan losses at December 31, 1998, was $451,000, or .78% of total loans, compared to $412, 000 or .75% of total loans at December 31, 1997. Northeast Bancorp, Inc. charged-off $20,692 in 1998, compared to $46,768 in 1997. In the opinion of management, Northeast Bancorp, Inc. has reserved an amount adequate to absorb future loan losses.

     The following table summarizes Northeast Bancorp, Inc.'s loan loss experience:

                                                      Years ended December 31,
                                           ------------------------------------------------------
                                           1998        1997         1996        1995         1994
                                           ----        ----         ----        ----         ----

(Dollars in thousands)
Balance-beginning of year               $   412     $   459      $   544     $   789      $   759
Loans Charged-off                            42          64           67          12           70
Recoveries                                   21          17           21          25           27
Net Loans charged-off                        21          47           46         (13)          43
Additions charged to operations              60           0          (39)       (258)          73
                                        -------     -------      -------     -------      -------
Balance at end of year                  $   451     $   412      $   459     $   544      $   789
                                        =======     =======      =======     =======      =======
Average Loans                           $56,462     $50,481      $43,733     $41,924      $42,751
Ratios:
Net loans charged off to                   0.04%       0.09%        0.10%      -0.03%        0.10%
average loans
Net loans charged off to                   4.58%      11.34%        9.98%      -2.37%        5.52%
allowance for loan losses


     The following table summarizes Northeast Bancorp, Inc.'s premises and equipment at December 31, 1998 and 1997:

                                                               December 31,
                                                         ---------------------
                                                            1998          1997
                                                         -------       -------
Land                                                     $ 1,078       $ 1,078
Northeast Bancorp, Inc. premises                             973           849
Leasehold Improvements                                       743           743
Furniture & Equipment                                      1,164         1,199
                                                         -------       -------
                                                           3,958         3,869

Less accumulated depreciation                             (1,432)       (1,520)
                                                         -------       -------
Northeast Bancorp, Inc. premises and equipment, net      $ 2,526       $ 2,349
                                                         =======       =======

     Depreciation expense for the years ended December 31, 1998 and 1997 was $180,386 and $169,603, respectively.

Deposits

     Northeast Bancorp, Inc. held total deposits of $73,673,084 at December 31, 1998, and $64,636,491 at December 31, 1997. Total deposits at December 31, 1998, increased by $9,036,593, or 14%, over total deposits at December 31, 1997. Demand deposits increased by $2,441,831, or 17.6%, during the same time period. Interest bearing deposits increased by $6,594,762, or 13%, during the same time period largely because certificates of deposit increased by $4,244,945, or 16.3%, during the same time period.

     The following table shows the distribution of average balances and average rates paid on the deposit categories at December 31, 1998 and 1997.


                                                    December 31,
                                  ---------------------------------------------
                                          1998                       1997
                                          ----                       ----
(Dollars in thousands)
                                   Amount       Rate          Amount       Rate
                                   ------       ----          ------       ----
Noninterest-bearing               $16,575      0.00%         $14,903      0.00%
Interest-bearing deposits          25,938      3.28%          23,622      3.10%
Time deposits                      26,642      5.40%          23,901      5.36%
                                   ------                     ------
          Total deposits          $69,155      3.31%         $62,426      3.22%
                                  =======      =====         =======      =====

     The following table shows the distribution of certificates of deposit of $100,000 and over at December 1998 and 1997 by maturity:


                                                       December 31,
                                                -------------------------
                                                1998                 1997
                                                ----                 ----
(Dollars in thousands)
----------------------
Three months or less                          $2,295               $1,305
Over three months to twelve months             1,579                1,127
Over one year to three years                     861                  500
Over three years                                 100                  100
                                              ------               ------
          Total                               $4,835               $3,032
                                              ======               ======

     The following table summarizes categories of deposits at December 31, 1998 and 1997.

                                                       December 31,
                                              --------------------------
                                                 1998               1997
                                                 ----               ----
(Dollars in thousands)
----------------------
Noninterest-bearing                           $16,343            $13,902
Interest-bearing checking accounts              4,459              4,202
Money market accounts                           6,873              5,518
Savings                                        15,720             14,984
Time, under $100,000                           25,443             22,998
Time, over $100,000                             4,835              3,032
                                              -------            -------

         Total Deposits                       $73,673            $64,636
                                              =======            =======

Capital

     Quantitative measures established by regulation to ensure capital adequacy require the maintenance of minimum amounts of capital and minimum ratios of total and Tier 1 capital to risk-weighted assets. Management believes, as of December 31, 1998, that Northeast Bancorp, Inc. and The First National Bank of North East meet all capital adequacy requirements to which they are subject.

     Northeast Bancorp, Inc.'s Tier 1 minimum capital ratio is 4.0% and its minimum total capital ratio is 8.0%. Banks compute the total capital ratio by adding the Tier 1 ratio to the Tier 2 ratio and dividing by the risk-adjusted assets. Northeast Bancorp, Inc.'s Tier 1 risk-adjusted capital ratio was 12.9%, and the total risk-adjusted capital ratio was 13.7%, both well above the regulatory requirements. The risk-based capital ratio of The First National Bank of North East also exceed regulatory requirements at December 31, 1998

     The following table shows Northeast Bancorp, Inc.'s capital and leverage ratios at December 31, 1998 and 1997:


                                                       December 31,
                                              --------------------------
                                                 1998               1997
                                                 ----               ----
Tier 1 Capital Ratio                            12.90%             13.20%
Total Capital Ratio                             13.74%             14.04%
Leverage Ratio                                   8.54%              9.07%

Results of Operations

     Northeast Bancorp., Inc. reported consolidated net income at December 31, 1998 of $789,591, or 5.5% below the $835,402 that Northeast Bancorp, Inc. reported at December 31, 1997. Basic and diluted earnings per share for 1998 were $2.32 compared to $2.38 for the same period in 1997. Net income decreased for 1998 because operating expenses increased by $142,946 and the provision for loan losses increased by $60,000.

     In June 1997, the Financial Accounting Standard Board issued Statement of Financial Accounting Standards No. 130 -- "Reporting Comprehensive Income." Statement of Financial Accounting Standards No. 130 establishes standards to provide prominent disclosure of comprehensive income items. Comprehensive income consists of net unrealized gains on investment securities available for sale. This statement was effective for fiscal years beginning after December 15, 1997. This statement requires Northeast Bancorp to make additional disclosures in the financial statements. The adoption of this statement had no effect on the corporation's consolidated financial position or results of operation. Comprehensive income for December 31, 1998 and 1997 was $67,693 and $7,344, respectively.

Net Interest Income

     The primary component of the corporation's net earnings is net interest income, which is the difference between interest and fees earned on interest earning assets and interest paid on deposits and borrowed funds. Net interest income at December 31, 1998 of $3,633,275 was 5% higher than the $3,471,182 reported at December 31, 1997. This increase was the result of a 13% increase in earnings assets during this period. Partially offsetting this increase was a reduction in the net interest margin during this period of time, compared to the same period in 1997. The yield on average earning assets decreased in 1998 compared to an increase in the interest rate paid on average deposits.


                                                        December 31,
                                                        ------------

                                            1998            1997           1996
                                            ----            ----           ----
(Dollars in thousands)
Interest income                           $5,922          $5,483         $5,146
Interest expense                           2,289           2,012          1,957
                                          ------          ------         ------
Net interest income                       $3,633          $3,471         $3,189

     The rate-volume variance analysis set forth in the table below compares changes in net interest income for the periods indicated by their rate and volume components.



                                                               1998 over (under) 1997                  1997 over (under) 1996
                                                                 due to changes in                        due to changes in
                                                                 -----------------                        -----------------
                                                          Net                                      Net
(Dollars in thousands)                                   Change         Rate        Volume        Change         Rate        Volume
                                                         ------         ----        ------        ------         ----        ------
Interest Income:
  Investment securities                                    $(69)        $(114)       $  45         $(337)         $(26)       $(311)
  Loans                                                     508           (44)         552           673            63          610
 Other assets                                                --            --           --            --            --           --
                                                           ----         -----        -----         -----          ----        -----
        Total                                               439          (158)         597           336            37          299
Interest Expense:
Savings deposits and Time deposits                          277            60          217            54             1           53
Borrowings and other interest-bearing liabilities            --            --           --            --            --           --
        Total                                               277            60          217            54             1           53
                                                           ----         -----        -----         -----          ----        -----
Changes in net interest income                             $162         $(218)       $(380)        $ 282          $ 36        $ 246
                                                           ====         =====        =====         =====          ====        =====


Other Income

     Northeast Bancorp, Inc.'s other income grew 19.6% from $432,330 at December 31, 1997, to $517,216 at December 31, 1998. Northeast Bancorp, Inc. achieved the increase by increasing ATM surcharges and introducing fee-generating debit cards in 1998.

Other Operating Expenses

     Northeast Bancorp, Inc.'s other operating expenses consist of costs related to Northeast Bancorp, Inc.'s line of business which are not specifically identified on Northeast Bancorp, Inc.'s income statement. Other operating expenses consist of items such as the following:

     o  salaries and employee benefits;

     o  net occupancy expense;

     o  furniture and equipment expense;

     o  advertising and marketing;

     o  insurance premiums;

     o  postage, telephone, stationery and forms; and

     o  professional services.

Other operating expenses aggregated $2,787,356 in 1998, which was $142,946, or 5.4%, higher than in 1997. In general, the 1998 increase in other operating expenses was consistent with industry-wide cost increases associated with the items making up this category. Salary and employee benefit expenses did not change in 1998, and occupancy and equipment expenses increased only modestly by $16,860 and $16,958, respectively. Other operating expenses increased primarily due to an increase in professional services expense.

                             NORTHEAST BANCORP, INC.

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                           December 31, 1998 and 1997


                                                        1998            1997
                                                   ------------    ------------

ASSETS
    Cash and due from banks                        $  4,627,042    $  4,085,528
    Federal funds sold                                4,979,950         800,000
    Securities available for sale                    11,421,748      10,188,527
    Loans (net of allowance for loan
      losses of $451,387 and $412,079
      in 1998 and 1997, respectively)                57,590,798      54,469,994
    Accrued interest receivable                         436,641         363,638
    Bank premises and equipment                       2,526,458       2,358,757
    Other assets                                        206,817         188,610
                                                   ------------    ------------
          TOTAL ASSETS                             $ 81,789,454    $ 72,455,054
                                                   ============    ============



LIABILITIES
    Deposits
      Demand                                       $ 16,343,393    $ 13,901,562
      Interest bearing                               57,329,691      50,734,929
                                                   ------------    ------------
          Total deposits                             73,673,084      64,636,491

    Accounts payable and other
      liabilities                                       444,521         619,777
                                                   ------------    ------------
          Total liabilities                          74,117,605      65,256,268

STOCKHOLDERS' EQUITY
    Common stock, $1 par value; 400,000
      shares authorized; 338,812 and
      359,856 shares issued and outstanding
      in 1998 and 1997, respectively                    338,812         359,856
    Additional paid in capital                          874,432         910,308
    Retained earnings                                 6,415,195       6,386,019
    Net unrealized appreciation
      (depreciation) on securities
      available for sale                                 43,410         (24,283)
    Treasury stock, -0- and 19,687 shares,
      in 1998 and 1997, at cost                            --          (433,114)
                                                   ------------    ------------
                                                      7,671,849       7,198,786
                                                   ------------    ------------

          TOTAL LIABILITIES AND
            STOCKHOLDERS' EQUITY                   $ 81,789,454    $ 72,455,054
                                                   ============    ============



See notes to consolidated financial statements.

                             NORTHEAST BANCORP, INC.

                        CONSOLIDATED STATEMENTS OF INCOME

                 For The Years Ended December 31, 1998 and 1997


                                                        1998             1997
                                                     ----------       ----------
INTEREST INCOME
    Loans including fees on loans                    $5,149,083       $4,640,583
    Investment income                                   773,402          842,290
                                                     ----------       ----------
                                                      5,922,485        5,482,873
INTEREST EXPENSE
    Deposits                                          2,289,210        2,011,691
                                                     ----------       ----------
NET INTEREST INCOME                                   3,633,275        3,471,182

PROVISION FOR LOAN LOSSES                                60,000             --
                                                     ----------       ----------
NET INTEREST INCOME AFTER PROVISION
    FOR LOAN LOSSES                                   3,573,275        3,471,182

OTHER INCOME INCLUDING SERVICE FEES                     517,216          432,330
                                                     ----------       ----------
NET INTEREST AND OTHER INCOME                         4,090,491        3,903,512

OPERATING EXPENSES                                    2,787,356        2,644,410
                                                     ----------       ----------
INCOME BEFORE INCOME TAXES                            1,303,135        1,259,102

PROVISION FOR INCOME TAXES                              513,544          423,700
                                                     ----------       ----------
NET INCOME                                           $  789,591       $  835,402
                                                     ==========       ==========
BASIC EARNINGS PER SHARE                             $     2.32       $     2.38
                                                     ==========       ==========

See notes to consolidated financial statements.

                             NORTHEAST BANCORP, INC.

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                 For The Years Ended December 31, 1998 and 1997

                                                         1998             1997
                                                       --------         --------

NET INCOME                                             $789,591         $835,402

OTHER COMPREHENSIVE INCOME
  NET OF TAX
    Unrealized holding gains
      arising during the period                          67,693            7,344
                                                       --------         --------
COMPREHENSIVE INCOME                                   $857,284         $842,746
                                                       ========         ========

See notes to consolidated financial statements.

                             NORTHEAST BANCORP, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 For The Years Ended December 31, 1998 and 1997

                                                                                                                          Net
                                                                      Additional                                      Unrealized
                                        Common Stock      Common        Paid in                Retained              Appreciation
                                        Outstanding       Stock         Capital                Earnings             (Depreciation)
                                        ------------      ------      -----------              --------             --------------
BALANCE, DECEMBER 31, 1996                  353,204    $   353,204    $   777,404             $ 5,919,154              $ (31,627)

NET INCOME                                     --             --             --                   835,402                   --

CASH DIVIDENDS PAID                            --             --             --                  (228,981)                  --

STOCK DIVIDENDS                               6,652          6,652        132,904                (139,556)                  --

ACQUISITION OF TREASURY STOCK                  --             --             --                      --                     --

NET CHANGE IN UNREALIZED APPRECIATION
  ON SECURITIES AVAILABLE FOR SALE             --             --             --                      --                    7,344
                                        -----------    -----------    -----------             -----------              ---------

BALANCE, DECEMBER 31, 1997                  359,856        359,856        910,308               6,386,019                (24,283)

NET INCOME                                     --             --             --                   789,591                   --

CASH DIVIDENDS PAID                            --             --             --                  (340,225)                  --

ISSUANCE OF COMMON STOCK                      1,000          1,000         21,000                    --                     --

ACQUISITION OF TREASURY STOCK                  --             --             --                      --                     --

RETIREMENT OF TREASURY STOCK                (22,044)       (22,044)       (56,876)               (420,190)                  --

NET CHANGE IN UNREALIZED APPRECIATION
  ON SECURITIES AVAILABLE FOR SALE             --             --             --                      --                   67,693
                                        -----------    -----------    -----------             -----------              ---------
BALANCE, DECEMBER 31, 1998                  338,812    $   338,812    $   874,432             $ 6,415,195              $  43,410
                                        ===========    ===========    ===========             ===========              =========




                                           Treasury
                                             Stock          Total
                                           --------         -----
BALANCE, DECEMBER 31, 1996                       --      $ 7,018,135

NET INCOME                                       --          835,402

CASH DIVIDENDS PAID                              --         (228,981)

STOCK DIVIDENDS                                  --

ACQUISITION OF TREASURY STOCK                (433,114)      (433,114)

NET CHANGE IN UNREALIZED APPRECIATION
  ON SECURITIES AVAILABLE FOR SALE               --            7,344
                                          -----------    -----------
BALANCE, DECEMBER 31, 1997                   (433,114)     7,198,786

NET INCOME                                       --          789,591

CASH DIVIDENDS PAID                              --         (340,225)

ISSUANCE OF COMMON STOCK                         --           22,000

ACQUISITION OF TREASURY STOCK                 (65,996)       (65,996)

RETIREMENT OF TREASURY STOCK                  499,110           --

NET CHANGE IN UNREALIZED APPRECIATION
  ON SECURITIES AVAILABLE FOR SALE               --           67,693
                                          -----------    -----------
BALANCE, DECEMBER 31, 1998                $      --      $ 7,671,849
                                          ===========    ===========

See notes to consolidated financial statements.

                             NORTHEAST BANCORP, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 For The Years Ended December 31, 1998 and 1997


                                                          1998           1997
                                                     -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                       $   789,591    $   835,402
    Adjustments to reconcile net income to
      net cash provided by operating activities
        Depreciation                                     180,386        169,603
        Provision for credit losses                       60,000           --
        Deferred loan origination fees                    49,765         29,908
        Amortization of discount on investments           12,155          3,220
        Gain on disposal of equipment                     (3,020)          --
        (Increase) decrease in assets
          Accrued interest receivable                    (73,003)        31,089
          Other assets                                   (18,207)       127,560
        Increase (decrease) in liabilities
          Accounts payable and other liabilities        (175,256)       292,936
                                                     -----------    -----------
              Net cash provided by
                operating activities                     822,411      1,489,718

CASH FLOWS FROM INVESTING ACTIVITIES
    Maturity of investment securities                  5,146,921      4,640,283
    Purchases of investment securities                (6,393,054)        (2,900)
    (Increase) decrease in loans to customers         (3,180,804)    (8,878,382)
    Purchase of property and equipment                  (348,087)      (223,854)
    Acquisition of treasury stock                        (65,996)      (433,114)
    Proceeds from sale of property and equipment          21,705           --
                                                     -----------    -----------
              Net cash (used for) investing
                activities                            (4,819,315)    (4,897,967)

CASH FLOWS FROM FINANCING ACTIVITIES
    Increase (decrease) in demand deposits             2,441,831      1,971,826
    Increase (decrease) in time deposits               6,594,762      2,449,093
    Dividends paid                                      (340,225)      (228,981)
    Proceeds from the sale of common stock                22,000           --
                                                     -----------    -----------
              Net cash provided by financing
                activities                             8,718,368      4,191,938
                                                     -----------    -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS              4,721,464        783,689

CASH AND CASH EQUIVALENTS (INCLUDING FEDERAL
    FUNDS SOLD), BEGINNING OF YEAR                     4,885,528      4,101,839
                                                     -----------    -----------
CASH AND CASH EQUIVALENTS (INCLUDING FEDERAL
    FUNDS SOLD), END OF YEAR                         $ 9,606,992    $ 4,885,528
                                                     ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

    Interest paid                                    $ 2,265,739    $ 2,013,047
                                                     ===========    ===========
    Income taxes paid                                $   534,801    $   361,130
                                                     ===========    ===========

See notes to consolidated financial statements.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Operations

         Northeast Bancorp, Inc. (the Company) is a bank holding company organized under the General Corporation Law of Delaware. It holds all of the outstanding stock of First National Bank of North East, an organization operating under a national bank charter providing full banking services at four branch offices strategically located throughout Cecil County, Maryland. As a national bank, the bank is subject to regulation of the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

         Basis of Financial Statement Presentation

         The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include, after elimination of material intercompany balances and transactions, the accounts of the Company and the Bank. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results. Estimates that are particularly susceptible to change in the near term relate to the determination of the allowance for loan losses.

         Cash and Cash Equivalents

         For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and Due from Banks" and "Federal Funds Sold".

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


         Investment in Securities

         In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 115 "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair value and all investments in debt securities. These investments are to be classified into three categories as follows:

         -       held-to-maturity securities reported at amortized cost;

         - trading securities reported at fair value with unrealized gains and losses included in earnings;

         - securities available-for-sale reported at fair value with unrealized gains and losses reported as a separate component of shareholders' equity (net of tax effect).

         Marketable equity securities and debt securities are classified as "available for sale" and are carried at fair value, with unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity.

         Realized gains and losses and declines in value judged to be other than temporary are included in earnings. The specific identification method is utilized in determining the cost of a security that has been sold. Premiums and discounts are amortized and accredit, respectively, as an adjustment of the securities' yield using the interest method, adjusted for the effects of prepayments on the underlying collateral.

         Loans

         Loans are generally stated at their outstanding unpaid principal balance net of any deferred fees or costs on originated loans, and net of any unamortized premiums or discounts on purchased loans. Interest income is accrued and recognized as income based upon the principal amount outstanding. Loan origination and commitment fees net of certain direct origination costs are being deferred, and the net amounts are being amortized over the contractual life of the loans as adjustments of the yield.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Loans (Continued)

         The accrual of interest income is discontinued when a reasonable doubt exists as to the collectibility of interest or principal. A loan is determined to be impaired when it is probable that a borrower will be unable to pay all amounts due according to the contractual terms of the loan agreement. Loans, including those determined impaired under Statement No. 114 of the Financial Accounting Standards Board "Accounting by Creditors for Impairment of a Loan" are generally placed on nonaccrual status after they have become ninety days past due; however, management may elect to continue the accrual when the estimated net realizable value of the collateral is sufficient to cover the principal balance and accrued interest. A nonaccrual loan is not necessarily deemed to be uncollectible.

         Allowance for Loan Losses

         The allowance for loan losses has been established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance and subsequent recoveries, if any, are credited to the allowance. The bank accounts for certain loans under SFAS No. 114 and SFAS No. 118 "Accounting by Creditors for Impairment of a Loan Income Recognition and Disclosures". Under these standards, the allowance for loan losses related to loans that are identified for evaluation in accordance with SFAS No. 114 is based on discounted cash flows using the loan's effective interest rate at the date the loan is determined impaired or the fair value of the collateral for collateral-dependent loans. For collateral- dependent loans, management obtains appraisals for all significant properties. The allowance is maintained at a level considered adequate to provide for potential loan losses. In making this determination, management takes into consideration the results of internal review procedures, prior loan loss experience, an assessment of the effect of current and anticipated future economic conditions on the loan portfolio, the financial condition of the borrower and such other factors that, in management's judgement, deserve consideration. The determination of the adequacy of the allowance is inherently subjective, as it requires material estimates including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Bank Premises and Equipment

         Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed on the straight-line basis over the estimated useful life of the asset. Improvements are capitalized and depreciated over their useful lives. Gains or losses on dispositions of property and equipment are included in income as realized.

         Other Real Estate Owned

         Other real estate owned, which is reported as a component of other assets in the Consolidated Statements of Financial Condition, consists of assets that have been acquired through foreclosure or acceptance of a deed in lieu of foreclosure and loans for which the bank has taken possession of the collateral. These assets are recorded on the books of the bank at the lower of their cost or estimated fair value less cost to sell, adjusted periodically based upon current appraisals.

         Income Taxes

         The Company accounts for income taxes using the liability method under which deferred tax assets and liabilities are determined based upon the differences between financial statement carrying amounts and the tax bases of exiting assets and liabilities. These temporary differences are measured at prevailing enacted tax rates that will be in effect when the differences are settled or realized.

         Net Income Per Common Share

         In 1997, the Financial Accounting Standards Board issued SFAS No. 128 "Earnings per Share". Statement No. 128 replaced the calculation of primary and fully diluted net income per share. Accordingly, basic net income per share is based on the weighted average number of shares outstanding during each year. The average number of common shares outstanding for the years ended December 31, 1998 and 1997 was 340,480 shares and 351,720 shares, respectively.

         Off Balance Sheet Financial Instruments

         In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit arrangements, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - RESTRICTED CASH BALANCES

         The Bank, as a member of the Federal Reserve System, is required to maintain average reserves with the Federal Reserve Bank against certain outstanding deposit liabilities. The required reserves, which are included in cash and due from banks, averaged $250,000 for both 1998 and 1997.

NOTE C - SECURITIES AVAILABLE FOR SALE

         Effective January 1, 1994, the Company adopted Statement No. 115, of The Financial Accounting Standards Board, "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 115 addresses the accounting and reporting for certain investments in debt securities and equity securities. It expands the use of fair value accounting for those securities but retains the use of the amortized cost method for investments in debt securities that the reporting enterprise has the positive intent and ability to hold to maturity.


         The carrying amounts of investment securities as shown in the consolidated Statement of Financial Position and their approximate fair values at December 31, 1998 and 1997 were as follows:


                                                       Gross         Gross
                                       Amortized     Unrealized    Unrealized      Fair
                                         Cost          Gains         Losses        Value
                                       ---------     ----------    ----------      -----
December 31, 1998:

Securities available for sale
  U.S. Government agencies            $ 6,270,878   $    29,294   $      --     $ 6,300,172
  State and political sub-divisions     1,732,646        41,430          --       1,774,076
  Other investments                     3,347,500          --            --       3,347,500
                                      -----------   -----------   -----------   -----------

    Total                             $11,351,024   $    70,724   $      --     $11,421,748
                                      ===========   ===========   ===========   ===========

December 31, 1997:

Securities available for sale
  U.S. Government agencies            $ 7,771,635   $    58,287   $   116,519   $ 7,713,403
  State and political sub-divisions     2,135,955        18,669          --       2,154,624
  Other investments                       320,500          --            --         320,500
                                      -----------   -----------   -----------   -----------

    Total                             $10,228,090   $    76,956   $   116,519   $10,188,527
                                      ===========   ===========   ===========   ===========

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE C - SECURITIES AVAILABLE FOR SALE (CONTINUED)


         The scheduled maturities of securities available for sale at December 31, 1998 were as follows:


                                                            Securities
                                                   --------------------------
                                                     Amortized        Fair
                                                       Cost           Value
                                                   -----------    -----------
         Due in one year or less                   $ 3,528,740    $ 3,529,557
         Due from one year to five years             1,615,293      1,626,409
         Due from five to ten years                  6,206,991      6,265,782
                                                   -----------    -----------

                                                   $11,351,024    $11,421,748
                                                   ===========    ===========

         Securities, carried at approximately $2,719,000 and $908,181 at December 31, 1998 and 1997, respectively, were pledged to secure public deposits and other purposes required or permitted by law.

NOTE D-  LOANS

         The Company's lending activities is focused primarily in Cecil County, Maryland. The Company makes no foreign loans. At December 31, 1998 and 1997, the components of loans are as follows:

                                                       1998           1997
                                                       ----           ----
         Commercial, financial and
           agricultural                            $10,094,875    $ 7,158,081
         Real estate, construction                     579,751      1,007,962
         Real estate, mortgage                      43,248,472     43,207,821
         Installment loans to
           individuals                               4,060,526      3,475,136
                                                   -----------    -----------

                                                    57,983,624     54,849,000

         Net deferred fees                              60,145         37,013
         Unearned income                                (1,584)        (3,940)
         Allowance for loan losses                    (451,387)      (412,079)
                                                   -----------    -----------

                                                   $57,590,798    $54,469,994
                                                   ===========    ===========

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE D - LOANS (CONTINUED)

         At December 31, 1998 and 1997, the total recorded investment in impaired loans, all of which had allowances determined in accordance with SFAS No. 114 and No. 118 amounted to approximately $78,000 and $26,000, respectively. The allowance for loan losses related to impaired loans amounted to approximately $35,100 and $16,400 at December 31, 1998 and 1997, respectively.

         Loans to employees other than directors of the Company totaled $373,055 and $638,029 at December 31, 1998 and 1997, respectively.


NOTE E - ALLOWANCE FOR LOAN LOSSES

         The following is an analysis of the allowance for loan losses:

                                                       1998          1997
                                                       ----          ----

         Balance, January 1,                       $   412,079    $   458,827

           Charge-offs                                 (42,191)       (63,644)
           Recoveries                                   21,499         16,896
           Provision charged (credited)
             to operations                              60,000          --
                                                   -----------    -----------

         Balance, December 31                      $   451,387    $   412,079
                                                   ===========    ===========

NOTE F - BANK PREMISES AND EQUIPMENT

         Bank premises and equipment were as follows:

                                                      1998            1997
                                                      ----            ----

         Land                                      $ 1,077,910    $ 1,077,910
         Buildings                                     973,116        858,348
         Leasehold improvements                        743,442        743,442
         Furniture and equipment                     1,163,495      1,199,043
                                                   -----------    -----------

                                                     3,957,963      3,878,743
         Less:  accumulated
           depreciation                              1,431,505      1,519,986
                                                   -----------    -----------

                                                   $ 2,526,458    $ 2,358,757
                                                   ===========    ===========


         Depreciation expense for the years ended December 31, 1998 and 1997 amounted $180,386 and $169,603, respectively.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE G - DEPOSITS

         Interest-bearing deposits are as follows at December 31:

                                                      1998           1997
                                                      ----           ----

         NOW accounts                              $ 4,458,601    $ 4,202,680
         Savings accounts                           15,720,134     14,983,688
         HI-FI accounts                              6,873,356      5,518,436
         Certificates of deposit                    30,217,384     25,972,439
         Other                                          60,216         57,686
                                                   -----------    -----------

                                                   $57,329,691    $50,734,929
                                                   ===========    ===========

NOTE H - RELATED PARTY TRANSACTIONS

         The Company, because of its highly regulated industry, believes it is essential that legal counsel serve on its Board of Directors. In this respect, the Bank paid legal service fees of $23,945 and $26,280 for 1998 and 1997, respectively, to the law firm of which one of its Directors is a partner.

         At December 31, 1998 and 1997, loans of $1,300,033 and $1,193,576, respectively, were outstanding to directors of the Company. Such loans were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management involve more than normal credit risk or present other unfavorable features. New loans to such related parties amounted to $373,972 and repayments to $170,068.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE I - RETIREMENT PLANS

         Effective January 1, 1996, the Company adopted an Employee Stock Ownership Plan with 401(k) provisions (KSOP). This plan is a complete amendment and restatement of the Company's 401(k) Profit Sharing and its Money Purchase Plan. Each employee who was a participant in the 401(k) Profit Sharing Plan on January 1, 1996 automatically becomes a participant in the KSOP. Thereafter, an employee becomes a participant at age eighteen and completes one thousand hours of service per plan year. Under the Plan, the Company will make basic contributions, will match fifty percent of employee salary reduction contributions (up to six percent of compensation) and may make additional discretionary contributions. Employees may make salary reduction contributions to fifteen percent of compensation not-to-exceed $9,500. Employer contributions vest systematically over six years.

         Total contributions to Employee Retirement Plans for the years ended December 31, 1998 and 1997 amounted to $81,555 and $81,907, respectively.

NOTE J - INCOME TAXES

         Effective January 1, 1993, the Company adopted Statement No. 109 of The Financial Accounting Standards Board, "Accounting for Income Taxes." The adoption of Statement No. 109 changes the Company's method of accounting for income taxes from the deferred method to a liability method. Under the deferred method, the Company deferred the past tax effects of timing differences between financial reporting and taxable income. As explained in Note A, the liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE J - INCOME TAXES (CONTINUED)

         Net deferred tax assets and liabilities have been classified on the consolidated statements of condition as other assets. They consist of the following components as of December 31:

                                                       1998           1997
                                                       ----           ----

                 Deferred tax assets               $   154,310    $   115,279
                 Deferred tax liabilities              (63,280)       (67,700)
                                                   -----------    -----------

                 Net Deferred tax asset            $    91,030    $    47,579
                                                   ===========    ===========

         The tax effects of significant items that give rise to deferred taxes are:

                                                       1998          1997
                                                       ----          ----

           Securities available for sale           $    27,300    $    15,279

           Depreciation                                (28,070)       (58,900)
           Allowance for credit losses                  15,200        100,000
           Deferred loan fees                           23,400)        (8,800)
                                                   -----------    -----------

             Net deferred tax asset                $    91,030    $    47,579
                                                   ===========    ===========


         The provision for income taxes charged to operations for the years ended December 31, 1998 and 1997 consists of the following:

                                                       1998          1997
                                                       ----          ----
           Taxes currently payable
             Federal                               $   442,318    $   348,321
             State                                      98,000         80,000
           Deferred tax                                (26,774)        (4,621)
                                                   -----------    -----------

                                                   $   513,544    $   423,700
                                                   ===========    ===========

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE K - FINANCIAL INSTRUMENTS WITH OFF BALANCE SHEET RISK

         The Bank is a party to financial instruments with off balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to extend credit.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. Commitments to extend credit are as follows as of December 31:

                                                       1998          1997
                                                       ----          ----

         Mortgages                                 $   532,582    $   746,037
         Lines of credit                             2,903,893      3,709,917
         Letters of credit                           1,353,251      1,733,827
         Revolving lines of credit                   2,437,589      1,617,656
                                                   -----------    -----------

                                                   $ 7,227,315    $ 7,807,437
                                                   ===========    ===========

NOTE L - CONCENTRATION OF CREDIT

         All loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank's market area. Substantially, all such customers are depositors of the Bank. Investments in state and municipal securities also involve governmental entities within the Bank's market area. The concentrations of credit by type of loan are set forth in Note D. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. At December 31, 1998 the Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of $1,037,412.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE M - CAPITAL REQUIREMENTS

         The Company is subject to various regulatory capital requirements by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory as well as additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification also are subject to qualitative judgements by the regulators about components risk weighing and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios of total and Tier I capital to risk weighted assets, and Tier I capital to assets. Management believes that, as of December 31, 1998 and 1997, the Company meets all capital adequacy requirements to which it is subject.

         As of December 31, 1998 and 1997, capital ratios were categorized as well-capitalized as set forth:

                                                             To Be Well
                                                         Capitalized Under
                           December 31     December 31   Prompt Corrective
                               1998           1997       Action Provisions
                           -----------     -----------   -----------------

         Tier I               12.90%         13.20%            6.00%
         Total Capital        13.74%         14.04%           10.00%
         Leverage              8.54%          9.07%            5.00%

         The primary source of funds for payment of dividends by the Company historically has been dividends received from the bank. The ability to pay dividends is limited by Delaware law, which requires capital surplus at least equal to the par value of outstanding capital stock.

         During the past several years the Company reacquired 22,044 shares of its common stock at an aggregate price of $499,110. The transactions to reacquire common shares had been accounted for as treasury stock. In December 1998, after obtaining approval of its Board of Directors, the Company retired its treasury stock.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE N - OPERATING EXPENSES

         The following is the detail of operating expenses for the years ended December 31, 1998 and 1997.

                                                       1998          1997
                                                       ----          ----

           Salaries and employee benefits          $ 1,413,779    $ 1,413,780
           Occupancy                                   268,285        251,425
           Equipment                                   242,732        225,774
           Other operating expenses                    862,560        753,431
                                                    ---------     ----------

                                                   $ 2,787,356    $ 2,644,410
                                                   ===========    ===========



NOTE O - PARENT COMPANY INFORMATION

         The statement of financial condition, statements of income and retained earnings, and cash flows as of and for the years ended December 31, 1998 and 1997 for Northeast Bancorp, Inc. are reflected below:


BALANCE SHEET


                                                       1998          1997
                                                       ----          ----
         ASSETS
         Cash                                      $    84,017    $   265,149
         Prepaid expenses                               14,628         19,320
         Investment in subsidiary                    6,959,491      6,457,379
         Real estate and equipment                     628,815        635,599
                                                   -----------    -----------

                                                   $ 7,686,951    $ 7,377,447
                                                    ==========     ==========



         LIABILITIES
         Accounts payable and other
           accrued expense                         $    15,102    $   178,661
                                                   -----------    -----------

         STOCKHOLDERS' EQUITY
         Common stock                                  338,812        359,856
         Capital surplus                               874,432        910,308
         Retained earnings                           6,415,195      6,386,019
         Treasury stock                                   --         (433,114)
         Net unrealized depreciation
           on securities available for
           sale, net of tax                             43,410        (24,283)
                                                   -----------    -----------

                                                     7,671,849      7,198,786
                                                   -----------    -----------

                                                   $ 7,686,951    $ 7,377,447
                                                   ===========    ===========

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE O - PARENT COMPANY INFORMATION (CONTINUED)

         STATEMENT OF INCOME AND RETAINED EARNINGS

                                                       1998          1997
                                                       ----          ----

         DIVIDENDS FROM SUBSIDIARY                 $   410,082    $   713,856

         RENTAL AND OTHER INCOME                        60,478        57,960
                                                   -----------    -----------

                                                       470,560       771,816

         EXPENSES                                      115,387        74,765
                                                   -----------    -----------
         INCOME BEFORE EQUITY IN
           UNDISTRIBUTED NET INCOME OF
           SUBSIDIARY                                  355,173       697,051

         EQUITY IN UNDISTRIBUTED
           NET INCOME OF SUBSIDIARY                    434,418       138,351
                                                   -----------    -----------

         NET INCOME                                    789,591       835,402

         RETAINED EARNINGS -
           BEGINNING OF YEAR                         6,386,019     5,919,154

         RETIREMENT OF TREASURY STOCK                 (420,190)          --

         DIVIDENDS                                    (340,225)     (368,537)
                                                   -----------    -----------
         RETAINED EARNINGS -
           END OF YEAR                             $ 6,415,195    $6,386,019
                                                   ===========    ===========


         STATEMENT OF CASH FLOWS


         CASH FLOWS FROM OPERATING ACTIVITIES
           Net income                              $   789,591    $   835,402
           Depreciation                                  6,775          7,608
           Investment in subsidiary                   (434,418)      (138,351)
           Change in prepaid expenses                    4,702        (18,758)
           Change in accounts payable                 (163,560)       168,330
                                                   -----------    -----------
               Net cash provided by
                 operating activities                  203,090        854,231

         CASH FLOWS FROM INVESTING ACTIVITIES
           Acquisition of treasury stock               (65,996)      (433,114)
                                                   -----------    -----------
               Net cash (used for) investing
                 activities                            (65,996)      (433,114)

         CASH FLOWS FROM FINANCING
           ACTIVITIES
             Dividends paid                           (340,225)      (228,981)
             Proceeds from sale of
               common stock                             22,000           --
                                                   -----------    -----------
               Net cash (used for) financing
                 activities                           (318,225)      (228,981)
                                                   -----------    -----------

         INCREASE (DECREASE) IN CASH                  (181,132)       192,136

         CASH, BEGINNING OF YEAR                       265,149         73,013
                                                   -----------    -----------

         CASH, END OF YEAR                         $    84,017    $   265,149
                                                   ===========    ===========

                           ADJOURNMENT OF THE MEETING

     If there are not enough votes cast at the meeting to adopt the agreement and approve the merger, the Northeast Bancorp, Inc. Board of Directors intends to adjourn the meeting to a later date to permit further solicitation of votes in favor of the agreement. The affirmative vote of a majority of the shares present at the meeting is required to adoption of the agreement and approve the merger and the agreement. At the meeting, Northeast Bancorp, Inc. will announce the place and date to which the meeting would be adjourned. Under the Northeast Bancorp, Inc. Bylaws, it is not be necessary to give any notice of the time and place of the adjourned meeting other than the announcement at the meeting, unless the adjournment is for more than thirty days, or if after the adjournment, a new record date is fixed for the adjourned meeting.

     The Northeast Bancorp, Inc. Board of Directors recommends that you vote "FOR" the proposal to adjourn the meeting if necessary to permit further solicitation of proxies to approve the agreement.

                                     EXPERTS

     The consolidated financial statements of Sterling Financial Corporation and its subsidiaries as of December 31, 1998, and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of Trout, Ebersole, Groff, LLP, independent certified public accountants, and upon the authority of the firm as experts in accounting and auditing.

     The financial statements of Northeast Bancorp, Inc. as of December 31, 1998, 1997 and 1996, included in this proxy statement/prospectus have been audited by Whisman, Grygiel, and Giordano, independent public accountants, as indicated in its reports with respect thereto, and are included herein in reliance upon the authority of the firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     The legality of the shares of Sterling Financial Corporation common stock to be issued in connection with the merger and certain other legal matters relating to the transaction will be passed upon by the law firm of Shumaker Williams, P.C., Camp Hill, Pennsylvania, Special Counsel to Sterling Financial Corporation.

                                  OTHER MATTERS

     Northeast Bancorp, Inc.'s Board of Directors knows of no other matters, other than those discussed in this proxy statement/prospectus, that will be presented at the meeting. However, if any other matters are properly brought before the meeting, and any adjournment thereof, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of Northeast Bancorp, Inc.


                              AVAILABLE INFORMATION

     Sterling Financial Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission. The reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at World Trade Center, Suite 1300, New York, New York 10048. Copies of these documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Sterling Financial Corporation is an electronic filer with the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission Web site is: http://www.sec.gov.

     You may also inspect materials and other information concerning Sterling Financial Corporation at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C., because Sterling Financial Corporation common stock is authorized for quotation on the Nasdaq National Market System.

     Northeast Bancorp, Inc. is not subject to the information requirements of the Exchange Act and Northeast Bancorp, Inc. common stock is not authorized for quotation on the Nasdaq or on any stock exchange, but is traded on a limited basis in the over-the-counter market and is quoted and transactions are reported on the OTC Electronic Bulletin Board.

     This proxy statement/prospectus forms a part of a Registration Statement that Sterling Financial Corporation has filed with the Commission under the Securities Act of 1933, with respect to the Sterling Financial Corporation common stock that Sterling Financial Corporation intends to issue in the merger. This proxy statement/prospectus does not contain all of the information in the Registration Statement. The Commission's rules and regulations permit omission of certain information. You may inspect and copy the Registration Statement, including any amendments and exhibits at the locations mentioned above. Statements contained in this proxy statement/prospectus as to the contents of any contract or other document are not necessarily complete. We refer you to the copy of the contract or other document, filed as an exhibit to the Registration Statement. We also qualify our discussions by these documents.

     All information in this proxy statement/prospectus that relates to Sterling Financial Corporation has been provided or verified by Sterling Financial Corporation. All information which relates to Northeast Bancorp, Inc. has been provided or verified by Northeast Bancorp, Inc.

                             NORTHEAST BANCORP, INC.



                          INDEX TO FINANCIAL STATEMENTS


                                                                        PAGE
                                                                        ----
INDEPENDENT AUDITORS' REPORT                                             F-2

CONSOLIDATED FINANCIAL STATEMENTS

  CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION                         F-3

  CONSOLIDATED STATEMENTS OF INCOME                                      F-4

  CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME                        F-5

  CONSOLIDATED STATEMENTS OF CHANGES
    IN STOCKHOLDERS' EQUITY                                              F-6

  CONSOLIDATED STATEMENTS OF CASH FLOWS                                  F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                               F-8

INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Northeast Bancorp, Inc.

We have audited the accompanying consolidated statements of financial condition of Northeast Bancorp, Inc. and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Northeast Bancorp, Inc. and subsidiary as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ Whisman, Grygiel & Giordano, P.A.

January 15, 1999
Wilmington, Delaware

                             NORTHEAST BANCORP, INC.

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                           December 31, 1998 and 1997


                                                        1998            1997
                                                   ------------    ------------

ASSETS
    Cash and due from banks                        $  4,627,042    $  4,085,528
    Federal funds sold                                4,979,950         800,000
    Securities available for sale                    11,421,748      10,188,527
    Loans (net of allowance for loan
      losses of $451,387 and $412,079
      in 1998 and 1997, respectively)                57,590,798      54,469,994
    Accrued interest receivable                         436,641         363,638
    Bank premises and equipment                       2,526,458       2,358,757
    Other assets                                        206,817         188,610
                                                   ------------    ------------
          TOTAL ASSETS                             $ 81,789,454    $ 72,455,054
                                                   ============    ============



LIABILITIES
    Deposits
      Demand                                       $ 16,343,393    $ 13,901,562
      Interest bearing                               57,329,691      50,734,929
                                                   ------------    ------------
          Total deposits                             73,673,084      64,636,491

    Accounts payable and other
      liabilities                                       444,521         619,777
                                                   ------------    ------------
          Total liabilities                          74,117,605      65,256,268

STOCKHOLDERS' EQUITY
    Common stock, $1 par value; 400,000
      shares authorized; 338,812 and
      359,856 shares issued and outstanding
      in 1998 and 1997, respectively                    338,812         359,856
    Additional paid in capital                          874,432         910,308
    Retained earnings                                 6,415,195       6,386,019
    Net unrealized appreciation
      (depreciation) on securities
      available for sale                                 43,410         (24,283)
    Treasury stock, -0- and 19,687 shares,
      in 1998 and 1997, at cost                            --          (433,114)
                                                   ------------    ------------
                                                      7,671,849       7,198,786
                                                   ------------    ------------

          TOTAL LIABILITIES AND
            STOCKHOLDERS' EQUITY                   $ 81,789,454    $ 72,455,054
                                                   ============    ============



See notes to consolidated financial statements.

                             NORTHEAST BANCORP, INC.

                        CONSOLIDATED STATEMENTS OF INCOME

                 For The Years Ended December 31, 1998 and 1997


                                                        1998             1997
                                                     ----------       ----------
INTEREST INCOME
    Loans including fees on loans                    $5,149,083       $4,640,583
    Investment income                                   773,402          842,290
                                                     ----------       ----------
                                                      5,922,485        5,482,873
INTEREST EXPENSE
    Deposits                                          2,289,210        2,011,691
                                                     ----------       ----------
NET INTEREST INCOME                                   3,633,275        3,471,182

PROVISION FOR LOAN LOSSES                                60,000             --
                                                     ----------       ----------
NET INTEREST INCOME AFTER PROVISION
    FOR LOAN LOSSES                                   3,573,275        3,471,182

OTHER INCOME INCLUDING SERVICE FEES                     517,216          432,330
                                                     ----------       ----------
NET INTEREST AND OTHER INCOME                         4,090,491        3,903,512

OPERATING EXPENSES                                    2,787,356        2,644,410
                                                     ----------       ----------
INCOME BEFORE INCOME TAXES                            1,303,135        1,259,102

PROVISION FOR INCOME TAXES                              513,544          423,700
                                                     ----------       ----------
NET INCOME                                           $  789,591       $  835,402
                                                     ==========       ==========
BASIC EARNINGS PER SHARE                             $     2.32       $     2.38
                                                     ==========       ==========

See notes to consolidated financial statements.

                             NORTHEAST BANCORP, INC.

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                 For The Years Ended December 31, 1998 and 1997

                                                         1998             1997
                                                       --------         --------

NET INCOME                                             $789,591         $835,402

OTHER COMPREHENSIVE INCOME
  NET OF TAX
    Unrealized holding gains
      arising during the period                          67,693            7,344
                                                       --------         --------
COMPREHENSIVE INCOME                                   $857,284         $842,746
                                                       ========         ========

See notes to consolidated financial statements.

                             NORTHEAST BANCORP, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 For The Years Ended December 31, 1998 and 1997

                                                                                                                          Net
                                                                      Additional                                      Unrealized
                                        Common Stock      Common        Paid in                Retained              Appreciation
                                        Outstanding       Stock         Capital                Earnings             (Depreciation)
                                        ------------      ------      -----------              --------             --------------
BALANCE, DECEMBER 31, 1996                  353,204    $   353,204    $   777,404             $ 5,919,154              $ (31,627)

NET INCOME                                     --             --             --                   835,402                   --

CASH DIVIDENDS PAID                            --             --             --                  (228,981)                  --

STOCK DIVIDENDS                               6,652          6,652        132,904                (139,556)                  --

ACQUISITION OF TREASURY STOCK                  --             --             --                      --                     --

NET CHANGE IN UNREALIZED APPRECIATION
  ON SECURITIES AVAILABLE FOR SALE             --             --             --                      --                    7,344
                                        -----------    -----------    -----------             -----------              ---------

BALANCE, DECEMBER 31, 1997                  359,856        359,856        910,308               6,386,019                (24,283)

NET INCOME                                     --             --             --                   789,591                   --

CASH DIVIDENDS PAID                            --             --             --                  (340,225)                  --

ISSUANCE OF COMMON STOCK                      1,000          1,000         21,000                    --                     --

ACQUISITION OF TREASURY STOCK                  --             --             --                      --                     --

RETIREMENT OF TREASURY STOCK                (22,044)       (22,044)       (56,876)               (420,190)                  --

NET CHANGE IN UNREALIZED APPRECIATION
  ON SECURITIES AVAILABLE FOR SALE             --             --             --                      --                   67,693
                                        -----------    -----------    -----------             -----------              ---------
BALANCE, DECEMBER 31, 1998                  338,812    $   338,812    $   874,432             $ 6,415,195              $  43,410
                                        ===========    ===========    ===========             ===========              =========




                                           Treasury
                                             Stock          Total
                                           --------         -----
BALANCE, DECEMBER 31, 1996                       --      $ 7,018,135

NET INCOME                                       --          835,402

CASH DIVIDENDS PAID                              --         (228,981)

STOCK DIVIDENDS                                  --

ACQUISITION OF TREASURY STOCK                (433,114)      (433,114)

NET CHANGE IN UNREALIZED APPRECIATION
  ON SECURITIES AVAILABLE FOR SALE               --            7,344
                                          -----------    -----------
BALANCE, DECEMBER 31, 1997                   (433,114)     7,198,786

NET INCOME                                       --          789,591

CASH DIVIDENDS PAID                              --         (340,225)

ISSUANCE OF COMMON STOCK                         --           22,000

ACQUISITION OF TREASURY STOCK                 (65,996)       (65,996)

RETIREMENT OF TREASURY STOCK                  499,110           --

NET CHANGE IN UNREALIZED APPRECIATION
  ON SECURITIES AVAILABLE FOR SALE               --           67,693
                                          -----------    -----------
BALANCE, DECEMBER 31, 1998                $      --      $ 7,671,849
                                          ===========    ===========

See notes to consolidated financial statements.

                             NORTHEAST BANCORP, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 For The Years Ended December 31, 1998 and 1997


                                                          1998           1997
                                                     -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                       $   789,591    $   835,402
    Adjustments to reconcile net income to
      net cash provided by operating activities
        Depreciation                                     180,386        169,603
        Provision for credit losses                       60,000           --
        Deferred loan origination fees                    49,765         29,908
        Amortization of discount on investments           12,155          3,220
        Gain on disposal of equipment                     (3,020)          --
        (Increase) decrease in assets
          Accrued interest receivable                    (73,003)        31,089
          Other assets                                   (18,207)       127,560
        Increase (decrease) in liabilities
          Accounts payable and other liabilities        (175,256)       292,936
                                                     -----------    -----------
              Net cash provided by
                operating activities                     822,411      1,489,718

CASH FLOWS FROM INVESTING ACTIVITIES
    Maturity of investment securities                  5,146,921      4,640,283
    Purchases of investment securities                (6,393,054)        (2,900)
    (Increase) decrease in loans to customers         (3,180,804)    (8,878,382)
    Purchase of property and equipment                  (348,087)      (223,854)
    Acquisition of treasury stock                        (65,996)      (433,114)
    Proceeds from sale of property and equipment          21,705           --
                                                     -----------    -----------
              Net cash (used for) investing
                activities                            (4,819,315)    (4,897,967)

CASH FLOWS FROM FINANCING ACTIVITIES
    Increase (decrease) in demand deposits             2,441,831      1,971,826
    Increase (decrease) in time deposits               6,594,762      2,449,093
    Dividends paid                                      (340,225)      (228,981)
    Proceeds from the sale of common stock                22,000           --
                                                     -----------    -----------
              Net cash provided by financing
                activities                             8,718,368      4,191,938
                                                     -----------    -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS              4,721,464        783,689

CASH AND CASH EQUIVALENTS (INCLUDING FEDERAL
    FUNDS SOLD), BEGINNING OF YEAR                     4,885,528      4,101,839
                                                     -----------    -----------
CASH AND CASH EQUIVALENTS (INCLUDING FEDERAL
    FUNDS SOLD), END OF YEAR                         $ 9,606,992    $ 4,885,528
                                                     ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

    Interest paid                                    $ 2,265,739    $ 2,013,047
                                                     ===========    ===========
    Income taxes paid                                $   534,801    $   361,130
                                                     ===========    ===========

See notes to consolidated financial statements.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Operations

         Northeast Bancorp, Inc. (the Company) is a bank holding company organized under the General Corporation Law of Delaware. It holds all of the outstanding stock of First National Bank of North East, an organization operating under a national bank charter providing full banking services at four branch offices strategically located throughout Cecil County, Maryland. As a national bank, the bank is subject to regulation of the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

         Basis of Financial Statement Presentation

         The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include, after elimination of material intercompany balances and transactions, the accounts of the Company and the Bank. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results. Estimates that are particularly susceptible to change in the near term relate to the determination of the allowance for loan losses.

         Cash and Cash Equivalents

         For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and Due from Banks" and "Federal Funds Sold".

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


         Investment in Securities

         In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 115 "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair value and all investments in debt securities. These investments are to be classified into three categories as follows:

         -       held-to-maturity securities reported at amortized cost;

         - trading securities reported at fair value with unrealized gains and losses included in earnings;

         - securities available-for-sale reported at fair value with unrealized gains and losses reported as a separate component of shareholders' equity (net of tax effect).

         Marketable equity securities and debt securities are classified as "available for sale" and are carried at fair value, with unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity.

         Realized gains and losses and declines in value judged to be other than temporary are included in earnings. The specific identification method is utilized in determining the cost of a security that has been sold. Premiums and discounts are amortized and accredit, respectively, as an adjustment of the securities' yield using the interest method, adjusted for the effects of prepayments on the underlying collateral.

         Loans

         Loans are generally stated at their outstanding unpaid principal balance net of any deferred fees or costs on originated loans, and net of any unamortized premiums or discounts on purchased loans. Interest income is accrued and recognized as income based upon the principal amount outstanding. Loan origination and commitment fees net of certain direct origination costs are being deferred, and the net amounts are being amortized over the contractual life of the loans as adjustments of the yield.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Loans (Continued)

         The accrual of interest income is discontinued when a reasonable doubt exists as to the collectibility of interest or principal. A loan is determined to be impaired when it is probable that a borrower will be unable to pay all amounts due according to the contractual terms of the loan agreement. Loans, including those determined impaired under Statement No. 114 of the Financial Accounting Standards Board "Accounting by Creditors for Impairment of a Loan" are generally placed on nonaccrual status after they have become ninety days past due; however, management may elect to continue the accrual when the estimated net realizable value of the collateral is sufficient to cover the principal balance and accrued interest. A nonaccrual loan is not necessarily deemed to be uncollectible.

         Allowance for Loan Losses

         The allowance for loan losses has been established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance and subsequent recoveries, if any, are credited to the allowance. The bank accounts for certain loans under SFAS No. 114 and SFAS No. 118 "Accounting by Creditors for Impairment of a Loan Income Recognition and Disclosures". Under these standards, the allowance for loan losses related to loans that are identified for evaluation in accordance with SFAS No. 114 is based on discounted cash flows using the loan's effective interest rate at the date the loan is determined impaired or the fair value of the collateral for collateral-dependent loans. For collateral- dependent loans, management obtains appraisals for all significant properties. The allowance is maintained at a level considered adequate to provide for potential loan losses. In making this determination, management takes into consideration the results of internal review procedures, prior loan loss experience, an assessment of the effect of current and anticipated future economic conditions on the loan portfolio, the financial condition of the borrower and such other factors that, in management's judgement, deserve consideration. The determination of the adequacy of the allowance is inherently subjective, as it requires material estimates including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Bank Premises and Equipment

         Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed on the straight-line basis over the estimated useful life of the asset. Improvements are capitalized and depreciated over their useful lives. Gains or losses on dispositions of property and equipment are included in income as realized.

         Other Real Estate Owned

         Other real estate owned, which is reported as a component of other assets in the Consolidated Statements of Financial Condition, consists of assets that have been acquired through foreclosure or acceptance of a deed in lieu of foreclosure and loans for which the bank has taken possession of the collateral. These assets are recorded on the books of the bank at the lower of their cost or estimated fair value less cost to sell, adjusted periodically based upon current appraisals.

         Income Taxes

         The Company accounts for income taxes using the liability method under which deferred tax assets and liabilities are determined based upon the differences between financial statement carrying amounts and the tax bases of exiting assets and liabilities. These temporary differences are measured at prevailing enacted tax rates that will be in effect when the differences are settled or realized.

         Net Income Per Common Share

         In 1997, the Financial Accounting Standards Board issued SFAS No. 128 "Earnings per Share". Statement No. 128 replaced the calculation of primary and fully diluted net income per share. Accordingly, basic net income per share is based on the weighted average number of shares outstanding during each year. The average number of common shares outstanding for the years ended December 31, 1998 and 1997 was 340,480 shares and 351,720 shares, respectively.

         Off Balance Sheet Financial Instruments

         In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit arrangements, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - RESTRICTED CASH BALANCES

         The Bank, as a member of the Federal Reserve System, is required to maintain average reserves with the Federal Reserve Bank against certain outstanding deposit liabilities. The required reserves, which are included in cash and due from banks, averaged $250,000 for both 1998 and 1997.

NOTE C - SECURITIES AVAILABLE FOR SALE

         Effective January 1, 1994, the Company adopted Statement No. 115, of The Financial Accounting Standards Board, "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 115 addresses the accounting and reporting for certain investments in debt securities and equity securities. It expands the use of fair value accounting for those securities but retains the use of the amortized cost method for investments in debt securities that the reporting enterprise has the positive intent and ability to hold to maturity.


         The carrying amounts of investment securities as shown in the consolidated Statement of Financial Position and their approximate fair values at December 31, 1998 and 1997 were as follows:


                                                       Gross         Gross
                                       Amortized     Unrealized    Unrealized      Fair
                                         Cost          Gains         Losses        Value
                                       ---------     ----------    ----------      -----
December 31, 1998:

Securities available for sale
  U.S. Government agencies            $ 6,270,878   $    29,294   $      --     $ 6,300,172
  State and political sub-divisions     1,732,646        41,430          --       1,774,076
  Other investments                     3,347,500          --            --       3,347,500
                                      -----------   -----------   -----------   -----------

    Total                             $11,351,024   $    70,724   $      --     $11,421,748
                                      ===========   ===========   ===========   ===========

December 31, 1997:

Securities available for sale
  U.S. Government agencies            $ 7,771,635   $    58,287   $   116,519   $ 7,713,403
  State and political sub-divisions     2,135,955        18,669          --       2,154,624
  Other investments                       320,500          --            --         320,500
                                      -----------   -----------   -----------   -----------

    Total                             $10,228,090   $    76,956   $   116,519   $10,188,527
                                      ===========   ===========   ===========   ===========

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE C - SECURITIES AVAILABLE FOR SALE (CONTINUED)


         The scheduled maturities of securities available for sale at December 31, 1998 were as follows:


                                                            Securities
                                                   --------------------------
                                                     Amortized        Fair
                                                       Cost           Value
                                                   -----------    -----------
         Due in one year or less                   $ 3,528,740    $ 3,529,557
         Due from one year to five years             1,615,293      1,626,409
         Due from five to ten years                  6,206,991      6,265,782
                                                   -----------    -----------

                                                   $11,351,024    $11,421,748
                                                   ===========    ===========

         Securities, carried at approximately $2,719,000 and $908,181 at December 31, 1998 and 1997, respectively, were pledged to secure public deposits and other purposes required or permitted by law.

NOTE D-  LOANS

         The Company's lending activities is focused primarily in Cecil County, Maryland. The Company makes no foreign loans. At December 31, 1998 and 1997, the components of loans are as follows:

                                                       1998           1997
                                                       ----           ----
         Commercial, financial and
           agricultural                            $10,094,875    $ 7,158,081
         Real estate, construction                     579,751      1,007,962
         Real estate, mortgage                      43,248,472     43,207,821
         Installment loans to
           individuals                               4,060,526      3,475,136
                                                   -----------    -----------

                                                    57,983,624     54,849,000

         Net deferred fees                              60,145         37,013
         Unearned income                                (1,584)        (3,940)
         Allowance for loan losses                    (451,387)      (412,079)
                                                   -----------    -----------

                                                   $57,590,798    $54,469,994
                                                   ===========    ===========

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE D - LOANS (CONTINUED)

         At December 31, 1998 and 1997, the total recorded investment in impaired loans, all of which had allowances determined in accordance with SFAS No. 114 and No. 118 amounted to approximately $78,000 and $26,000, respectively. The allowance for loan losses related to impaired loans amounted to approximately $35,100 and $16,400 at December 31, 1998 and 1997, respectively.

         Loans to employees other than directors of the Company totaled $373,055 and $638,029 at December 31, 1998 and 1997, respectively.


NOTE E - ALLOWANCE FOR LOAN LOSSES

         The following is an analysis of the allowance for loan losses:

                                                       1998          1997
                                                       ----          ----

         Balance, January 1,                       $   412,079    $   458,827

           Charge-offs                                 (42,191)       (63,644)
           Recoveries                                   21,499         16,896
           Provision charged (credited)
             to operations                              60,000          --
                                                   -----------    -----------

         Balance, December 31                      $   451,387    $   412,079
                                                   ===========    ===========

NOTE F - BANK PREMISES AND EQUIPMENT

         Bank premises and equipment were as follows:

                                                      1998            1997
                                                      ----            ----

         Land                                      $ 1,077,910    $ 1,077,910
         Buildings                                     973,116        858,348
         Leasehold improvements                        743,442        743,442
         Furniture and equipment                     1,163,495      1,199,043
                                                   -----------    -----------

                                                     3,957,963      3,878,743
         Less:  accumulated
           depreciation                              1,431,505      1,519,986
                                                   -----------    -----------

                                                   $ 2,526,458    $ 2,358,757
                                                   ===========    ===========


         Depreciation expense for the years ended December 31, 1998 and 1997 amounted $180,386 and $169,603, respectively.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE G - DEPOSITS

         Interest-bearing deposits are as follows at December 31:

                                                      1998           1997
                                                      ----           ----

         NOW accounts                              $ 4,458,601    $ 4,202,680
         Savings accounts                           15,720,134     14,983,688
         HI-FI accounts                              6,873,356      5,518,436
         Certificates of deposit                    30,217,384     25,972,439
         Other                                          60,216         57,686
                                                   -----------    -----------

                                                   $57,329,691    $50,734,929
                                                   ===========    ===========

NOTE H - RELATED PARTY TRANSACTIONS

         The Company, because of its highly regulated industry, believes it is essential that legal counsel serve on its Board of Directors. In this respect, the Bank paid legal service fees of $23,945 and $26,280 for 1998 and 1997, respectively, to the law firm of which one of its Directors is a partner.

         At December 31, 1998 and 1997, loans of $1,300,033 and $1,193,576, respectively, were outstanding to directors of the Company. Such loans were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management involve more than normal credit risk or present other unfavorable features. New loans to such related parties amounted to $373,972 and repayments to $170,068.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE I - RETIREMENT PLANS

         Effective January 1, 1996, the Company adopted an Employee Stock Ownership Plan with 401(k) provisions (KSOP). This plan is a complete amendment and restatement of the Company's 401(k) Profit Sharing and its Money Purchase Plan. Each employee who was a participant in the 401(k) Profit Sharing Plan on January 1, 1996 automatically becomes a participant in the KSOP. Thereafter, an employee becomes a participant at age eighteen and completes one thousand hours of service per plan year. Under the Plan, the Company will make basic contributions, will match fifty percent of employee salary reduction contributions (up to six percent of compensation) and may make additional discretionary contributions. Employees may make salary reduction contributions to fifteen percent of compensation not-to-exceed $9,500. Employer contributions vest systematically over six years.

         Total contributions to Employee Retirement Plans for the years ended December 31, 1998 and 1997 amounted to $81,555 and $81,907, respectively.

NOTE J - INCOME TAXES

         Effective January 1, 1993, the Company adopted Statement No. 109 of The Financial Accounting Standards Board, "Accounting for Income Taxes." The adoption of Statement No. 109 changes the Company's method of accounting for income taxes from the deferred method to a liability method. Under the deferred method, the Company deferred the past tax effects of timing differences between financial reporting and taxable income. As explained in Note A, the liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE J - INCOME TAXES (CONTINUED)

         Net deferred tax assets and liabilities have been classified on the consolidated statements of condition as other assets. They consist of the following components as of December 31:

                                                       1998           1997
                                                       ----           ----

                 Deferred tax assets               $   154,310    $   115,279
                 Deferred tax liabilities              (63,280)       (67,700)
                                                   -----------    -----------

                 Net Deferred tax asset            $    91,030    $    47,579
                                                   ===========    ===========

         The tax effects of significant items that give rise to deferred taxes are:

                                                       1998          1997
                                                       ----          ----

           Securities available for sale           $    27,300    $    15,279

           Depreciation                                (28,070)       (58,900)
           Allowance for credit losses                  15,200        100,000
           Deferred loan fees                           23,400)        (8,800)
                                                   -----------    -----------

             Net deferred tax asset                $    91,030    $    47,579
                                                   ===========    ===========


         The provision for income taxes charged to operations for the years ended December 31, 1998 and 1997 consists of the following:

                                                       1998          1997
                                                       ----          ----
           Taxes currently payable
             Federal                               $   442,318    $   348,321
             State                                      98,000         80,000
           Deferred tax                                (26,774)        (4,621)
                                                   -----------    -----------

                                                   $   513,544    $   423,700
                                                   ===========    ===========

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE K - FINANCIAL INSTRUMENTS WITH OFF BALANCE SHEET RISK

         The Bank is a party to financial instruments with off balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to extend credit.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. Commitments to extend credit are as follows as of December 31:

                                                       1998          1997
                                                       ----          ----

         Mortgages                                 $   532,582    $   746,037
         Lines of credit                             2,903,893      3,709,917
         Letters of credit                           1,353,251      1,733,827
         Revolving lines of credit                   2,437,589      1,617,656
                                                   -----------    -----------

                                                   $ 7,227,315    $ 7,807,437
                                                   ===========    ===========

NOTE L - CONCENTRATION OF CREDIT

         All loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank's market area. Substantially, all such customers are depositors of the Bank. Investments in state and municipal securities also involve governmental entities within the Bank's market area. The concentrations of credit by type of loan are set forth in Note D. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. At December 31, 1998 the Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of $1,037,412.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE M - CAPITAL REQUIREMENTS

         The Company is subject to various regulatory capital requirements by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory as well as additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification also are subject to qualitative judgements by the regulators about components risk weighing and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios of total and Tier I capital to risk weighted assets, and Tier I capital to assets. Management believes that, as of December 31, 1998 and 1997, the Company meets all capital adequacy requirements to which it is subject.

         As of December 31, 1998 and 1997, capital ratios were categorized as well-capitalized as set forth:

                                                             To Be Well
                                                         Capitalized Under
                           December 31     December 31   Prompt Corrective
                               1998           1997       Action Provisions
                           -----------     -----------   -----------------

         Tier I               12.90%         13.20%            6.00%
         Total Capital        13.74%         14.04%           10.00%
         Leverage              8.54%          9.07%            5.00%

         The primary source of funds for payment of dividends by the Company historically has been dividends received from the bank. The ability to pay dividends is limited by Delaware law, which requires capital surplus at least equal to the par value of outstanding capital stock.

         During the past several years the Company reacquired 22,044 shares of its common stock at an aggregate price of $499,110. The transactions to reacquire common shares had been accounted for as treasury stock. In December 1998, after obtaining approval of its Board of Directors, the Company retired its treasury stock.

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE N - OPERATING EXPENSES

         The following is the detail of operating expenses for the years ended December 31, 1998 and 1997.

                                                       1998          1997
                                                       ----          ----

           Salaries and employee benefits          $ 1,413,779    $ 1,413,780
           Occupancy                                   268,285        251,425
           Equipment                                   242,732        225,774
           Other operating expenses                    862,560        753,431
                                                    ---------     ----------

                                                   $ 2,787,356    $ 2,644,410
                                                   ===========    ===========



NOTE O - PARENT COMPANY INFORMATION

         The statement of financial condition, statements of income and retained earnings, and cash flows as of and for the years ended December 31, 1998 and 1997 for Northeast Bancorp, Inc. are reflected below:


BALANCE SHEET


                                                       1998          1997
                                                       ----          ----
         ASSETS
         Cash                                      $    84,017    $   265,149
         Prepaid expenses                               14,628         19,320
         Investment in subsidiary                    6,959,491      6,457,379
         Real estate and equipment                     628,815        635,599
                                                   -----------    -----------

                                                   $ 7,686,951    $ 7,377,447
                                                    ==========     ==========



         LIABILITIES
         Accounts payable and other
           accrued expense                         $    15,102    $   178,661
                                                   -----------    -----------

         STOCKHOLDERS' EQUITY
         Common stock                                  338,812        359,856
         Capital surplus                               874,432        910,308
         Retained earnings                           6,415,195      6,386,019
         Treasury stock                                   --         (433,114)
         Net unrealized depreciation
           on securities available for
           sale, net of tax                             43,410        (24,283)
                                                   -----------    -----------

                                                     7,671,849      7,198,786
                                                   -----------    -----------

                                                   $ 7,686,951    $ 7,377,447
                                                   ===========    ===========

                             NORTHEAST BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE O - PARENT COMPANY INFORMATION (CONTINUED)

         STATEMENT OF INCOME AND RETAINED EARNINGS

                                                       1998          1997
                                                       ----          ----

         DIVIDENDS FROM SUBSIDIARY                 $   410,082    $   713,856

         RENTAL AND OTHER INCOME                        60,478        57,960
                                                   -----------    -----------

                                                       470,560       771,816

         EXPENSES                                      115,387        74,765
                                                   -----------    -----------
         INCOME BEFORE EQUITY IN
           UNDISTRIBUTED NET INCOME OF
           SUBSIDIARY                                  355,173       697,051

         EQUITY IN UNDISTRIBUTED
           NET INCOME OF SUBSIDIARY                    434,418       138,351
                                                   -----------    -----------

         NET INCOME                                    789,591       835,402

         RETAINED EARNINGS -
           BEGINNING OF YEAR                         6,386,019     5,919,154

         RETIREMENT OF TREASURY STOCK                 (420,190)          --

         DIVIDENDS                                    (340,225)     (368,537)
                                                   -----------    -----------
         RETAINED EARNINGS -
           END OF YEAR                             $ 6,415,195    $6,386,019
                                                   ===========    ===========


         STATEMENT OF CASH FLOWS


         CASH FLOWS FROM OPERATING ACTIVITIES
           Net income                              $   789,591    $   835,402
           Depreciation                                  6,775          7,608
           Investment in subsidiary                   (434,418)      (138,351)
           Change in prepaid expenses                    4,702        (18,758)
           Change in accounts payable                 (163,560)       168,330
                                                   -----------    -----------
               Net cash provided by
                 operating activities                  203,090        854,231

         CASH FLOWS FROM INVESTING ACTIVITIES
           Acquisition of treasury stock               (65,996)      (433,114)
                                                   -----------    -----------
               Net cash (used for) investing
                 activities                            (65,996)      (433,114)

         CASH FLOWS FROM FINANCING
           ACTIVITIES
             Dividends paid                           (340,225)      (228,981)
             Proceeds from sale of
               common stock                             22,000           --
                                                   -----------    -----------
               Net cash (used for) financing
                 activities                           (318,225)      (228,981)
                                                   -----------    -----------

         INCREASE (DECREASE) IN CASH                  (181,132)       192,136

         CASH, BEGINNING OF YEAR                       265,149         73,013
                                                   -----------    -----------

         CASH, END OF YEAR                         $    84,017    $   265,149
                                                   ===========    ===========

                                     Annex A

                      Agreement and Plan of Reorganization

                                     ANNEX A

                      AGREEMENT AND PLAN OF REORGANIZATION
                   DATED AS OF THE TENTH DAY OF FEBRUARY, 1999
                                  BY AND AMONG
                         STERLING FINANCIAL CORPORATION,
               STERLING FINANCIAL INTERIM ACQUISITION CORPORATION
                             NORTHEAST BANCORP, INC.
                                       AND
                        FIRST NATIONAL BANK OF NORTH EAST

                                TABLE OF CONTENTS


                                                                                               Page(s)
                                                                                               -------
ARTICLE I
THE PLAN OF MERGER
         SECTION 1.1         The Merger, Closing: Effective Time ....................................2

ARTICLE II
CONVERSION OF SHARES AND
EXCHANGE OF STOCK CERTIFICATES
         SECTION 2.1         Conversion of Shares....................................................3
         SECTION 2.2         Exchange of Stock Certificates..........................................5
         SECTION 2.3         Other Matters...........................................................7

ARTICLE III
REPRESENTATIONS AND WARRANTIES
         SECTION 3.1         Representations and Warranties of Northeast Bancorp
                                 and First National..................................................8
         SECTION 3.2         Representations and Warranties of Sterling.............................25
         SECTION 3.3         Representations and Warranties of Sterling AC..........................31

ARTICLE IV
COVENANTS OF NORTHEAST BANCORP AND FIRST NATIONAL
         SECTION 4.1         Conduct of Business....................................................32
         SECTION 4.2         Best Efforts...........................................................35
         SECTION 4.3         Access to Properties and Records.......................................36
         SECTION 4.4         Subsequent Financial Statements........................................36
         SECTION 4.5         Board and Committee Minutes............................................36
         SECTION 4.6         Update Schedule........................................................36
         SECTION 4.7         Notice.................................................................36
         SECTION 4.8         Other Proposals........................................................36
         SECTION 4.9         Dividends..............................................................38
         SECTION 4.10        Core Deposits..........................................................38
         SECTION 4.11        Affiliate Letters......................................................38
         SECTION 4.12        No Purchases or Sales of Sterling Common Stock
                                    During Price Determination Period...............................39
         SECTION 4.13        Accounting Treatment...................................................39
         SECTION 4.14        Press Releases and Public Announcements................................39
         SECTION 4.15        Phase I Environmental Audit............................................39
         SECTION 4.16        KSOP...................................................................39

                                                                                               Page(s)
                                                                                               -------
ARTICLE V
COVENANTS OF STERLING AND STERLING AC
         SECTION 5.1         Reasonable Best Efforts................................................40
         SECTION 5.2         Access to Properties and Records.......................................41
         SECTION 5.3         Subsequent Financial Statements........................................41
         SECTION 5.4         Update Schedule........................................................41
         SECTION 5.5         Notice.................................................................41
         SECTION 5.6         No Purchase or Sales of Sterling Common Stock
                                  During Price Determination Period.................................41
         SECTION 5.7         Publicity..............................................................42
         SECTION 5.8         KSOP...................................................................42

ARTICLE VI
CONDITIONS TO CONSUMMATION
         SECTION 6.1         Common Conditions......................................................42
         SECTION 6.2         Conditions to Obligations of Sterling and Sterling AC..................44
         SECTION 6.3         Conditions to the Obligations of Northeast Bancorp
                                  and First National ...............................................46
ARTICLE VII
TERMINATION
         SECTION 7.1         Termination............................................................47
         SECTION 7.2         Effect of Termination..................................................49
         SECTION 7.3         Expenses...............................................................49
ARTICLE VIII
POST MERGER AGREEMENTS
         SECTION 8.1         Employees.  ...........................................................50
         SECTION 8.2         Officers...............................................................51
         SECTION 8.3         Directors..............................................................51
         SECTION 8.4         First National Board of Directors......................................51
         SECTION 8.5         Benefits...............................................................52
         SECTION 8.6         Director and Officer Liability Insurance...............................52
         SECTION 8.7         Certain Matters........................................................52

ARTICLE IX
OTHER MATTERS
         SECTION 9.1         Certain Definitions; interpretation....................................53
         SECTION 9.2         Survival...............................................................54
         SECTION 9.3         Parties in Interest....................................................54
         SECTION 9.4         Captions...............................................................54
         SECTION 9.5         Severability...........................................................54
         SECTION 9.6         Access; Confidentiality................................................54
         SECTION 9.7         Waiver and Amendment...................................................55
         SECTION 9.8         Counterparts...........................................................55
         SECTION 9.9         Governing Law..........................................................55
         SECTION 9.10        Expenses...............................................................55
         SECTION 9.11        Notices................................................................55
         SECTION 9.12        Entire Agreement: Etc..................................................57

         AGREEMENT AND PLAN OF REORGANIZATION dated as of the tenth day of February, 1999 (this "Plan" or this "Agreement"), is entered into by and among Sterling Financial Corporation, a Pennsylvania corporation ("Sterling"), Sterling Financial Interim Acquisition Corporation, a Delaware corporation, ("Sterling AC"), Northeast Bancorp, Inc., a Delaware corporation ("Northeast Bancorp"), and First National Bank of North East, a national banking association ("First National").
                                    RECITALS:

         WHEREAS, Sterling is a Pennsylvania bank holding company; and

         WHEREAS, Sterling AC is a wholly-owned subsidiary of Sterling created solely to facilitate the transactions described in this Agreement; and

         WHEREAS, Northeast Bancorp is a Delaware corporation and a Maryland bank holding company; and

         WHEREAS, First National is the wholly-owned national bank subsidiary of Northeast Bancorp; and

         WHEREAS, the boards of directors of Sterling, Sterling AC and Northeast Bancorp have each determined that it is in the best interests of their respective shareholders for Northeast Bancorp to merge with and into Sterling AC (the "Merger") as a result of which First National will become a wholly-owned, second tier subsidiary of Sterling, all upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth the conditions to the Merger; and

         WHEREAS, Northeast Bancorp and Sterling AC desire to merge in the manner provided for herein and to adopt this Agreement as a plan of reorganization and to consummate such plan in accordance with the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto, intending to be legally bound hereby, adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                    ARTICLE I
                               THE PLAN OF MERGER

SECTION 1.1 The Merger; Closing; Effective Time.

         (a) Subject to the terms and conditions of this Agreement and in accordance with the applicable laws of the State of Delaware, at the Effective Time (as defined in Section 1.1(c)), Northeast Bancorp shall be merged with and into Sterling AC and the separate corporate existence of Northeast Bancorp shall thereupon cease. Sterling AC shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware and shall be a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and the separate corporate existence of Sterling AC with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The name of the Surviving Corporation shall be "Northeast Bancorp, Inc." The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the "DGCL"').

         (b) The closing of the Merger (the "Closing") shall take place at such place and time and on such date, following three (3) business days' notice to Northeast Bancorp, as shall be agreed upon by all parties, which date shall not be later than the 30th business day after (i) the last approval of required governmental authorities is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Merger and (iii) all shareholder approvals required by the parties hereunder are received.

         (c) Immediately following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to
                  Article VII hereof, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such subsequent time as Sterling AC and Northeast Bancorp shall agree and is specified in the Certificate of Merger (the time the Merger becomes effective being herein referred to as the "Effective Time"). The "Effective Date" when used herein means the day on which the Effective Time for the Merger occurs.

         (d) From and after the Effective Time, the certificate of incorporation and bylaws of Sterling AC in effect immediately prior to the Effective Time shall be amended as set forth in Annex 1.1 hereto and, as so amended, shall constitute the certificate of incorporation and bylaws of the Surviving Corporation. At the Effective Time, the directors and officers of Sterling AC immediately prior to the Effective Time shall be and become the directors and officers of the Surviving Corporation with such additions or deletions as Sterling, in its sole discretion, may determine.

                                   ARTICLE II
                            CONVERSION OF SHARES AND
                         EXCHANGE OF STOCK CERTIFICATES

SECTION 2.1 Conversion of Shares.

         At the Effective Time the shares of Northeast Bancorp Common Stock (defined below) then outstanding shall be converted into the right to receive shares of Sterling Common Stock (defined below), as follows:

         (a) General. Subject to the provisions of this Article II, each share of Northeast Bancorp Common Stock, par value $1.00 per share ("Northeast Bancorp Common Stock") issued and outstanding immediately before the Effective Time shall, be converted into and become, without any action on the part of the holder thereof, the right to receive 2 shares of Sterling Common Stock, par value, $5.00 per share ("Sterling Common Stock") (the "Exchange Ratio"). Subject to the provisions of
                  Section 2.1(b), the aggregate number of shares of Sterling Common Stock to be issued under this Agreement shall not exceed 677,624 shares and the Exchange Ratio shall be 2.

         (b) Anti-dilution Provision. In the event that Sterling shall at any time before the Effective Time: (i) declare or pay a dividend in shares of Sterling Common Stock, (ii) combine the outstanding shares of Sterling Common Stock into a smaller number of shares, (iii) subdivide the outstanding shares of Sterling Common Stock into a greater number of shares, or (iv) reclassify the shares of Sterling stock, then the Exchange Ratio shall be proportionately adjusted accordingly.

         (c) No Fractional Shares. No fractional shares of Sterling Common Stock, and no scrip or certificates therefor, shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he would otherwise be entitled, each former shareholder of Northeast Bancorp shall receive in cash an amount equal to the fair market value of his fractional interest, which fair market value shall be determined by multiplying such fraction by the Closing Market Price (as defined in Section 2.1(d) of this Article II).

         (d) Closing Market Price. For purposes of this Agreement, the Closing Market Price shall be the arithmetic average of the per share closing prices for Sterling Common Stock for the twenty (20) trading days immediately preceding the date which is five (5) business days before the Effective Date, as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ/NMS), the foregoing twenty (20) trading days being hereinafter sometimes referred to as the "Price Determination Period". (For example, if March 31, 1999 were to be the Effective Date, then the Price Determination Period would be February 24, 25, 26, March 1, 2, 3, 4, 5, 8, 9, 10, 11, 12,
                  15, 16, 17, 18, 19, 22, 23 1999.) In the event that NASDAQ/NMS shall fail to report a closing price for Sterling Common Stock for any trading day during the Price Determination Period, then the closing price for that day shall be equal to the average of the closing bid price and the closing asked price as quoted on NASDAQ/NMS for that day. In the event that NASDAQ/NMS shall fail to report a closing price, closing bid price and closing asked price, respectively, for Sterling Common Stock for any trading day during the Price Determination Period, then the closing price for that day shall be equal to the average of the closing bid prices and the closing asked prices as quoted: (i) by two market makers in Sterling Common Stock listed in Sterling's 1998 Annual Report to Shareholders; or (ii) in the event that neither of these firms is then making a market in Sterling Common Stock, by two brokerage firms then making a market in Sterling Common Stock to be selected by Sterling and approved by the Board of Directors of Northeast Bancorp which approval shall not be unreasonably withheld.


         (e) Northeast Bancorp Treasury Stock. Notwithstanding Section 2.1(a) hereof, each share of Northeast Bancorp Common Stock held by Sterling or any subsidiary of Sterling, with the exception of shares of Northeast Bancorp Common Stock held in a fiduciary capacity, and each share issued and held in the treasury of or owned by First National or Northeast Bancorp as of the Effective Time if any, shall be canceled, and no cash, stock, or other property shall be delivered in exchange therefor.

         (f)      Sterling Common Stock.

                  (i) Each share of Sterling Common Stock issued and outstanding immediately prior to the Effective Time, shall, on and after the Effective Time, continue to be issued and outstanding as an identical share of Sterling Common Stock.

                  (ii) Each share of Sterling Common Stock issued and held in the treasury of Sterling as of the Effective Time, if any, shall, on and after the Effective Time, continue to be issued and held in the treasury of Sterling.

         (g) Sterling AC Common Stock. Each share of Sterling AC Common Stock issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, continue to be issued and outstanding as an identical share of Sterling AC Common Stock.

         (h) Dissenting Holders. Notwithstanding anything in this Agreement to the contrary, shares of Northeast Bancorp Common Stock that are issued and outstanding immediately prior to the Effective Time and are held by stockholders who are entitled to appraisal rights in respect thereof under Section 262 of the DGCL and who have

                           (i) not voted such shares in favor of the adoption of this Agreement or otherwise waived or lost their right to demand appraisal of such shares and

                           (ii) properly demanded appraisal of such shares in accordance with Section 262 of the DGCL (the "Dissenting Shares")
                  shall not be converted as described in Section 2.1(a) above, but shall become the right to receive such consideration as may be determined to be due to such stockholders pursuant to
                  Section 262 of the DGCL ("Appraisal Consideration"). If, after the Effective Time, any such stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, his Dissenting Shares shall be deemed to be converted as of the Effective Time into the right to receive shares of Sterling Common Stock (without any interest thereon) as provided in Section 2.1(a) hereof. Promptly upon receiving any demands for appraisal, withdrawals of demand for appraisal or any other instrument served pursuant to Section 262 of the DGCL, Northeast Bancorp shall so notify Sterling and shall give Sterling the opportunity to participate in and direct all negotiations and proceedings with respect to any such appraisal demands. Northeast Bancorp shall not, without the prior written consent of Sterling, make any payment with respect to, settle, offer to settle or otherwise negotiate, any such appraisal demands.

SECTION 2.2 Exchange of Stock Certificates.

         Northeast Bancorp Common Stock certificates shall be exchanged for Sterling Common Stock certificates in accordance with the following procedures:

         (a) Exchange Agent. The transfer agent of Sterling shall act as exchange agent (the "Exchange Agent") to receive Northeast Bancorp Common Stock certificates from the holders thereof and to exchange such stock certificates for Sterling Common Stock certificates and (if applicable) to pay cash for fractional shares of Northeast Bancorp Common Stock pursuant to Section 2.1(c) above. The Exchange Agent shall, on or promptly after the Effective Date, mail to each former shareholder of Northeast Bancorp a notice specifying the procedures to be followed in surrendering such shareholder's Northeast Bancorp Common Stock certificates.

         (b) Surrender of Certificates. As promptly as possible after receipt of the Exchange Agent's notice, each former shareholder of Northeast Bancorp shall surrender his Northeast Bancorp Common Stock certificates to the Exchange Agent; provided, that if any former shareholder of Northeast Bancorp shall be unable to surrender his Northeast Bancorp Common Stock certificates due to loss or mutilation thereof, he may make a constructive surrender by following procedures comparable to those customarily used by Sterling for issuing replacement certificates to Sterling shareholders whose Sterling Common Stock certificates have been lost or mutilated. Upon receiving a proper actual or constructive surrender of Northeast Bancorp Common Stock certificates from a former Northeast Bancorp shareholder, the Exchange Agent shall issue to such shareholder, in exchange therefor, a Sterling Common Stock certificate representing the whole number of shares of Sterling Common Stock into which such shareholder's shares of Northeast Bancorp Common Stock have been converted in accordance with this Article II, together with a check in the amount of any cash to which such shareholder is entitled, pursuant to Article II of this Agreement.

         (c) Dividends and Other Distributions. Any dividend or other distribution declared or made after the Effective Time with a record date after the Effective Time in respect of Sterling Common Stock issuable hereunder to the holder of a Northeast Bancorp Common Stock certificate not then surrendered pursuant to Section 2.2(b) hereof shall be paid to the Exchange Agent (or, if payable after December 31, 2000, shall be set aside and retained by Sterling), and no such dividend or other distribution payable in respect of such Sterling Common Stock shall be paid to the holder of such outstanding Northeast Bancorp Common Stock certificate until such certificate shall have been so surrendered to the Exchange Agent (or, if after December 31, 2000, to Sterling). Upon surrender of such outstanding Northeast Bancorp Common Stock certificate, there shall be paid by the Exchange Agent (or, if after December 31, 2000, by Sterling) to or at the direction of the holder the Sterling Common Stock certificate(s) issued in exchange therefor the amount (without interest thereon) of all dividends or distributions which have theretofore been paid to the Exchange Agent (or, if after December 31, 2000, set aside and retained by Sterling) with respect to the number of shares of Sterling Common Stock represented by the Sterling Common Stock certificate(s) issued upon such surrender and exchange.

         (d) Termination of Exchange Fund. Any portion of the exchange fund held by the Exchange Agent that remains undistributed to the former stockholders of Northeast Bancorp after December 31, 2000, shall be delivered to Sterling, and any former stockholders of Northeast Bancorp who have not theretofore complied with this Section 2.2 shall thereafter look only to Sterling for payment of their claims for Sterling Common Stock, any cash in lieu of fractional shares of Sterling Common Stock and any dividends or distributions with respect to Sterling Common Stock.

         (e) Expenses of Share Surrender and Exchange. All costs and expenses associated with the foregoing surrender and exchange procedure shall be borne by Sterling. Notwithstanding the foregoing, no party hereto will be liable to any holder of Northeast Bancorp Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.

         (f) Exchange Procedures. Each certificate for shares of Northeast Bancorp Common Stock delivered for exchange under this Article II must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of Sterling Common Stock for which certificates will be issued pursuant to this Article II will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of Northeast Bancorp Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of Sterling Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of Northeast Bancorp Common Stock which are surrendered.

         (g) Closing of Stock Transfer Books; Cancellation of Northeast Bancorp Certificates. Upon the Effective Date, the stock transfer books for Northeast Bancorp Common Stock will be closed and no further transfers of shares of Northeast Bancorp Common Stock will thereafter be made or recognized. All certificates for shares of Northeast Bancorp Common Stock surrendered pursuant to this Article II will be canceled by Sterling.

         (h) Rights Evidenced by Certificate. Until surrendered, each certificate theretofore evidencing shares of Northeast Bancorp Common Stock will, from and after the Effective Date, evidence solely the right to receive certificates for shares of Sterling Common Stock pursuant to Section 2.2(f) hereof and any cash payable pursuant to this Article II. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this Section 2.2 upon surrender of certificates for shares of Sterling Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of Northeast Bancorp Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.

SECTION 2.3 Other Matters.

         (a) Notwithstanding any term of this Agreement to the contrary, Sterling may, in its discretion at any time prior to the Effective Time, designate a direct or indirect wholly-owned subsidiary to substitute for Sterling AC as the constituent corporation in the Merger by written notice to Northeast Bancorp so long as the exercise of this right does not have a Material Adverse Effect on the interests of the Northeast Bancorp shareholders or cause a Material delay in, or otherwise materially adversely affect consummation of the transactions contemplated herein. Sterling shall also have the right to cause Sterling AC, or such substitute, to be the Surviving Corporation of the Merger described at Section 1.1(a), so long as the exercise of such right does not have a material adverse effect on the interests of the Northeast Bancorp shareholders or cause a material delay in, or otherwise adversely affect, consummation of the transactions contemplated herein; if such right is exercised, this Agreement shall be deemed to be modified to accord such change.

         (b) Nothing set forth in this Agreement or any Exhibit hereto shall be construed:

                  (i) to preclude Sterling or Sterling AC from acquiring or assuming, or to limit in any way the right of Sterling or Sterling AC to acquire or assume, prior to or following the Effective Time, the stock, assets or liabilities of any other financial services institution or other corporation or entity, whether by issuance or exchange of Sterling Common Stock, or otherwise;

                  (ii) to preclude Sterling or Sterling AC from issuing, or to limit in any way the right of either of them to issue, prior to or following the Effective Date, Sterling Common Stock, Sterling Preferred Stock or other securities;

                  (iii) to preclude Sterling from granting options at any time with respect to Sterling Common Stock, Sterling Preferred Stock or other securities;

                  (iv) to preclude option holders of Sterling from exercising options at any time with respect to Sterling Common Stock, Sterling Preferred Stock or other securities; or

                  (v) to preclude Sterling or Sterling AC from taking, or to limit in any way the right of either of them to take, any other action not expressly and specifically prohibited by the terms of this Agreement; provided, however, that in the event Sterling or Sterling AC desires to (A) take any action described in Section 2.3(b)(i) above, Sterling shall give Northeast Bancorp written notice thereof prior to taking any such action, or (B)(1) sell all or substantially all of its assets, or (2) merge or consolidate with or into, or convert to, any other person or entity and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction, or the Board of Directors of such entity's parent corporation, if any, are not former members of the Board of Directors of Sterling, Sterling shall notify Northeast Bancorp simultaneously with taking any such action, and Northeast Bancorp and First National shall have the right, in their sole discretion, to terminate this Agreement without cost, expense or liability or their part to any other party.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties of Northeast Bancorp and First National.

         Northeast Bancorp and First National represent and warrant to Sterling and Sterling AC (and the word "it" in this Article III refers to Northeast Bancorp, First National and each subsidiary of either) that, as of even date herewith and except as specifically disclosed in the Annex of disclosure schedules included herewith, as follows:

         (a) Corporate Organization and Qualification. Northeast Bancorp is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by Northeast Bancorp requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on Northeast Bancorp and its subsidiaries, taken as a whole. Northeast Bancorp is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Northeast Bancorp owns directly all of the issued and outstanding shares of capital stock of First National. First National is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. Northeast Bancorp and First National each have the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on their respective businesses as now being conducted and to own its properties and assets. Northeast Bancorp has made available to Sterling a complete and correct copy of the certificate of incorporation and bylaws of Northeast Bancorp, and First National has made available to Sterling and Sterling AC a complete and correct copy of the charter and bylaws of First National and such charter or articles, as applicable, and such bylaws are in full force and effect as of the date hereof.

         (b) Authorized Capital. The authorized capital stock of Northeast Bancorp consists of a) 750,000 shares of Northeast Bancorp Common Stock, of which 338,812 shares were issued and outstanding as of the date of this Agreement and no shares were issued and held as treasury shares as of the date of this Agreement, and b) 50,000 shares of series preferred stock, par value $1.00 per share, of which no shares have been issued or are outstanding as of the date of this Agreement and no shares are issued and held as treasury shares as of the date of this Agreement. The authorized capital stock of First National consists of 371,800 shares of common stock, $1.00 par value per share, of which 371,800 shares of common stock were issued and outstanding as of the date of this Agreement; all of these are held by Northeast Bancorp. Except as otherwise provided in Annex 3.1(b), all of the outstanding shares of capital stock of Northeast Bancorp and First National have been duly authorized and are validly issued, fully paid and nonassessable. Neither Northeast Bancorp nor First National has any shares of capital stock reserved for issuance. Neither Northeast Bancorp nor First National has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders on any matter. The shares of First National's common stock owned by Northeast Bancorp are owned free and clear of all liens, pledges, security interests, claims or other encumbrances. The outstanding shares of capital stock of Northeast Bancorp and First National have not been issued in violation of any preemptive rights. Except as set forth in Annex 3.1 (b) and in Annex 3.1(m), there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Northeast Bancorp and First National. Except as set forth in Annex 3.1(b), after the Effective Time, Northeast Bancorp will have no obligation which is being assumed by Sterling or Sterling AC which will result in any obligation to issue, transfer or sell any shares of capital stock pursuant to any Employee Plan (as defined in Section 3.1 (m)). All shares of Northeast Bancorp Common Stock have been issued in compliance with the registration provisions of the Securities Act of 1933, as amended.

         (c) Subsidiaries. The only subsidiary of Northeast Bancorp is First National. First National has no subsidiaries. First National makes no use of fictitious names in the conduct of its business.

         (d) Corporate Authority. Subject only to approval of this Agreement by the holders of Northeast Bancorp Common Stock in accordance with the DGCL and Northeast Bancorp's certificate of incorporation and bylaws, and, subject to the regulatory approvals specified in Section 6.1(b) hereof, Northeast Bancorp and First National each has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to either Northeast Bancorp or First National contemplated hereby. This Agreement has been duly and validly executed and delivered by Northeast Bancorp and First National and, assuming due authorization, execution and delivery by Sterling and Sterling AC, and receipt of required regulatory approvals, constitutes the valid and binding obligations of Northeast Bancorp and First National enforceable against each, in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

         (e) No Violations. The execution, delivery and performance of this Agreement by it does not, and the consummation of the transactions contemplated hereby by it will not, constitute
                  (i) subject to receipt of the required regulatory approvals specified in Section 6.1(b), a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which it (or any of its respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Merger, (ii) a breach or violation of, or a default under Northeast Bancorp's certificate of incorporation, the charter of First National, or the bylaws of either of them, or (iii) except as disclosed in Annex 3.1(e), a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of it under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of its respective properties or assets may be bound, or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on it or enable any person to enjoin the Merger; and the consummation of the transactions contemplated hereby, will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (w) all required approvals, consents and waivers of governmental authorities, (x) the approval of its shareholders referred to in Section 6.1(a), (y) any such approval, consent or waiver that already has been obtained, and (z) any other approvals, consents or waivers, the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on it or enable any person to enjoin the Merger.

         (f)      Reports.

                  (i) Northeast Bancorp's consolidated statement of financial condition as of December 31, 1997 previously provided to Sterling and each statement of financial condition provided after the date hereof to Sterling (including in each case any related notes and schedules) as required by Section 4.4 hereof fairly presents or will fairly present the financial position of it as of its date and each of the statements of income and shareholders' equity and of cash flows provided therewith (including in each case any related notes and schedules), fairly presents or will fairly present the results of operations, shareholders' equity and cash flows, as the case may be, of it for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as maybe noted therein.

                  (ii) It has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1997 with (A) the Office of the Comptroller of the Currency (the "OCC"), (B) the Federal Deposit Insurance Corporation (the "FDIC"), (C) the Board of Governors of the Federal Reserve System (the "Board"), (D) any state banking department or commission or other regulatory authority ("State Regulator" and collectively with the OCC, the FDIC, and the Board, the "Northeast Bancorp Regulatory Agencies"), and (F) any other regulatory authority, and all other material reports and statements required to be filed by it since January 1, 1997 including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any Northeast Bancorp Regulatory Agency, and has paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

         (g) Absence of Certain Changes or Events. Except as provided in Annex 3.1(g), since January 1, 1998 to the date hereof, it has not incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operations or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it.

         (h) Taxes. Its federal income tax returns have been examined and closed or otherwise closed by operation of law through 1990. Except as provided in Annex 3.1(h), all federal, state, local and foreign tax returns required to be filed by it or on its behalf, have been timely filed, or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and, to the knowledge of management, all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued. Adequate provision has been made on its balance sheet (in accordance with generally accepted accounting principles consistently applied) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to the knowledge of Northeast Bancorp or First National, threatened, with respect to any taxes that could result in a determination that would have a Material Adverse Effect on it. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

         (i) Litigation and Liabilities. Except as set forth in Annex 3.1(i), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against it or (ii) obligations or liabilities, whether or not accrued (contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of
                  it), that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on it or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.


         (j) Absence of Regulatory Actions. It is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the Northeast Bancorp Regulatory Agencies, charged with the supervision or regulation of financial or depository institutions or engaged in the insurance of bank deposits, nor has it been advised by any Northeast Bancorp Regulatory Agency that such body is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

         (k)      Agreements.

                  (i) Except as set forth in Annex 3.1(k) attached hereto, as of the date of this Agreement, it is not a party to, or bound by, any oral or written:

                           (A) "Material Contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC;

                           (B) consulting agreement not terminable on thirty (30) days or less notice involving the payment of more than $10,000 per annum, in the case of any such agreement;

                           (C) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

                           (D) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $10,000;

                           (E) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                           (F) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

                           (G) agreement, contract or understanding, other than this Agreement, regarding the capital stock of Northeast Bancorp and/or First National or committing to dispose of some or all of the capital stock or substantially all of the assets of Northeast Bancorp and/or First National; or

                           (H) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

                  (ii) It is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on it.

         (1) Labor Matters. It is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving it pending or threatened.

         (m) Employee Benefit Plans. Annex 3.1(m) contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other employee benefits, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, in respect to any of its present or former directors, officers or other employees (hereinafter referred to collectively as the "Employee Plans").

                  (i) All of the Employee Plans comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws; it has not engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which is likely to result in any material penalties, taxes or other events under
                           Section 502(i) of ERISA or Section 4975 of the Code which would have a Material Adverse Effect on it.

                  (ii) No liability to the Pension Benefit Guaranty Corporation has been or is expected by it to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single- employer plan" (as defined in Section 4001 (a)(15) of ERISA) currently or formerly maintained by it or any entity which is considered one employer with Northeast Bancorp or First National under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate").

                  (iii) No Pension Plan or single-employer plan of an ERISA Affiliate had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; all contributions to any Pension Plan or single-employer plan of an ERISA Affiliate that were required by
                           Section 302 of ERISA and were due prior to the date hereof have been made on or before the respective dates on which such contributions were due; the fair market value of the assets of each Pension Plan or single-employer plan of an ERISA Affiliate exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or single employer plan of an ERISA Affiliate as of the end of the most recent plan year with respect to the respective Pension Plan or single-employer plan of an ERISA Affiliate ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or single-employer plan of an ERISA Affiliate as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or single-employer plan of an ERISA Affiliate within the 12-month period ending on the date hereof.

                  (iv) Neither has it provided, nor is it required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                  (v) Neither it nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                  (vi) Each Employee Plan of it which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under
                           Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS") covering the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Deficit Reduction Act of 1984 and the Tax Reform Act of 1986; it is not aware of any circumstances likely to result in revocation of any such favorable determination letter; each such Employee Plan has been amended to reflect the requirements of subsequent legislation applicable to such plans; and each Qualified Plan has complied at all relevant times in all material respects with all applicable requirements of Section 401(a) of the Code.

                  (vii) Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has at all relevant times satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder.

                  (viii) Neither it nor any ERISA Affiliate has committed any act or omission or engaged in any transaction that has caused it to incur, or created a material risk that it may incur, liability for any excise tax under Sections 4971 through 4980B of the Code, other than excise taxes which heretofore have been paid and fully reflected in its financial statements.

                  (ix) There is no pending or threatened litigation, administrative action or proceeding relating to any Employee Plan, other than routine claims for benefits.

                  (x) There has been no announcement or legally binding commitment by it to create an additional Employee Plan, or to amend an Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such Employee Plan, and it does not have any obligations for retiree health and life benefits under any Employee Plan that cannot be terminated without incurring any liability thereunder.

                  (xi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Northeast Bancorp or First National to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Employee Plan, increase any benefits payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit.

                  (xii) All annual reports have been filed timely with respect to each Employee Plan, it has made available to Sterling a true and correct copy of (A) reports on the applicable form of the Form 5500 series filed with the IRS for plan years beginning after 1987, (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto,
                           (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

                  (xiii) There are no retiree health benefit plans except as required to be maintained by COBRA.

         (n) Title to Assets. It has good and marketable title to its properties and assets (other than property as to which it is lessee), except for (i) such items shown in the Northeast Bancorp consolidated financial statements or notes thereto;
                  (ii) liens on real property for current real estate taxes not yet delinquent; or (iii) such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect on it. With respect to any property leased by it, there are no defaults by it, or by any of the other parties thereto, or any events which, with the giving of notice or lapse of time or both, would become defaults by it or any of the other parties thereto, under any of such leases, except for such defaults or events which would not, individually or in the aggregate, have a Material Adverse Effect on it or on its financial condition, business prospects or operating results; and all such leases are in full force and effect and are enforceable against it, as the case may be, and there is no circumstance existing as of the date of this Agreement which causes or would cause such leases to be unenforceable against any of the other parties thereto except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally as well as principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

         (o) Compliance with Laws. It has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect on it; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.

         (p) Fees. Neither Northeast Bancorp nor any of its respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with this Agreement or the transactions contemplated hereby.

         (q) Environmental Matters. For purposes of this Section 3.1, the following terms shall have the indicated meaning:

                  "ENVIRONMENTAL LAW" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to: the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource); and the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq., the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq., the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq., and all comparable state and local laws; and any common law (including without limitation common law that may impose strict liability) that may impose liability or obligation for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

                  "HAZARDOUS SUBSTANCE" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

                  "FIRST NATIONAL LOAN PORTFOLIO PROPERTIES AND OTHER PROPERTIES OWNED" means those properties serving as collateral for loans in First National's loan portfolio, or properties owned or operated by First National (including, without limitation, in a fiduciary capacity).

         Except as set forth on Annex 3.1(q) hereto:

                  (i) To the knowledge of Northeast Bancorp and First National, neither Northeast Bancorp nor First National has been or is in violation of or liable under any Environmental Law.

                  (ii) To the knowledge of Northeast Bancorp and First National, none of the First National Loan Portfolio Properties and Other Properties Owned have been or are in violation of or liable under any Environmental Law.

                  (iii) Neither Northeast Bancorp nor First National has any knowledge that any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by First National, except as disclosed on Annex 3.1(q). In particular, without limiting the generality of the foregoing sentence, except as disclosed on Annex 3.1(q), neither Northeast Bancorp nor First National has any knowledge that: (i) any materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Northeast Bancorp or First National; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or have been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Northeast Bancorp or First National; (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous substances are or have ever been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Northeast Bancorp or First National.

                  (iv) Except as disclosed in Annex 3.1(q), there is no legal, administrative, arbitration or other proceeding, claim, action, cause of action or governmental investigation of any nature seeking to impose, or that, to the knowledge of Northeast Bancorp or First National, could result in the imposition on Northeast Bancorp or First National of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against Northeast Bancorp or First National; to the knowledge of Northeast Bancorp and First National, there is no reasonable basis for any such proceeding, claim, action or governmental investigation; and neither Northeast Bancorp nor First National is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

         (r) Allowance. The allowance for loan and lease losses shown on Northeast Bancorp's consolidated statement of financial condition as of December 31, 1997 was, and the allowance for loan and lease losses shown on Northeast Bancorp's consolidated statement of financial condition for periods ending after the date of this Agreement will be, in the opinion of management of Northeast Bancorp and First National, adequate, as of the date thereof, under generally accepted accounting principles applicable to commercial banks and all other applicable regulatory requirements for all losses reasonably anticipated in the Ordinary Course of Business (as defined in Section 4.1(a) hereof) as of the date thereof based on information available as of such date. It has disclosed to Sterling in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of it that it has classified internally as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" or words of similar import, and it shall disclose promptly to Sterling after the end of each quarter after the date hereof and on the Effective Date the amount of each such classification. It has disclosed to Sterling in writing prior to the date hereof the amounts of all overdrafts occurring since January 1, 1998 and it shall disclose promptly to Sterling after the end of each quarter after the date hereof and on the Effective Date the amount of such overdrafts. The OREO and in-substance foreclosures included in any of its non-performing assets are carried net of reserves at the lower of cost or market value based on current independent appraisals or current management appraisals.

         (s) Anti-takeover Provisions Applicable. The restrictions contained in Section 203 of the DGCL do not apply to Northeast Bancorp pursuant to Section 203(b)(4) of the DGCL.

         (t) Material Interests of Certain Persons. None of its respective officers or directors, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to its business.

         (u) Insurance. It is presently insured, and has been insured, in the amounts, with the companies and since the periods set forth in Annex 3.1(u). All of the insurance policies and bonds maintained by it are in full force and effect, it is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the judgment of its management, such insurance coverage is adequate.

         (v) Dividends. The only dividends or other distributions which Northeast Bancorp has made on its capital stock since January 1, 1998 are set forth in Annex 3.1(v).

         (w) Books and Records. Its books and records have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

         (x) Board Action. Its board of directors (at a meeting duly called, convened and held) has, by the requisite vote of the directors, (a) declared that the Agreement is advisable and in the best interests of it and its shareholders, (b) approved this Agreement, and the transactions contemplated hereby, and
                  (c) directed that the Agreement be submitted for consideration by its shareholders at the Northeast Bancorp Shareholders' Meeting (as hereafter defined) with the recommendation of the board of directors that the shareholders adopt the Agreement.

         (y) Fairness Opinions. Its board of directors has received a written opinion, a copy of which has been furnished to Sterling, to the effect that the consideration to be received by its shareholders pursuant to this Agreement, at the time of its execution, is fair to such holders from a financial point of view.

         (z) Fidelity Bonds. Since at least December 31, 1992, First National has continuously maintained fidelity bonds insuring it against acts of dishonesty by its employees in such amounts as is customary for a bank of its size. Since December 31, 1992, the aggregate amount of all potential claims under such bonds has not exceeded $10,000 and neither Northeast Bancorp nor First National is aware of any facts which would reasonably form the basis of a claim under such bonds. Neither Northeast Bancorp nor First National has reason to believe that its fidelity coverage will not be renewed by its carrier on substantially the same terms as its existing coverage.

         (aa) Condition of Tangible Assets. All buildings, structures and improvements on the real property owned or leased by it are in good condition, ordinary wear and tear excepted, and are free from structural defects in all material respects. The equipment, including heating, air conditioning and ventilation equipment owned by it, is in good operating condition, ordinary wear and tear excepted. The operation and use of the property in the business conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

         (bb) Loans by First National. Since December 31, 1994 and except as shown on Annex 3.1(bb), in the aggregate, the loans by First National have been lawfully made, constitute valid debts of the obligors, have been incurred in the Ordinary Course of Business, are subject to the terms of payment as shall have been agreed upon between First National and each customer, and First National does not know of any applicable set-off or counterclaim which in the aggregate would have a Material Adverse Effect on it. A list of all loans ninety (90) days or more past due as of December 31, 1998, is attached hereto as Annex 3.1(bb). No part of the amount collectible under any loan is contingent upon performance by First National of any obligation and no agreement for participation, in which First National has relinquished or agreed to share control with a participation in management of the facility, or agreement providing for deductions or discounts have been made with respect to any part of such debts, except as expressly disclosed in Annex 3.1(bb). First National does not know of any pending, threatened or expected actions in connection with any material loans or commitments presently or previously made by First National relating to claims based on theories of "lenders' liability" or any other basis.

         (cc) Regulatory Compliance - OCC. First National is in compliance in all material respects with the applicable rules and regulations of the OCC.

         (dd) Regulatory Compliance - FDIC. Except where the failure to comply would not have a Material Adverse Effect on it, it is in compliance in all material respects with the rules and regulations of the FDIC to the extent such rules and regulations are deemed applicable by regulatory determination.

         (ee) Capital Compliance. As of the date of this Agreement, First National was in compliance with the minimum capital requirements applicable to national banking associations, including as to leverage ratio requirements, tangible capital requirements and risk based capital requirements.

         (ff) Year 2000 Compliance. Northeast Bancorp and First National are in compliance with all Office of the Comptroller of the Currency Advisory Letters issued in connection with Year 2000 preparedness and compliance.

         (gg) Assessments Fully Paid. All payments, fees and charges assessed by appropriate state and federal agencies against First National, and due on or prior to the date of this Agreement, have been paid in full.

         (hh) Annual Reports and Financial Statements. Northeast Bancorp has delivered to Sterling true and complete copies of (i) its Consolidated Balance Sheets, Consolidated Statements of Earnings, Consolidated Statements of Stockholders'

                  Equity and Consolidated Statements of Cash Flows of Northeast Bancorp for the years ended December 31, 1997, 1996 and 1995, certified by independent public accountants, and (ii) Northeast Bancorp's Quarterly Reports for the quarter ended September 30, 1998, containing unaudited consolidated balance sheets of Northeast Bancorp as at such dates and unaudited consolidated statements of earnings and cash flows of Northeast Bancorp for the three month period reflected therein. Northeast Bancorp has also delivered to Sterling true and correct copies of all financial reports furnished to shareholders for the years 1997, 1996 and 1995. All such reports (collectively, the "Northeast Bancorp Reports") (i) comply in all material respects with the requirements of the Financial Accounting Standards Board ("FASB") and the American Institute of Certified Public Accountants ("AICPA"), (ii) do not contain any untrue statement of a material fact and (iii) do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No documents to be filed by Northeast Bancorp with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which Northeast Bancorp is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the requirements of applicable law.

         (ii) Proxy Statement/Prospectus, Etc. Except for information relating to Sterling and its subsidiaries and pro forma financial information reflecting the combined operations of Sterling and Northeast Bancorp, neither (i) the Proxy Statement/Prospectus (as defined herein at Section 5.1(b)) or any amendment or supplement thereto, at the time it is filed with the SEC, at the time the Registration Statement (as defined hereinafter at Section 5.1(b)) is declared effective, at the time the Proxy Statement/Prospectus is mailed to the shareholders of Northeast Bancorp or at the date of the meeting of the Northeast Bancorp shareholders at which the shareholders will consider this Agreement (the "Northeast Bancorp Shareholders' Meeting") nor (ii) any other documents to be filed by Northeast Bancorp with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby, will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (jj) Significant Customers. All significant customers of First National as of December 31, 1998 are identified in Annex 3.1(jj). For purposes of this Section 3.1, a "significant customer" shall mean any customer who, at any time between January 1, 1998 and the date of this Agreement, had or has (i) aggregate outstanding loans in the amount of $150,000 or more, or (ii) aggregate daily deposits in the amount of $50,000 or more.

         (kk) Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to Northeast Bancorp, Northeast Bancorp Common Stock and Northeast Bancorp's involvement in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation the Annexes attached hereto), certificate, or other statement or document delivered by Northeast Bancorp to Sterling and Sterling AC in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by Northeast Bancorp to Sterling in connection with the Registration Statement, both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact necessary (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

         (ll) Beneficial Ownership of Sterling Common Stock. Prior to the Effective Date, Northeast Bancorp and its officers and directors will not in the aggregate own beneficially (within the meaning of SEC Rule 13d-3(d)(1)) more than five percent (5%) of the outstanding shares of Sterling Common Stock.

         (mm) Non-Registration Under the 1934 Act. Northeast Bancorp Common Stock is neither registered nor required to be registered under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") and is not subject to the periodic reporting requirements imposed by Section 13 or 15(d) of the 1934 Act.

         (nn) Deposit Insurance. The deposits of First National are insured by the Bank Insurance Fund, as administered by the Federal Deposit Insurance Corporation ("FDIC") in accordance with the Federal Deposit Insurance Act, and First National has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

         (oo) Repurchase Agreements. With respect to any agreement pursuant to which Northeast Bancorp has purchased securities subject to an agreement to resell, if any, Northeast Bancorp has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. Except as disclosed on Annex 3.1(oo), which identifies location and type of securities, Northeast Bancorp maintains physical possession of purchased securities that are subject to an agreement to resell.

         (pp) Assumability of Contracts and Leases. Except as disclosed on Annex 3.1(pp), all Material Contracts between Northeast Bancorp or First National and any other entity or person are assumable and assignable and do not contain any term or provision that would accelerate or increase payments that would otherwise be due by Northeast Bancorp or First National to such person or entity, or change or modify the provisions or terms of such leases, contracts and agreements by reason of this Agreement or the transactions contemplated hereby.

         (qq) Absence of Questionable Payments. From and after December 31, 1992, neither Northeast Bancorp nor First National has, nor, to the knowledge of Northeast Bancorp or First National, has any director, officer, agent, employee, consultant or other person associated with or acting on behalf of, Northeast Bancorp or First National (i) used any Northeast Bancorp or First National corporate funds for unlawful contributions, gifts, entertainment or unlawful expenses relating to political activity; or (ii) made any direct or indirect unlawful payments to governmental officials from any Northeast Bancorp or First National corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from Northeast Bancorp or First National.

         (rr) Powers of Attorney; Guarantees. Except as set forth on Annex 3.1(rr), First National does not have any power of attorney outstanding, or any obligation or liability either actual, constructive or contingent, as guarantor, surety, cosigner, endorser, co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except for letters of credit issued in the Ordinary Course of Business which are listed on Annex 3.1(rr)

         (ss) Adjustable Rate Mortgages. First National has made all interest rate adjustments to any mortgage loan according to the terms of said mortgage loan and has complied and is in compliance in all material respects with all federal, state and other applicable laws, rules and regulations, including orders, writs, decrees, injunctions and other requirements of any court or governmental authorities having jurisdiction over adjustable rate mortgages.

         (tt) CRA Compliance. First National has received a satisfactory compliance rating and has received a satisfactory Community Reinvestment Act rating. First National has no knowledge of any facts or circumstances which would prevent it from receiving such satisfactory ratings upon its next appropriate examination.

         (uu) Derivatives. First National does not own or hold any derivatives, "caps", or "floors", in its investment portfolio.

         (vv) Accuracy of Representations. Until, and as of Closing, Northeast Bancorp will promptly notify Sterling if any of the representations contained in this Section 3.1 cease to be true and correct subsequent to the date hereof.


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






SECTION 3.2  Representations and Warranties of Sterling.

         Sterling represents and warrants to Northeast Bancorp and First National that, as of even date herewith and except as specifically disclosed in the Annex of disclosure schedules included herewith, as follows:

         (a) Authority. Sterling has the requisite corporate power and authority, and the legal right, to execute and deliver this Agreement and to consummate the transactions applicable to it contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of Sterling, and no other corporate action on the part of Sterling is necessary to authorize the approval of this Agreement or the consummation of the transactions contemplated herein. This Agreement has been duly executed and delivered by Sterling and, assuming due authorization, execution and delivery by Northeast Bancorp, receipt of required regulatory approvals and the approval of the Northeast Bancorp shareholders, constitutes a valid and binding obligation of Sterling, enforceable against Sterling in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditor's rights or principles of equity. Assuming regulatory approval, the execution, delivery, and performance by Sterling of this Agreement, and consummation of the transactions contemplated by this Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or the Bylaws of Sterling or any statute, law, rule, regulation, judgment, governmental permit or license, order, decree, directive, agreement, indenture or other instrument to which Sterling is a party or by which Sterling or any of its properties are bound.

         (b) Organization and Standing. Sterling is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by Sterling requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, should not have a Material Adverse Effect on Sterling and its subsidiaries, taken as a whole. Sterling is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has full power and lawful authority (including all federal, state, local and governmental authorizations) to own and hold its properties and to carry on its present business. Sterling owns, directly or indirectly all of the issued and outstanding shares of capital stock of Sterling AC, and Bank of Lancaster County, N.A. ("Bank of Lancaster County"). Bank of Lancaster County is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and is duly authorized to engage in the banking business as an insured bank under the Federal Deposit Insurance Act, as amended. Bank of Lancaster County is authorized to engage in trust activities.

         (c) Capitalization. The authorized capital stock of Sterling consists of thirty-five million (35,000,000) shares of common stock, par value Five Dollars ($5.00) per share ("Sterling Common Stock") of which, as of the date of this Agreement, 6,447,136 shares were issued and outstanding and 23,921 shares were issued and held as treasury shares as of the date of this Agreement. All outstanding shares of Sterling Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Except as provided in Annex 3.2(c), all shares of Sterling Common Stock have been issued in compliance with the registration provisions of the Securities Act of 1933, as amended. The shares of Sterling Common Stock to be issued in connection with the Merger have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. Except as disclosed in Annex 3.2(c), no shares of capital stock of Sterling are reserved for issuance. Except as disclosed in Annex 3.2(c), Sterling has no outstanding bonds, debentures, notes or other obligations the holders of which have a right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders on any matter. All of the outstanding shares of Bank of Lancaster County are duly authorized and are validly issued, fully paid and non assessable and are owned by Sterling. The shares of Bank of Lancaster County common stock owned by Sterling are owned free and clear of all liens, pledges, security interest, claims or other encumbrances. The outstanding shares of capital stock of Sterling and Bank of Lancaster County have not been issued in violation of any preemptive rights. Except as set forth in Annex 3.2(c), there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments relating to the issuance or mandatory repurchase by Sterling of securities of Sterling or Bank of Lancaster County to which Sterling or Bank of Lancaster County is a party.

         (d) Subsidiaries. The only subsidiaries of Sterling are as listed and described in Annex 3.2(d). The only subsidiaries of Bank of Lancaster County are as listed and described in Annex 3.2(d). Each such subsidiary is duly organized and existing as a corporation, is in good standing under the laws of the jurisdiction in which it was organized, and has adequate corporate power to carry on its business as now conducted. All of the outstanding capital stock of all such subsidiaries has been validly issued, is fully paid and nonassessable (other than as provided at 12 U.S.C. ss.55) and is owned by Sterling or Bank of Lancaster County, free and clear of all liens, security interests and encumbrances. All such subsidiaries are organized under federal or Pennsylvania law.

         (e) Articles of Incorporation and Bylaws. The copies of the Articles of Incorporation, as amended, and of the Bylaws, as amended, of Sterling and Bank of Lancaster County, which have been delivered to Northeast Bancorp are true, correct, and complete in all material respects.

         (f) Annual Reports and Financial Statements. Sterling has delivered to Northeast Bancorp true and complete copies of (i) Sterling's Annual Report on Form 10-K for Sterling's fiscal year ended December 31, 1997, containing consolidated balance sheets of Sterling at December 31, 1997 and December 31, 1996 and consolidated statements of earnings, changes in shareholders' equity and cash flows of Sterling for the three years ended December 31, 1997, 1996 and 1995, and such financial statements have been certified by Trout, Ebersole & Groff, LLP and (ii) Sterling's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, containing unaudited consolidated balance sheets of Sterling as at such date and unaudited consolidated statement of earnings and cash flows of Sterling for the three-month period reflected therein. Sterling has also delivered to Northeast Bancorp true and correct copies of its annual reports on Form 10-K for the years 1997, 1996 and 1995, together with its annual reports to shareholders for the same periods. All such reports (collectively, the "Sterling Reports") (i) comply in all material respects with the requirements of the rules and regulations of the SEC, FASB and AICPA (ii) do not contain any untrue statement of a material fact and (iii) do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No documents to be filed by Sterling with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which Sterling is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the requirements of applicable law.

         (g) Absence of Undisclosed Liabilities. Except as disclosed in Annex 3.2(g) or as reflected noted or adequately reserved against in the Sterling balance sheet, at September 30, 1998 (the "Sterling Balance Sheet"), Sterling had no material liabilities (whether accrued, absolute, contingent or otherwise) which are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are in any case or in the aggregate material. Except as described in Annex 3.2(g), since September 30, 1998, Sterling has not incurred any such - liability other than liabilities of the same nature as those set forth in the Sterling Balance Sheet, all of which have been reasonably incurred in the Ordinary Course of Business.

         (h) Absence of Changes. Since September 30, 1998, there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling taken as a whole, and no event has occurred that may result in a Material and adverse change.

         (i) Litigation. Except as disclosed in Annex 3.2(i): (i) there is no civil, criminal or administrative action, suit, claim, hearing, litigation, investigation or proceeding before any court, governmental agency or otherwise pending, or to the knowledge of Sterling threatened, that involves Sterling or its properties and that, if determined adversely to Sterling, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling; (ii) there are no outstanding orders, writs, injunctions, decrees, consent agreements, memoranda of understanding or other directives of any federal, state or local court or governmental authority or of any arbitration tribunal against Sterling which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling or restrict in any manner the right of Sterling to conduct its business as presently conducted; and (iii) Sterling is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to Sterling, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling. For purposes of this Section 3.2(h), Sterling shall be deemed to include Bank of Lancaster County.

         (i) Proxy Statement/Prospectus. At the time the Proxy Statement/Prospectus (as defined in Section 5.1(b) of this Agreement) is mailed to the shareholders of Northeast Bancorp and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to Sterling, Sterling AC and Bank of Lancaster County, Sterling Common Stock, and actions taken and statements made by Sterling, Sterling AC and Bank of Lancaster County in connection with the transactions contemplated herein (other than information provided by Northeast Bancorp to Sterling, Sterling AC and Bank of Lancaster County, will: (i) comply in all material respects with applicable provisions of the 1933 Act and the 1934 Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is necessary to be stated therein in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

         (j) Year 2000 Compliance. Sterling and Bank of Lancaster County are in compliance with all requirements announced or promulgated by the Sterling Regulatory Agencies and by the Federal Financial Institutions Examination Council in connection with Year 2000 preparedness and compliance.

         (k) CRA Compliance. Bank of Lancaster County has received a satisfactory compliance rating and has received a satisfactory Community Reinvestment Act rating. Sterling and Bank of Lancaster County have no knowledge of any facts or circumstances which would prevent Bank of Lancaster County from receiving such satisfactory ratings upon its next appropriate examination.

         (l) Environmental Matters. To the knowledge of Sterling and its subsidiaries, there is no activity or condition on or in any property owned, occupied, leased or held as security by Sterling or Bank of Lancaster County that would subject Sterling or Bank of Lancaster County to damages, penalties, injunctive relief or cleanup costs under any Environmental Law that individually or in the aggregate would have a Material Adverse Effect on Sterling on a consolidated basis. To the knowledge of Sterling and Sterling AC, none of Sterling, Sterling AC or any subsidiary thereof is in violation of any Environmental Law.

         (m) Allowance. The allowance for loan and lease losses shown on Sterling's consolidated statement of financial condition as of December 31, 1997 was, and the allowance for loan and lease losses shown on Sterling's consolidated statement of financial condition for periods ending after the date of this Agreement will be, in the opinion of management of Sterling and Bank of Lancaster County, adequate, as of the date thereof, under generally accepted accounting principles applicable to commercial banks and all other applicable regulatory requirements for all losses reasonably anticipated in the Ordinary Course of Business as of the date thereof based on information available as of such date.

         (n) Absence of Regulatory Actions. Sterling and its subsidiaries are not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, nor are subject to any order or directive by, nor are a recipient of any extraordinary supervisory letter from, nor have adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, (A) the OCC, (B) the FDIC, (C) the Board, and /or (D) State Regulator (collectively with the OCC, the FDIC, and the Board, the "Sterling Regulatory Agencies"), charged with the supervision or regulation of financial or depository institutions or engaged in the insurance of bank deposits, nor has it or they been advised by any Sterling Regulatory Agency that such body is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

         (o) Compliance with Laws and Regulations. Sterling and its subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit each or them to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect on it; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Sterling and its Subsidiaries are in compliance in all material respects with the applicable rules and regulations of the Sterling Regulatory Authorities

         (p) Board Action. The boards of directors of Sterling and Sterling AC (at meetings duly called, convened and held) have, by the requisite vote of each of their directors, declared that the Agreement is advisable and in the best interests of it and its shareholders and approved this Agreement, and the transactions contemplated hereby.

         (q) Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to Sterling, Sterling AC, Sterling Common Stock and Sterling's involvement in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation the Annexes attached hereto), certificate, or other statement or document delivered by Sterling to Northeast Bancorp in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by Sterling and Sterling AC to Northeast Bancorp in connection with the Registration Statement, both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact necessary (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

         (r) Accuracy of Representations. Until, and as of Closing, Sterling will promptly notify Northeast Bancorp if any of the representations contained in this Section 3.2 cease to be true and correct subsequent to the date hereof.

         SECTION 3.3 Representations and Warranties of Sterling AC.

         (a) Organization. Sterling AC is a corporation duly organized, validly existing, in good standing and duly subsisting under the laws of the State of Delaware. All of the outstanding shares of capital stock of Sterling AC have been duly authorized and are validly issued, fully paid and nonassessable and are owned directly by Sterling free and clear of any lien, charge or other encumbrance.

         (b) Authority. Sterling AC has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Sterling AC and the consummation of the transactions described herein have been duly and validly authorized by all necessary corporate actions (including without limitation shareholder action) in respect thereof on the part of Sterling AC. This Agreement is a valid and binding obligation of Sterling AC, enforceable against Sterling AC in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditor's rights or general principles of equity.

         (c) Capitalization. The authorized capital stock of Sterling AC consists of three thousand (3,000) shares of common stock, par value $1.00 per share ("Sterling AC Common Stock"). All outstanding shares of Sterling AC Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and are owned by Sterling as sole shareholder.

         (d) Approval. Sterling will, as the sole shareholder of Sterling AC, vote to approve and adopt this Agreement and the Merger.


                                   ARTICLE IV
                COVENANTS OF NORTHEAST BANCORP AND FIRST NATIONAL

         From the date of this Agreement and until the Effective Time or earlier termination of this Agreement, Northeast Bancorp and First National covenant and agree to do the following:


SECTION 4.1 Conduct of Business.

         Except as otherwise consented to by Sterling and Sterling AC in writing, Northeast Bancorp and First National shall each:

         (a) use all reasonable efforts to carry on its business in, and only in, the ordinary course of business consistent with customary business practices of prudently managed banks (herein referred to as "Ordinary Course of Business").

         (b) to the extent consistent with prudent business judgment, use all reasonable efforts to preserve its present business organization, to retain the services of its present officers and employees, to maintain good relationships with its employees, and to maintain its relationships with customers, suppliers and others having business dealings with Northeast Bancorp or First National;

         (c) maintain all of Northeast Bancorp's and First National's structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty;

         (d) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to Northeast Bancorp and First National;

         (e) keep in full force and effect all insurance policies now carried by Northeast Bancorp and First National;

         (f) perform in all material respects each of Northeast Bancorp's and First National's obligations under all material agreements, contracts, instruments and other commitments to which Northeast Bancorp or First National is a party or by which Northeast Bancorp or First National may be bound or which relate to or affect its properties, assets and business;

         (g) maintain its books of account and other records in the Ordinary Course of Business;

         (h) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, examination reports, memoranda of understanding and other federal, state, county, local and municipal governmental directives applicable to Northeast Bancorp and First National and to the conduct of its business;

         (i) not amend Northeast Bancorp's or First National's Certificate or Articles of Incorporation or Bylaws;

         (j) other than in the Ordinary Course of Business and consistent with past practice, not enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of Northeast Bancorp's or First National's properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever;

         (k) not take or permit to be taken any action which would constitute a material breach of any representation, warranty or covenant set forth in this Agreement;

         (l) not declare, set aside or pay any dividend or make any other distribution in respect of Northeast Bancorp and First National Common Stock, except as provided in Section 4.9 of this Article IV;

         (m) not authorize, purchase, issue or sell (or authorize, issue or grant options, warrants or rights to purchase or sell) any shares of Northeast Bancorp Common Stock or any other equity or debt securities of Northeast Bancorp or any securities convertible into Northeast Bancorp Common Stock;

         (n) not increase the rate of compensation of, pay a severance compensation to, or enter into any employment, severance, deferred compensation or other agreement with any officer, director, shareholder, employee or consultant of Northeast Bancorp or First National, except that Northeast Bancorp or First National may grant bonuses and general salary increases to individual employees in the ordinary course of business consistent with past practice.

         (o) not enter into any related party transaction of the kind contemplated in Section 3.1(k) of this Agreement except such related party transactions relating to extensions of credit made in accordance with all applicable laws, regulations and rules and in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arm's length transactions with other persons that do not involve more than the normal risk of collectability or present other unfavorable features and after disclosure of such to Sterling;

         (p) not change the presently outstanding number of shares or effect any capitalization, reclassification, stock dividends, stock split or like change in capitalization;

         (q) not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of its directors, officers, or other employees;

         (r) not merge with or into, or consolidate with, or be purchased or acquired by, any other corporation, financial institution, entity, or person (or agree to any such merger, consolidation, affiliation, purchase or acquisition) or permit (or agree to permit) any other corporation, financial institution, entity or person to be merged with it or consolidate or affiliate with any other corporation, financial institution, entity or person; acquire control over any other firm, financial institution, corporation or organization or create any subsidiary; acquire, liquidate, sell or dispose (or agree to acquire, liquidate, sell or dispose) of any assets other than in the Ordinary Course of Business and consistent with prior practice;

         (s) except as permitted by Section 4.8 hereof, not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning any acquisition or purchase of all or a substantial equity interest or portion of the assets in or of Northeast Bancorp or First National or any business combination with Northeast Bancorp or First National other than as contemplated by this Agreement, or authorize or permit any officer, director, agent or affiliate of it to do any of the above; or, except as permitted by Section 4.8 hereof, fail to notify Sterling immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations are sought to be initiated with Northeast Bancorp or First National,

         (t) not change any method, practice or principle of accounting except as may be required by generally accepted accounting principles or any applicable regulation or take any action that would preclude satisfaction of the condition to closing contained in Section 6.2(d) relating to financial accounting treatment of the Merger;

         (u) not make any loan or other credit facility commitment in excess of $500,000 (including without limitation, lines of credit and letters of credit) to any affiliate or compromise, expand, or modify any such outstanding commitment;

         (v) not enter into any swap or similar commitment, agreement or arrangement which is not consistent with past practice and which increases the credit or interest rate risk over the levels existing at December 31, 1998;

         (w) not enter into any derivative, cap or floor or similar commitment, agreement or arrangement, except in the Ordinary Course of Business and consistent with past practices;

         (x) not enter into any participation arrangements or approvals of extensions of credit in excess of $600,000 or expand or modify any outstanding participation arrangements or approvals;

         (y) not take any action which would result in any of the representations and warranties of Northeast Bancorp or First National set forth in this Agreement becoming untrue as of any date after the date hereof;

         (z) other than in the Ordinary Course of Business and consistent with past practice, not sell, exchange or otherwise dispose of any investment securities or loans that are held for sale, prior to scheduled maturity and other than pursuant to policies agreed upon from time to time by the parties;

         (aa) not purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Ratings Service or Moody's Investor Services, Inc.;

         (bb) not waive, release, grant or transfer any rights of value or modify or change in any material respect any existing agreement to which Northeast Bancorp or First National is a party, other than in the Ordinary Course of Business consistent with past practice;

         (cc) not knowingly take any action that would, under any statute, regulation or administrative practice of any regulatory agency, materially or adversely affect the ability of any party to this Agreement to obtain any required approvals for consummation of the transaction; and

         (dd)     not agree to any of the foregoing items (i) through (cc).


SECTION 4.2 Reasonable Best Efforts.

         Northeast Bancorp and First National shall cooperate with Sterling and Sterling AC and each shall use its reasonable best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VI of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, Northeast Bancorp and First National shall:

         (a) cooperate with Sterling and Sterling AC in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 5.1(b) of this Agreement);

         (b) call a special or annual meeting of Northeast Bancorp shareholders and take, in good faith, all actions which are necessary or appropriate on its part in order to secure the adoption of this Agreement by its shareholders at that meeting, including recommending the adoption of the Agreement by the shareholders of Northeast Bancorp, provided, however, that the Board of Directors of Northeast Bancorp may withdraw or modify its recommendation that its shareholders adopt this Agreement if such Board of Directors determines, in good faith, that an Acquisition Proposal (as hereinafter defined) constitutes a Superior Proposal (as hereinafter defined) ; and

         (c) suspend any dividend reinvestment and/or stock repurchase plan, as soon as practicable.

SECTION 4.3 Access to Properties and Records.

         Northeast Bancorp and First National shall give to Sterling, Sterling AC and their authorized representatives (including, without limitation, their counsel, accountants, economic and environmental consultants and other designated representatives) reasonable access during normal business hours, throughout the period prior to the Effective Time or earlier termination of this Agreement, to all properties, books, contracts, documents and records of Northeast Bancorp or First National as Sterling or Sterling AC may reasonably request, subject to the obligations of Sterling, Sterling AC and their authorized representatives to maintain the confidentiality of all non-public information concerning Northeast Bancorp or First National obtained by reason of such access.

SECTION 4.4  Subsequent Financial Statements.

         Between the date of execution of this Agreement and the Effective Date, Northeast Bancorp shall promptly prepare and deliver to Sterling and Sterling AC as soon as practicable all internal monthly and quarterly financial statements, reports to shareholders and reports to regulatory authorities prepared by or for Northeast Bancorp, including all audit reports submitted to Northeast Bancorp by independent auditors in connection with each annual, interim or special audit of the books of Northeast Bancorp made by such accountants. In particular, without limiting the generality of the foregoing sentence, Northeast Bancorp shall deliver to Sterling and Sterling AC as soon as practicable a balance sheet as of December 31, 1998 and a related statement of income for the twelve (12) months then ended (which financial statements are hereinafter referred to as the "December 31, 1998 Financial Statements"). The representations and warranties set forth in Section 3.1(hh) of this Agreement shall apply to the December 31, 1998 Financial Statements.

SECTION 4.5 Board and Committee Minutes.

         Northeast Bancorp and First National shall provide to Sterling, within 21 days after any meeting of the Board of Directors or any committee thereof or any senior or executive management committee, a copy of the minutes of such meeting. Northeast Bancorp and First National shall provide to Sterling at least two (2) days prior to the Effective Time a copy of the minutes of the Board of Directors or any committee thereof or any senior or executive management committee occurring subsequent to the date of this Agreement and not previously provided to Sterling.

SECTION 4.6 Update Schedule.

         Northeast Bancorp and First National shall promptly disclose to Sterling and Sterling AC in writing any change, addition, deletion or other modification to the information set forth in the Annexes to this Agreement. Notwithstanding the foregoing, disclosures made subsequent to the date


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of this Agreement shall not relieve Northeast Bancorp or First National from any and all liabilities for prior statements and disclosures to Sterling and Sterling AC.

SECTION 4.7  Notice.

         Northeast Bancorp and First National shall promptly notify Sterling and Sterling AC in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to Sterling and Sterling AC in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations or future prospects of Northeast Bancorp or First National.

SECTION 4.8 Other Proposals.

         Northeast Bancorp and First National shall not, nor shall either of them authorize or permit any officer, director, employee, agent, consultant, counsel or other representative (whether or not acting on behalf of Northeast Bancorp or First National) to, directly or indirectly, solicit, encourage (including by way of furnishing non-public information), initiate or engage in discussions or negotiations with, or respond to requests for information, inquiries or other communications or take any other action to facilitate any inquiries from any persons or the making of any proposals other than Sterling or Sterling AC concerning the fact of, or the terms and conditions of, this Agreement, or concerning any acquisition of Northeast Bancorp or First National, or any assets or business thereof (except that Northeast Bancorp officers may respond to inquiries from analysts, regulatory authorities and holders of Northeast Bancorp Common Stock in the Ordinary Course of Business and as provided herein), provided, however, that notwithstanding any other provision of this Agreement, Northeast Bancorp and First National may (i) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; and (ii) prior to the time Northeast Bancorp stockholders shall have voted to adopt this Agreement, (A) engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the party or its representatives after the date of this Agreement) seeks to initiate such discussions or negotiations, and may furnish such third party information concerning the party and its business, properties and assets if, and only to the extent that, (1) the third party has first made an Acquisition Proposal that the Board of Directors of Northeast Bancorp or First National believes in good faith (after consultation with its financial advisor) is reasonably capable of being completed, taking into account all relevant legal, financial, regulatory and other aspects of the Acquisition Proposal and the source of its financing, on the terms proposed and, believes in good faith (after consultation with its financial advisor and after taking into account the strategic benefits anticipated to be derived from the Merger and the long-term prospects of Northeast Bancorp and First National as a combined company), would, if consummated, result in a transaction more favorable to the stockholders of Northeast Bancorp or First National, as the case may be, from a financial point of view, than the transactions contemplated by this Agreement and believes in good faith (after consultation with its financial advisor) that the person making such Acquisition Proposal


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






has, or is reasonably likely to have or obtain, any necessary funds or customary commitments to provide any funds necessary to consummate such Acquisition Proposal (any such more favorable Acquisition Proposal being referred in this Agreement as "Superior Proposal"), and (2) prior to furnishing information to or entering into discussions or negotiations with such person or entity, Northeast Bancorp or First National (y) provides prompt notice to Sterling to the effect that it is furnishing information to or entering into discussions or negotiations with such person or entity and (z) receives from such person or entity an executed confidentiality agreement in reasonably customary form on terms not materially more favorable to such person or entity than the terms contained in the Confidentiality Agreement, and/or (B) accepts a Superior Proposal from a third party, provided that the conditions set forth in clauses
(A)(1) and (A)(2) above have been satisfied and Northeast Bancorp or First National complies with and terminates this Agreement pursuant to Section 7.1(g). Northeast Bancorp and First National and each of their respective officers, directors, employees, agents, consultants, counsel and other representatives (whether or not acting on behalf of Northeast Bancorp or First National) shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons or entities conducted heretofore by Northeast Bancorp or First National or their representatives with respect to the foregoing. Northeast Bancorp and First National shall notify Sterling orally and in writing of any such inquiries, offers or proposals (including terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, and shall keep Sterling informed of the status and details (including amendments or proposed amendments) of any such inquiry, offer or proposal. As used herein, "Acquisition Proposal" shall mean a written proposal or written offer (other than by another party hereto) for a tender or exchange offer for securities of a party hereto, or a merger, consolidation or other business combination involving an acquisition of a party or any material subsidiary of a party or any proposal to acquire in any manner a substantial equity interest in or a substantial portion of the assets of a party or any material subsidiary of a party.

SECTION 4.9  Dividends.

         Between the date of this Agreement and the Effective Date, Northeast Bancorp shall only declare and pay cash dividends as provided herein. Northeast Bancorp shall only pay regular quarterly cash dividends in an amount not in excess of $0.25 per share during the first three calendar quarters of 1999. Except as otherwise provided in this Section 4.9, Northeast Bancorp shall maintain the same month and day (plus or minus 5 days) of the record dates and payment dates of its quarterly dividends announced and paid in calendar year 1998 for the record and payment dates of its 1999 quarterly cash dividends.

SECTION 4.10 Core Deposits.

         First National shall use commercially reasonable efforts to maintain deposits.

SECTION 4.11 Affiliate Letters.

         Northeast Bancorp shall deliver or cause to be delivered to Sterling or Sterling AC, at or before the Closing (as defined in Section 1.1(b) of this Agreement), a letter or agreement from each officer, director and shareholder of Northeast Bancorp who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933
Act)


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






of Northeast Bancorp, in form and substance satisfactory to Sterling and Sterling AC, under the terms of which each such officer, director or shareholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder with respect to the sale or other disposition of the shares of Sterling Common Stock to be received by such person pursuant to this Agreement.

SECTION 4.12 No Purchases or Sales of Sterling Common Stock During Price
             Determination Period.

         Neither Northeast Bancorp, First National nor any executive officer or director of Northeast Bancorp or First National nor any shareholder of Northeast Bancorp who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of Northeast Bancorp shall purchase or sell, or submit a bid to purchase or an offer to sell, directly or indirectly, any shares of Sterling Common Stock or any options, rights or other securities convertible into shares of Sterling Common Stock during the Price Determination Period.

SECTION 4.13 Accounting Treatment.

         Northeast Bancorp acknowledges that Sterling presently intends to treat the business combination contemplated by this Agreement as a "pooling of interests" for financial reporting purposes. Neither Northeast Bancorp nor First National shall take (and shall use its best efforts not to permit any of its directors, officers, employees, shareholders, agents, consultants or other representatives to take) any action which would preclude Sterling from treating such business combination as a "pooling of interests" for financial reporting purposes.

SECTION 4.14  Press Releases and Public Announcements.

         Neither Northeast Bancorp nor First National shall issue any press release related to this Agreement or the transactions contemplated hereby as to which Sterling has not given its prior written consent, and shall consult with Sterling as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit Northeast Bancorp or First National from making any disclosure which its counsel deems reasonably necessary.

SECTION 4.15 Phase I Environmental Audit.

         Northeast Bancorp and First National shall permit, if Sterling elects to do so at its own expense, a "phase I environmental audit" to be performed at any physical location owned or occupied on the date hereof by Northeast Bancorp or First National.

SECTION 4.16 KSOP

         Northeast Bancorp and First National shall work in good faith with Sterling and Sterling AC to resolve the outstanding issues regarding the First National KSOP.


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






                                    ARTICLE V
                      COVENANTS OF STERLING AND STERLING AC

         From the date of this Agreement until the Effective Date (as defined in Section 1.1(c) of this Agreement), Sterling and Sterling AC covenant and agree to do the following:

SECTION 5.1 Reasonable Best Efforts.

         Sterling and Sterling AC shall cooperate with Northeast Bancorp and First National and shall use their reasonable best efforts to do or cause to be done all things necessary or appropriate on their part in order to fulfill the conditions precedent set forth in Article VI of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, Sterling and Sterling AC agree to do the following:

         (a) Applications for Regulatory Approval. Sterling and Sterling AC shall promptly prepare and file, with the cooperation and assistance of Northeast Bancorp and First National, all required applications for regulatory approval of the transactions contemplated by this Agreement. Sterling shall provide copies of all applications for regulatory approval to Northeast Bancorp and First National for comment and review at least five (5) business days in advance of the anticipated filing date.

         (b) Registration Statement. Sterling shall promptly prepare, with the cooperation and assistance of Northeast Bancorp, and file with the SEC, a registration statement under the 1933 Act (the "Registration Statement") for the purpose of registering the shares of Sterling Common Stock to be issued under the provisions of this Agreement. Sterling may rely upon all information provided to it by Northeast Bancorp in this connection and Sterling shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement or in the proxy statement and prospectus (the "Proxy Statement/Prospectus") which is prepared as a part thereof, if such statement is made by Sterling in reliance upon any information provided to Sterling by Northeast Bancorp or by its agents and representatives. Sterling will promptly advise Northeast Bancorp, after it receives notice thereof, of the time when the Registration Statement or any Pre- or Post-Effective Amendment thereto has become effective or any supplement or amendment has been filed. Sterling shall provide a copy of the Registration Statement to Northeast Bancorp and First National for comment and review at least ten (10) business days in advance of the anticipated filing date.

         (c) State Securities Laws. Sterling and Sterling AC, with the cooperation of Northeast Bancorp and First National, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state or other jurisdiction having jurisdiction over the transactions contemplated by this Agreement. Sterling shall provide a copy of any anticipated application or filing to Northeast Bancorp and First National for comment and review at least five (5) business days in advance of the anticipated filing date.


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






SECTION 5.2 Access to Properties and Records.

         Sterling and Sterling AC shall give to Northeast Bancorp and First National and to their authorized representatives (including, without limitation, counsel, accountants, economic and environmental consultants and other designated representatives) reasonable access during normal business hours to all properties, books, contracts, documents and records of Sterling, Sterling AC and Bank of Lancaster County as they may reasonably request, subject to their obligation and the obligation of their authorized representatives to maintain the confidentiality of all non-public information concerning Sterling, Sterling AC or Bank of Lancaster County obtained by reason of such access.

SECTION 5.3  Subsequent Financial Statements.

         Between the date of execution of this Agreement and the Effective Date, Sterling shall promptly prepare and deliver to Northeast Bancorp as soon as practicable each Quarterly Report to Sterling's shareholders and any Annual Report to Sterling's shareholders normally prepared by Sterling. The representations and warranties set forth in Section 3.2(e) of this Agreement shall apply to the financial statements set forth in the foregoing Quarterly Reports and any Annual Report to Sterling's shareholders.

SECTION 5.4 Update Schedule.

         Sterling and Sterling AC shall promptly disclose to Northeast Bancorp and First National in writing any change, addition, deletion or other modification to the information set forth in its Annexes to this Agreement. Notwithstanding the foregoing, disclosures made subsequent to the date of this Agreement shall not relieve Sterling or Sterling AC from any and all liabilities for prior statements and disclosures to Northeast Bancorp and First National.

SECTION 5.5  Notice.

         Sterling and Sterling AC shall promptly notify Northeast Bancorp and First National in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to them in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling and Sterling AC.

SECTION 5.6 No Purchase or Sale of Sterling Common Stock During Price
            Determination Period.

         Neither Sterling nor any subsidiary of Sterling, nor any executive officer or director of Sterling or any subsidiary of Sterling, nor any shareholder of Sterling who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933
Act) of Sterling, shall purchase or sell, or submit a bid to purchase or an offer to sell, directly or indirectly, any shares of Sterling Common Stock or any options, rights or other securities convertible into shares of Sterling Common Stock during the Price Determination Period; provided, however, that Sterling may purchase shares of Sterling Common Stock in the Ordinary Course of


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






Business during the Price Determination Period pursuant to Sterling's employee benefit plans, stock option plans or Sterling's dividend reinvestment and stock purchase plan.

SECTION 5.7 Publicity.

         Sterling shall provide to Northeast Bancorp, for review and comment, copies of any press releases and public disclosures related to this Agreement and the transactions contemplated hereby, prior to any public release of such press release or disclsure, and shall not make any such press release without Northeast Bancorp's prior consent. Notwithstanding the foregoing, Sterling reserves the right to make such public disclosures and press releases as are necessary pursuant to Sterling's obligations as a public company .

SECTION 5.8 KSOP

         Sterling and Sterling AC shall work in good faith with Northeast Bancorp and First National to resolve the outstanding issues regarding the First National KSOP.


                                   ARTICLE VI
                           CONDITIONS TO CONSUMMATION

SECTION 6.1 Common Conditions.

         The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

         (a) The Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of Northeast Bancorp and Sterling (if applicable) in accordance with applicable law.

         (b) All approvals, consents or waivers required by any of the Northeast Bancorp Regulatory Agencies or the Sterling Regulatory Agencies with respect to this Agreement (including the Merger) and the transactions contemplated hereby including, without limitation, the approvals, notices to, consents or waivers of (i) the Board (as defined in Section 3.1(f) hereof), and (ii) the Pennsylvania Department of Banking (the Northeast Bancorp Regulatory Agencies and the Sterling Regulatory Agencies, are, collectively the "Regulatory Agencies") shall have been obtained and shall remain in full force and effect, and all applicable statutory waiting periods (including without limitation all applicable statutory waiting periods relating to the Merger) shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement except those approvals, consents or waivers, if any, of which failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Sterling, Sterling AC, Northeast Bancorp or First National (after giving effect to the transaction contemplated hereby); provided, however, that no such approval shall


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






                  have imposed any Material adverse condition or requirement which in the opinion of the board of directors of Sterling renders consummation of the Merger inadvisable.

         (c) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

         (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any other transaction contemplated by this Agreement, and no litigation or proceeding shall be pending against any of the parties herein or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

         (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transaction contemplated by this Agreement.

         (f) As promptly as possible after the date of this Agreement, the Registration Statement shall have been filed (the date of which is referred to herein as the "Filing Date") by Sterling with the SEC under the 1933 Act, and shall have been declared effective prior to the time the Proxy Statement/ Prospectus is first mailed to the shareholders of Northeast Bancorp, and no stop order with respect to the effectiveness of the Registration Statement shall have been issued; the Sterling Common Stock to be issued pursuant to this Agreement shall be duly registered or qualified under the securities or "blue sky" laws of all states or other jurisdictions in which such action is required for purposes of the initial issuance of such shares and the distribution thereof to the shareholders of Northeast Bancorp entitled to receive such shares.

         (g) The receipt of a ruling from the IRS or an opinion of Shumaker Williams, P.C., or from an accounting firm acceptable to Sterling to the effect that:

                  (i) The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and Northeast Bancorp, Sterling and Sterling AC will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

                  (ii) No gain or loss will be recognized by Northeast Bancorp, Sterling or Sterling AC by reason of the Merger;

                  (iii) Except for cash received in lieu of fractional shares and cash received by Northeast Bancorp Shareholders who exercise their dissenter's rights, no gain or loss will be recognized by the shareholders of Northeast Bancorp who receive solely Sterling Common Stock upon the exchange of their shares of Northeast Bancorp Common Stock for shares of Sterling Common Stock;


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






                  (iv) The tax basis of the Sterling Common Stock to be received by the Northeast Bancorp shareholders will be, in each instance, the same as the basis of the Northeast Bancorp Common Stock surrendered in exchange therefor;

                  (v) The holding period of the Sterling Common Stock received by a Northeast Bancorp shareholder receiving Sterling Common Stock will include the period during which the Northeast Bancorp Common Stock surrendered in exchange therefor was held, provided the Northeast Bancorp Common Stock was held as a capital asset by the shareholder at the time of the exchange;

                  (vi) Cash received by a Northeast Bancorp shareholder in lieu of a fractional share interest of Sterling Common Stock or upon exercise of dissenter's rights will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Sterling Common Stock which he would otherwise be entitled to receive, or for the shares surrendered, as the case may be, and will qualify as capital gain or loss; and

                  (vii) Subject to any limitations imposed under Sections 381 and 382 of the Code, Sterling AC, as the survivor to the Merger, will carry-over and take into account all accounting items and tax attributes of Northeast Bancorp, including but not limited to earning and profits, methods of accounting, and tax basis and holding periods of Northeast Bancorp.

         In case a ruling from the IRS is sought, Northeast Bancorp and Sterling shall cooperate and each shall furnish to the other and to the IRS such information and representations as shall, in the opinion of counsel for Sterling and Northeast Bancorp, be necessary or advisable to obtain such ruling.

         (h) Listing of Shares. The shares of Sterling Common Stock issuable in connection with the Merger pursuant to Article II hereof shall have been approved for listing on the NASDAQ Stock Market, subject to official notice of issuance.

         (i) The Merger shall as of the date of the Closing meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the SEC, and Sterling shall have received a letter from an accounting firm of its choice in form and substance reasonably satisfactory to Sterling as to the matters specified in this Section 6.1(i).

SECTION 6.2 Conditions to Obligations of Sterling and Sterling AC.

         The obligations of Sterling and Sterling AC to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

         (a) Each of the representations and warranties of Northeast Bancorp and First National contained in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on such date (or on the date when made in the case of any


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






                  representation or warranty which specifically relates to an earlier date); each of Northeast Bancorp and First National shall have performed in all material respects each of its covenants and agreements contained in this Agreement; and Sterling and Sterling AC shall have received certificates signed by the President and the Cashier of First National and the President and Secretary of Northeast Bancorp, dated as of the date of the Closing, to the foregoing effect.

         (b) Whisman, Grygiel, & Giordano, or such other accounting firm as is acceptable to the parties, shall have furnished to Sterling an "agreed upon procedures" letter, dated the Effective Date, in form and substance satisfactory to Sterling to the effect that, based upon a procedure performed with respect to the financial condition of Northeast Bancorp, First National and affiliates, for the period from December 31, 1998 to a specified date not more than five (5) days prior to the date of such letter, including but not limited to (a) their inspection of the minute books of Northeast Bancorp, First National and affiliates, (b) inquiries made by them of officers and other employees of Northeast Bancorp, First National and affiliates responsible for financial and accounting matters as to transaction, and events during the period, as to consistency of accounting procedures with prior periods and as to the existence and disclosure of any material contingent liabilities, and (c) of other specified procedures and inquiries performed by them, nothing has come to their attention that would indicate that (A) during the period from December 31, 1998 to a specified date not more than five (5) days prior to the date of such letter, there was any change in the capitalization of Northeast Bancorp or First National on a consolidated basis, or (B) any material adjustments would be required to the audited financial statements for the period ended December 31, 1998 in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods.

         (c) There shall not have occurred any change in the financial condition, properties, assets, business or results of operation of Northeast Bancorp or First National which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on Northeast Bancorp or First National.

         (d) Sterling shall have received an opinion or opinions dated as of the Effective Date, from Richards, Layton & Finger, P.A., or other counsel reasonably satisfactory to Sterling substantially in the form attached hereto as Exhibit A.

         (e) Sterling shall have received from each of the persons identified by Northeast Bancorp pursuant to Section 4.11 hereof an executed counterpart of an affiliate's agreement in the form contemplated by such Section.

         (f) Except as otherwise provided in this Agreement, prior to Closing, all issued and outstanding options, warrants or rights to acquire Northeast Bancorp Common Stock or any capital stock of First National ("First National Common Stock") shall have been canceled. No compensation or other rights will be payable or exchangeable in the Merger in respect of any such rights which remain unexercised at the Effective Time.

         (g) Dissenting Shareholders. Holders of no more than eight percent (8%) of the issued and outstanding shares of Northeast Bancorp (27,104 shares) shall have exercised their statutory appraisal or Dissenters' Rights.

         (h) Environmental Matters. No environmental problem of the kind contemplated in Section 3.1(q) of Article III of this Agreement and not previously disclosed on Annex 3.1(q) shall have been discovered which would, or which potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Northeast Bancorp or First National; provided, that for purposes of determining the materiality of an undisclosed environmental problem or problems, the definition of "material" shall be governed by the proviso to
                  Section 9.1 of this Agreement. The result of any "phase I environmental audit" conducted pursuant to Section 4.15 with respect to owned or occupied bank premises shall be reasonably satisfactory to Sterling.

         (i) Benefit Plans. Sterling shall have determined within forty-five (45) days of the execution of this Agreement that the medical, health, insurance, and employee benefit plans or programs of Northeast Bancorp and/or First National do not contain any provision or term which, upon assumption by Sterling on the Effective Date, would require Sterling to provide benefits or incur cost in excess of those provided or paid by Northeast Bancorp or First National as of the date of this Agreement.

         (j) Litigation. All litigation pending against Northeast Bancorp or First National which, individually or in the aggregate, would have a Material Adverse Effect on Northeast Bancorp's consolidated operations or future prospects, shall have been settled or be of a status satisfactory to Sterling.

SECTION 6.3 Conditions to the Obligations of Northeast Bancorp and First
            National.

         The obligations of Northeast Bancorp to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

         (a) Each of the representations, warranties and covenants of Sterling and Sterling AC contained in this Agreement shall be true and correct in all material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Sterling and Sterling AC shall have performed in all material respects each of its covenants and agreements contained in this Agreement; and Northeast Bancorp shall have received certificates signed by the President and Secretary or Vice President or Assistant Secretary of Sterling and Sterling AC dated as of the date of the Closing, to the foregoing effect.


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






         (b) There shall not have occurred any change in the financial condition, properties, assets or business or results of operation of Sterling and Sterling AC which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on Sterling or its subsidiaries taken as a whole.

         (c) Northeast Bancorp shall have received an opinion dated as of the Effective Date, from Shumaker Williams, P.C., Camp Hill, Pennsylvania, counsel to Sterling and Sterling AC, substantially in the form attached hereto as Exhibit B.

         (d) The status of all pending litigation that might reasonably be expected to result in a Materially Adverse Effect to Sterling or its subsidiaries taken as a whole, shall be satisfactory to Northeast Bancorp.

         (e) Northeast Bancorp shall have received an updated opinion from Garland McPherson & Associates, Inc., as of a date no later than five (5) days before the date of the Proxy
                  Statement/Prospectus mailed to the Northeast Bancorp shareholders in connection with the Merger, to the effect that the Merger consideration is fair to Northeast Bancorp's shareholders from a financial point of view.


                                   ARTICLE VII
                                   TERMINATION

SECTION 7.1  Termination.

         This Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the shareholders of Northeast Bancorp:

         (a) by the mutual, written consent of the board of directors of each of Northeast Bancorp and Sterling;

         (b) by Northeast Bancorp by written notice to Sterling in the event (i) that there has been any material breach or breaches by Sterling or Sterling AC of any representation, warranty, covenant or agreement contained herein, which breaches, individually or in the aggregate, would result in monetary damages in excess of $800,000, and such breach or breaches are not cured or not curable within thirty (30) days after written notice of such breach is given to Sterling by Northeast Bancorp or (ii) that any condition precedent to Northeast Bancorp's obligations as set forth in Article VI of this Agreement has not been met or waived by Northeast Bancorp at such time as such condition can no longer be satisfied through no fault of Northeast Bancorp or First National, on October 31, 1999.

         (c) by Sterling by written notice to the other parties, in the event (i) that there has been any material breach or breaches by Northeast Bancorp or First National of any representation, warranty, covenant or agreement contained herein, which breaches, individually or in the aggregate, would result in monetary damages of $150,000 and such breach or breaches are not cured or not curable within thirty (30) days after written notice of such breach is given to Northeast Bancorp by Sterling or (ii) that any condition precedent to Sterling's obligations as set forth in Article VI of this Agreement has not been met or waived by Sterling at such time as such condition can no longer be satisfied, through no fault of Sterling or Sterling AC, on October 31, 1999.

         (d) by Sterling or Northeast Bancorp by written notice to the other, in the event that the Merger is not consummated by October 31, 1999, unless the failure to so consummate by such time is due to the material breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate, provided, however, that such date may be extended by the written agreement of the parties hereto.

         (e) by Northeast Bancorp, whether before or after approval of the Merger by the Northeast Bancorp shareholders, by giving written notice to Sterling within one (1) day following a determination that the Closing Market Price of the Sterling Common Stock is less than $32.00 per share at the time such calculation is required to be made pursuant to Section 2.1(d) hereof.

         (f) by Sterling, by giving written notice to Northeast Bancorp within one (1) day following a determination that the Closing Market Price of the Sterling Common Stock is greater than $50.00 per share at the time such calculation is required to be made pursuant to Section 2.1(d) hereof.

         (g) By Northeast Bancorp, at any time after the date of this Agreement and prior to obtaining the Northeast Bancorp shareholders' approval, and on 72 hours prior written notice to Sterling (the "Northeast Bancorp Notice") (i) if the Board of Directors of Northeast Bancorp withdraws or modifies, in any manner material to Sterling, its approval or recommendation of this Agreement or the Merger, pursuant to and in accordance with Section 4.2(b) hereof, or (ii) pursuant to Section 4.8 but only if during the 72 hour period after the Northeast Bancorp Notice, (A) Northeast Bancorp shall have negotiated with, and shall have caused its respective legal and financial advisors to negotiate with, Sterling to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as would enable Northeast Bancorp to proceed with the transactions contemplated herein and (B) the Board of Directors of Northeast Bancorp shall have concluded, after considering the results of such negotiations, that any Superior Proposal giving rise to such Northeast Bancorp Notice continues to be a Superior Proposal as defined in Section 4.8.

         (h) by Northeast Bancorp or First National pursuant to Section 2.3(b)(v) hereof.

SECTION 7.2 Effect of Termination.

         In the event of the termination of this Agreement as provided above, this Agreement shall thereafter become void and have no effect, except that the provisions of Section 3.1(p) (Fees), Sections 4.3 and 5.2 (relating to confidentiality and return of documents), Sections 4.14 and 5.7 (Press Releases and Publicity) and Sections 7.3 and 9.10 (Expenses) of this Agreement shall survive any such termination and abandonment.

SECTION 7.3 Expenses.

         Any termination of this Agreement pursuant to Sections 7.1(a) or 7.l(d) hereof shall be without cost, expense or liability on the part of any party to the others. Any termination of this Agreement pursuant to Section 7.1(b) or 7.1(c) hereof shall also be without cost, liability or expense on the part of any party to the others, unless the breach of a representation or warranty or covenant is caused by the willful conduct or gross negligence of a party, in which event said party shall be liable to the other parties for out-of pocket costs and expenses including without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with their entering into this Agreement and their carrying out of any and all acts contemplated hereunder ("Expenses") but not to exceed, in the case of Northeast Bancorp or First National, an amount equal to actual Expenses to the extent that the Expenses do not exceed the amount recoverable under Northeast Bancorp's maximum liability insurance coverage plus $300,000. Notwithstanding the foregoing, in the event the termination is caused by fraud on the part of Northeast Bancorp, First National or any of their officers, directors, representatives or agents, Northeast Bancorp shall be liable for the actual amount of Expenses. Any termination of this Agreement pursuant to Section 7.1(e), (f), (g), except as provided hereinafter, or (h) hereof shall also be without cost, liability or expense on the part of any party to the others, unless the termination is caused by willful misrepresentation or fraud of, in the case of Section 7.1(e), (g) or (h), Northeast Bancorp or First National, in which event Northeast Bancorp shall be liable to Sterling and Sterling AC for all Expenses, and in the case of Section 7.1(f), Sterling or Sterling AC, in which event Sterling shall be liable to Northeast Bancorp and First National for all Expenses.

         So long as Sterling shall not have breached its obligations hereunder, if this Agreement is terminated by Northeast pursuant to 7.1(g) hereof, Northeast Bancorp shall promptly, but in no event later than three (3) business days after such termination, pay Sterling a fee of $100,000, which amount shall be payable by wire transfer of same day funds. If Northeast Bancorp fails to promptly pay the amount due pursuant to this Section 7.3, and, in order to obtain payment, Sterling commences a suit which results in judgment against Northeast Bancorp for all or a substantial portion of the fee set forth in this
Section 7.3, Northeast Bancorp shall pay to Sterling all costs and expenses (including reasonable attorney's fees) incurred by Sterling in connection with such suit.

                                  ARTICLE VIII
                             POST MERGER AGREEMENTS

SECTION 8.1 Employees.

         (a) First National's employees who are employed in good standing and actively at work as of the Effective Date (the "Continuing Employees") shall be employed and retained in their current positions with compensation no less than current levels of compensation, with such changes in the future as may be appropriate, as determined in good faith by First National's Board of Directors. Notwithstanding the foregoing, Sterling shall retain the right to terminate any of the Continuing Employees at any time following the Effective Date for "Cause", as that term is defined in Section 8.1(d) hereof.

         (b) Except as otherwise provided herein, after the Effective Date, all benefits of the Continuing Employees will be maintained at a level not less than the benefits enjoyed by the employees of First National prior to the Effective Date, with such changes in the future as may be appropriate, as determined in good faith by First National's Board of Directors, provided that the employee benefits provided to the Continuing Employees after the Effective Date shall be substantially similar in economic value to the employee benefits, in the aggregate, provided by Sterling or Bank of Lancaster County to their similarly situated employees.

         (c) After the Effective Date, Continuing Employees shall be eligible to apply for any positions available at Sterling, or any of its subsidiaries.

         (d) As used in this Article VIII, Sterling shall have "Cause" to terminate a Continuing Employee's or officer's employment hereunder upon: (1) violation of any law (other than minor traffic offenses); (2) excessive absenteeism; (3) the employee's or officer's failure or refusal to perform his duties or obligations; (4) the failure to correct, to First National's or Sterling's satisfaction, within thirty (30) days after written notice to the employee or officer, such failure or refusal; (5) insubordination; (6) theft or abuse of company property or of the property of its customers, employees, contractors or business associates; (7) dishonesty or negligence of the employee or officer in the performance of his or her duties; (8) working while intoxicated; (9) violation of First National's or Sterling's rules, policies, procedures or practices; (10) abuse of benefits or privileges of employment; (11) unprofessional conduct toward or unlawful discrimination against First National's or Sterling's employees, customers, business associates, contractors or visitors; (12) the willful engaging by the employee or officer in misconduct injurious to First National or Sterling; (13) the willful engaging by the employee or officer in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of First National or Sterling and a failure to cure such violation within thirty (30) days of said notice, or if said violation cannot be cured within thirty (30) days, within a reasonable time thereafter unless the employee or officer is diligently attempting to cure the violation; (14) the breach of the employee's or officer's fiduciary duty; (15) the violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank regulatory authority any of which materially jeopardizes the business of First National or Sterling; (16) conduct on the part of the employee or officer which brings public discredit to First National or Sterling; or (17) such other conduct or activities as shall be grounds for termination of employment under the policies of First National, Sterling or Bank of Lancaster County.

SECTION 8.2 Officers.

         First National's officers who are employed in good standing and actively at work as of the Effective Date (the "Continuing Officers") shall be employed and retained in their current management positions with compensation at least equal to their current levels of compensation, with such changes in the future as may be appropriate, as determined in good faith by First National's Board of Directors. Notwithstanding the foregoing and except as otherwise limited by an agreement then in effect between a Sterling subsidiary and a Continuing Officer, Sterling shall retain the right to terminate any of the Continuing Officers at any time following the Effective Date for "Cause", as that term is defined in Section 8.1(d) hereof.

SECTION 8.3 Directors.

         Subject to any necessary regulatory approval or notice, immediately after the Effective Time, S. Amy Argudo, who previously served as a director of Northeast Bancorp shall be appointed to the board of directors of Sterling to serve in the Class of Director to be elected at the year 2000 Sterling Annual Meeting of Shareholders. Upon the expiration of the initial term of the person elected to the board of directors of Sterling pursuant to this Section 8.3, and consistent with the board members' fiduciary duties and law, the board of directors of Sterling shall nominate and recommend to the shareholders of Sterling, at the year 2000 Sterling Annual Meeting of Shareholders, the election of said person to the board of directors of Sterling for an additional three (3) year term, to serve until such time as his successor has been duly elected, qualified, or appointed. Subject to any necessary regulatory approval or notice, immediately after the EffectiveTime, Michael A. Carenzo shall be appointed to the board of directors of Bank of Lancaster County. Such person appointed to the board of directors of Bank of Lancaster County shall, consistent with the board members' fiduciary duties and law, be nominated and recommended by the board of directors of Bank of Lancaster County to serve three (3) successive one year terms, and to serve until such time as his successor has been duly elected, qualified or appointed. S. Amy Argudo and Michael A. Carenzo shall be compensated for services as a Director of Sterling and a Director of Bank of Lancaster County, respectively, at the normal rate for Directors of Sterling or Bank of Lancaster County.

SECTION 8.4 First National Board of Directors.

                  (a) Composition; Term; Duties. Immediately following the Effective Time, the Board of Directors of First National shall include the members of the board immediately preceding the Effective Time, with the addition of Mr. John E. Stefan and, if not already a member of the Board of Directors of First National as of the Effective Time, Mr. Robert W. Hutton. Following the Effective Time, and for a period of two years thereafter, so long as it is consistent with its fiduciary duties, Sterling shall recommend that Robert W. Hutton serve as Chairman of the Board of First National, with an annual compensation for service as Chairman of the Board of Directors of $18,000. Following the Effective Date, Sterling, so long as it is consistent with its fiduciary duties, shall continue to recommend on an annual basis that the then current members of the Board of Directors of First National be re-elected to the Board of Directors of First National.

                  (b) Compensation. Following the Effective Time, each non-employee member of the First National board of directors shall receive the same compensation for services rendered in his or her capacity as a Director, as is in effect on the date of this Agreement, subject to future changes by the Board of First National and Sterling after the Effective Time.

SECTION 8.5 Benefits.

         Following the Effective Time, and subject to the terms and conditions of the applicable health and dental insurance policies, Sterling shall pay the health and dental insurance premiums for Mr. Daniel A. Winter and Mr. Richard D. McDaniel and their respective spouses. For as long as each such person is alive, Sterling shall provide health and dental insurance which has benefits and terms reasonably comparable to those provided by Northeast Bancorp or First National, or, if Sterling cannot provide such benefits, Sterling shall provide Mr. Winter and Mr. McDaniel and their respective spouses, each, a dollar amount equal to the cost to each of them of obtaining such benefits (or substantially similar benefits).

SECTION 8.6 Director and Officer Liability Insurance.

         For a period of three years following the Effective Date, Sterling shall pay the premiums for a Director and Officer Liability Insurance Tail Policy for the Directors and Officers of Northeast Bancorp and First National as of the Effective Date and for all former directors and officers of Northeast Bancorp and First National, if so permitted by the insurance carrier and within the financial limitations of this Section 8.6, with conditions and terms substantially comparable to the Director and Officer Liability Policy of Northeast Bancorp and First National as of the date of this Agreement, so long as such policy can be obtained at a cost not in excess of 150% of the rate for such Director and Officer Liability Insurance Tail Policy in effect as of the date of this Agreement. In the event Sterling is unable to obtain such a Director and Officer Liability Insurance Tail Policy at a cost not in excess of 150% of such rate, Sterling shall obtain a Director and Officer Liability Insurance Tail Policy with the maximum coverage reasonably available for a cost that is equal to 150% of such rate.

SECTION 8.7 Certain Matters.

         Sterling shall continue the separate corporate existence of First National as an operating subsidiary, with the corporate name "First National Bank of North East", with such changes in the future as may be appropriate, as determined by First National's Board of Directors. Sterling shall use its best efforts to maintain the level of customer service and community support as has been the custom of Northeast Bancorp and First National.

                                   ARTICLE IX
                                  OTHER MATTERS

SECTION 9.1 Certain Definitions; interpretation.

         As used in this Agreement, the following terms shall have the meanings indicated:

                  "MATERIAL" means material to the party in question (as the case may be) and its respective subsidiaries, taken as a whole.

                  "MATERIAL ADVERSE EFFECT," with respect to a person, means any condition, event, change or occurrence that has or results in an effect which is material and adverse to (A) the financial condition, properties, assets, business or results of operations of such person and its subsidiaries, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. In the case of First National, receipt of a CAMELS rating in connection with a safety and soundness examination which is lower than the rating given to First National in connection with the safety and soundness examination most recently reported prior to the date of this Agreement shall be deemed to have a "Material Adverse Effect" on First National.

                  "PERSON" includes an individual, corporation, partnership, association, limited liability company, trust or unincorporated organization.

                  "SUBSIDIARY," with respect to a Person, means any other Person controlled by such Person.

When a reference is made in this Agreement to Exhibits, Sections, Annexes or Schedules, such reference shall be to a Section of, or Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents, tie sheet and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation". Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

SECTION 9.2 Survival.

         The representations, warranties and agreements of the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreements; provided, however, that the foregoing clause shall not (i) apply to agreements of the parties which by their terms are intended to be performed either in whole or in part after the Effective Time, and (ii) shall not relieve any person of liability for fraud, deception or intentional misrepresentation.

SECTION 9.3 Parties in Interest.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and, other than the right to receive the consideration payable in the Merger pursuant to Article II hereof or provided individually, is not intended to and shall not confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 9.4 Captions.

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

SECTION 9.5 Severability.

         If any provision of this Agreement or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 9.6 Access; Confidentiality.

         The parties hereby agree to conduct the investigations and discussions contemplated by Section 4.3 and Section 5.2 of this Agreement in a manner so as to not interfere unreasonably with normal operations and customer and employee relationships. If the transactions contemplated by this Agreement are not consummated, the parties hereby agree to destroy or return all documents and records obtained from the other or their respective representatives during the course of any investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party which has obtained such information or any of its respective representatives or agents and except to the extent disclosure of any such information is legally required. Each party hereby agrees to give the other party prompt notice of any contemplated disclosure where such disclosure is so legally required.

SECTION 9.7 Waiver and Amendment.

         Prior to the Effective Time, any provision of this Agreement may be:
(i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors, except that no amendment or waiver may be made that would change the form or the amount of the merger consideration or otherwise have the effect of prejudicing the Northeast Bancorp shareholders' interest in the merger consideration following the Northeast Bancorp Shareholders' Meeting.

SECTION 9.8 Counterparts.

         This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

SECTION 9.9 Governing Law.

         This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, or, to the extent it may control, federal law, without reference to the choice of law principles thereof.

SECTION 9.10 Expenses.

         Subject to the provisions of Section 7.3 hereof, each party hereto will bear all Expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that all filing and other fees (other than federal and state income taxes) required to be paid to any governmental agency or authority in connection with the consummation of the transactions contemplated hereby shall be paid by Sterling.

SECTION 9.11 Notices.

         All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

         If to Northeast Bancorp, to:

                  Northeast Bancorp, Inc.
                  14 S. Main Street
                  North East, MD 21901-3998
                  Attention: S. Amy Argudo

         With copies to:

                  Richards, Layton & Finger, P.A.
                  One Rodney Square
                  Wilmington, DE 19801
                  Attention: Martin I. Lubaroff, Esquire

         If to First National, to:

                  First National Bank of North East
                  14 S. Main Street
                  North East, MD 21901-3998
                  Attention: John E. Hughes

         With copies to:

                  Richards, Layton & Finger, P.A.
                  One Rodney Square
                  Wilmington, DE 19801
                  Attention: Martin I. Lubaroff, Esquire

         If to Sterling, to:

                  Sterling Financial Corporation
                  North Pointe Banking Center
                  101 North Pointe Boulevard
                  Lancaster, PA 17601

                  Attention: Mr. John E. Stefan
                             President and Chief Executive Officer

         With copies to:

                  Shumaker Williams, P.C.
                  3425 Simpson Ferry Road
                  Camp Hill, PA 17011
                  Attention: Nicholas Bybel, Jr., Esquire

         If to Sterling AC, to:

                  Sterling AC, Inc.
                  c/o Sterling Financial Corporation
                  North Pointe Banking Center
                  101 North Pointe Boulevard
                  Lancaster, PA 17601
                  Attention: Mr. John E. Stefan
                             President and Chief Executive Officer

         With copies to:

                  Shumaker Williams, P.C.
                  3425 Simpson Ferry Road
                  Camp Hill, PA 17011
                  Attention: Nicholas Bybel, Jr., Esquire

SECTION 9.12 Entire Agreement; Etc.

         This Agreement, together with such other agreements as are executed by the parties in connection herewith, on the date hereof, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement, together with such other agreements as are executed by the parties in connection herewith, on the date hereof, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except as expressly provided.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                    STERLING FINANCIAL CORPORATION


/s/ Ronald L. Bowman                /s/ John E. Stefan
----------------------------        --------------------------------------------
                 , Secretary        By: John E. Stefan
                                    Title: President and Chief Executive Officer


                                    STERLING ACQUISITION CORPORATION

/s/ Jere L. Obetz                   /s/ John E. Stefan
----------------------------        --------------------------------------------
                 , Secretary        By: John E. Stefan
                                    Title: President and Chief Executive Officer

                                    NORTHEAST BANCORP, INC.

                                    /s/ S. Amy Argudo
----------------------------        --------------------------------------------
                 , Secretary        By:
                                    Title:

                                    FIRST NATIONAL BANK OF NORTH EAST



/s/ S. Amy Argudo                   /s/ S. Amy Argudo
----------------------------        --------------------------------------------
                 , Secretary        By:
                                    Title:

                                                                       EXHIBIT A
                                                                        02/10/99




                      [Letterhead of Counsel for Northeast]

                                [Date of Closing]



Board of Directors
STERLING FINANCIAL CORPORATION
North Pointe Banking Center
101 North Pointe Boulevard
Lancaster, Pa 17601


Ladies and Gentlemen:

         We have acted as Special Counsel to Northeast Bancorp, Inc. ("Northeast Bancorp"), a Delaware corporation, and First National Bank of North East ("First National"), a national banking association, in connection with the Agreement and Plan of Reorganization, dated as of February 10, 1999 (the "Agreement"), by and among Sterling Financial Corporation ("Sterling"), Sterling Financial Interim Acquisition Corporation ("Sterling AC"), Northeast Bancorp and First National, pursuant to which Northeast Bancorp will be merged with and into Sterling AC (the "Merger"). While this firm represents Northeast Bancorp and First National in connection with specific legal matters as to which we are consulted by them, we do not perform or provide legal services to either Northeast Bancorp or First National in connection with the day-to-day operations of their business or routine legal proceedings related thereto. This opinion is being delivered to you in accordance with the provisions of Section 6.2(d) of the Agreement.

         Except as otherwise indicated herein, capitalized terms used in this opinion letter are defined as set forth in the Agreement. The law covered by the opinions expressed herein is limited to the federal law of the United States and the laws of the State of Delaware.

         In connection with the opinions expressed herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the articles of incorporation. the articles of association, the certificate of incorporation, the certificate of good standing, the by-laws, the Agreement and such other corporate and other records, certificates and documents as we have considered necessary or appropriate for the purposes of rendering the opinions set forth below.

         Based upon and subject to the foregoing and the other terms and provisions hereof, it is our opinion that:

         1. Northeast Bancorp has been duly incorporated, and is validly existing and in good standing as a corporation under the laws of the State of Delaware, and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by Northeast Bancorp requires such qualification, except for where such failure to qualify or be in such good standing, when taken together with all other such failures,

Board of Directors
STERLING FINANCIAL CORPORATION
[DATE]
Page 2



would not have a Material Adverse Effect on Northeast Bancorp and its subsidiaries, taken as a whole. Northeast Bancorp is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

         2. First National is a national banking association that is duly organized, validly existing and in good standing under the laws of the United States of America.

         3. Each of Northeast Bancorp and First National has the requisite corporate power and authority to carry on their respective businesses as they are now being conducted and to own their respective properties and assets.

         4. The authorized capital stock of Northeast Bancorp consists of ___________ shares of Northeast Bancorp Common Stock, par value $1.00 per share, of which ______________ shares are issued and outstanding and _________ shares are issued and held as treasury shares. The authorized capital stock of First National consists of ________ shares of common stock, $____ par value per share, of which _____________ shares of common stock are issued and outstanding as of the date hereof, all of which are held by Northeast Bancorp. All of the outstanding shares of capital stock of Northeast Bancorp and First National have been duly authorized and are validly issued, fully paid and nonassessable. Neither Northeast Bancorp nor First National has any shares of capital stock reserved for issuance.

         5. The shares of First National's common stock owned by Northeast Bancorp are owned free and clear of all liens, pledges, security interests, claims or other encumbrances. The outstanding shares of capital stock of Northeast Bancorp and First National have not been issued in violation of any preemptive rights.

         6. To our actual knowledge, the only subsidiary of Northeast Bancorp is First National and First National has no subsidiaries.

         7. Each of Northeast Bancorp and First National has the requisite corporate power and authority to execute and deliver the Agreement and to carry out the transactions contemplated therein, and all corporate actions required to be taken by Northeast Bancorp and First National to authorize the execution and delivery of the Agreement and the performance of the transactions contemplated therein have been taken. The Agreement has been duly authorized, executed and delivered by Northeast Bancorp and First National and, assuming due authorization, execution and delivery by Sterling and Sterling AC and the receipt of required regulatory approvals and the approval of Northeast Bancorp stockholders, constitutes a valid and binding obligation of Northeast Bancorp and First National and is enforceable against each in accordance with its terms, subject to bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer and other laws of general applicability relating to or affecting creditors' rights and general equity principles.

         8. The execution, delivery and performance of the Agreement will not, and the

Board of Directors
STERLING FINANCIAL CORPORATION
[DATE]
Page 3



consummation of the transactions contemplated thereby will not, constitute (i) a breach or violation of, or a default under, any statute, rule or regulation or any judgment, decree, order, governmental permit or license, to which Northeast Bancorp or First National (or any of its respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Merger, (ii) a breach or violation of, or a default under Northeast Bancorp's certificate of incorporation, the charter of First National, or the bylaws of either of them, or (iii) except as disclosed in Annex 3.1(e), a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Northeast Bancorp or First National under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which either is a party, or to which any of their respective properties or assets may be bound, or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on it or enable any person to enjoin the Merger.

         9. The consummation of the transactions contemplated by the Agreement does not require as to Northeast Bancorp or First National any approval, consent or waiver under any statute, rule, regulation, judgment, decree, order, governmental permit or license or, to our actual knowledge, the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) all required approvals, consents and waivers of governmental authorities, and (ii) the approval of Northeast Bancorp's shareholders referred to in Section 6.1(a) of the Agreement.

         10. To our actual knowledge, except as set forth in Annex 3.1(i) to the Agreement, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending against Northeast Bancorp or First National or (ii), that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on Northeast Bancorp or First National or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

         11. To our actual knowledge, neither Northeast Bancorp nor First National is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the Northeast Bancorp Regulatory Agencies, charged with the supervision or regulation of financial or depository institutions or engaged in the insurance of bank deposits nor has it been advised by any Northeast Bancorp Regulatory Agency that such body is

Board of Directors
STERLING FINANCIAL CORPORATION
[DATE]
Page 4



contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

         This opinion is furnished by us as Special Counsel to Northeast Bancorp and First National solely for your benefit and solely in connection with the above-described transaction and for no other purpose. You may not, without our express written approval, deliver copies of this opinion or extracts therefrom to any other person and no one other than you is entitled to rely on this opinion. Our opinion is as of the date hereof, and we undertake no duty to update such opinion after the date hereof.

                                                              Sincerely,

                                                                       EXHIBIT B
                                                                        02/10/99

Board of Directors
NORTHEAST BANCORP, INC.
[DATE]



                     [Letterhead of Shumaker Williams, P.C.]

                                [Date of Closing]

Board of Directors
NORTHEAST BANCORP, INC.
14 S. Main Street
North East MD 21901-3998

Ladies and Gentlemen:

         We have acted as Special Counsel to Sterling Financial Corporation ("Sterling"), a Pennsylvania corporation and Sterling Financial Interim Acquisition Corporation ("Sterling AC"), a Delaware corporation, in connection with the preparation of the Agreement and Plan of Reorganization dated as of February 10, 1999, by and among Sterling, Sterling AC, Northeast Bancorp, Inc. ("Northeast Bancorp"), a Delaware corporation, and First National Bank of North East ("First National"), a national banking association (the "Agreement") in which the principal terms of the merger (the "Merger") of Northeast Bancorp with and into Sterling AC are set forth. We also have participated on Sterling's behalf in various matters and transactions related to the Merger. This opinion letter is provided to you at the request of Sterling pursuant to Section 6.3(c) of the Agreement.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law
(1991) (the "Accord"). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. Except as otherwise indicated herein, capitalized terms used in this opinion letter are defined as set forth in the Agreement or the Accord. The law covered by the opinions expressed herein is limited to the federal law of the United States and the laws of the Commonwealth of Pennsylvania.

         In connection with the opinions expressed herein, we have examined originals or copies certified or otherwise identified to our satisfaction of the articles of incorporation, the certificate of incorporation, the by-laws, the Agreement, and such corporate and other records, certificates and documents as we have considered necessary or appropriate for the purposes of rendering the opinions set forth below.

         Based upon and subject to the foregoing and the other terms and provisions hereof, we are of the opinion that:

Board of Directors
NORTHEAST BANCORP, INC.
[DATE]
Page 2


         1. Sterling is a business corporation that is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania as evidenced in the Subsisting Corporation Certificate issued by the Commonwealth of Pennsylvania, Corporation Bureau.

         2. Sterling AC is a business corporation that is duly organized, validly existing and duly subsisting under the laws of the State of Delaware. All of the outstanding shares of capital stock of Sterling AC have been validly issued, are fully paid and nonassessable and are owned directly by Sterling free and clear of any lien, charge or other encumbrance.

         3. Sterling is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has full corporate power and authority to own and hold its properties and to carry on its present business.

         4. Sterling and Sterling AC each have full corporate power and authority to execute and deliver the Agreement and to carry out the transactions contemplated therein, and all corporate actions required to be taken by Sterling and Sterling AC to authorize the execution and delivery of the Agreement and the performance of the transactions contemplated therein have been taken.

         5. The Agreement has been duly authorized, executed and delivered by Sterling and Sterling AC and, assuming due authorization, execution and delivery by Northeast Bancorp and First National and receipt of required regulatory approvals and the approval of the Northeast Bancorp shareholders, constitutes a valid and binding obligation of each of Sterling and Sterling AC and is enforceable against Sterling and Sterling AC in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles.

         6. The execution, delivery and consummation of the Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or the Bylaws of Sterling or Sterling AC or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which any of them is a party or by which any of them or any of their properties are bound.

         7. To our actual knowledge, except as disclosed in Annex 3.2 (i) to the
Agreement: (i) there is no litigation, investigation or proceeding pending, or to the knowledge of Sterling threatened, that involves Sterling or Sterling AC or any of their properties and that, if determined adversely to any of them, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling or Sterling AC; (ii) there are no outstanding orders, writs, injunctions, decrees, consent agreements, memoranda of understanding or other directives of any federal, state or local court or governmental authority or of any arbitration tribunal against Sterling or Sterling AC which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future

Board of Directors
NORTHEAST BANCORP, INC.
[DATE]
Page 3



prospects of Sterling or Sterling AC or restrict in any manner the right of any of them to conduct its business as presently conducted; and (iii) we are not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to Sterling or Sterling AC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling or Sterling AC.

         8. The authorized capital stock of Sterling consists of thirty-five million (35,000,000) shares of common stock, par value Five Dollars ($5.00) per share, of which as of the date hereof, __________ shares were issued and outstanding. All outstanding shares of Sterling Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The shares of Sterling Common Stock to be issued under the Agreement have been duly authorized and, when issued in accordance with the Agreement, will be validly issued, fully paid and non-assessable.

         9. The consummation of the transactions contemplated by the Agreement does not require as to Sterling or Sterling AC any approval, consent or waiver under any statute, rule, regulation, judgment, decree, order, governmental permit or license or, to our actual knowledge, the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than
(i) all required approvals, consents and waivers of governmental authorities, and (ii) the approval of Sterling AC's shareholder.

         The General Qualifications apply to the opinions set forth in paragraphs 4 and 6 hereof.

         This opinion is furnished by us as Special Counsel to Sterling and Sterling AC, solely for your benefit and solely in connection with the above-described transaction and for no other purpose. You may not, without our express written approval, deliver copies of this opinion or extracts therefrom to any other person and no one other than you is entitled to rely on this opinion. Our opinion is as of the date hereof, and we undertake no duty to update such opinion after the date hereof.



                                                        Sincerely,

                                                        SHUMAKER WILLIAMS, P.C.

                                     Annex B

                      Garland McPherson & Associates, Inc.
                                Fairness Opinion

                                   ANNEX B


[Letterhead of Garland McPherson & Associates]

February 9, 1999

The Board of Directors
Northeast Bancorp, Inc.
14 South Main Street
North East, MD 21901

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Northeast Bancorp, Inc. ("NBI") of the Agreement and Plan of Reorganization (the "Agreement") pursuant to which NBI will combine with and into Sterling Financial Corporation ("SFC") by means of a merger. Under the terms of the Agreement, each outstanding share of NBI common stock will be converted into 2.0 shares of SFC common stock.

Garland McPherson & Associates, Inc., as part of its investment banking and bank consulting business, is engaged in the valuation of financial institution securities for a variety of purposes, including mergers and acquisitions, and the determination of adequate consideration in such transactions.

For purposes of this opinion, we reviewed and analyzed information pertaining to the financial and operating condition of NBI and SFC. This review included, but was not limited to: (i) the Agreement and Plan of Reorganization; (ii) financial and other information which was publicly available or provided to us by NBI and SFC; (iii) certain financial information relating to the banking industry in general; (iv) the respective history of dividends paid by the two institutions; (v) our evaluation of future prospects for the merged institution; (vi) terms and conditions of comparable merger transactions and (vii) such other financial reviews, analyses, and investigations as we deemed appropriate.

In rendering our opinion, we conducted discussions with members of senior management of NBI and SFC concerning their respective businesses and prospects and have relied on the accuracy and completeness of information and representations delivered to us by NBI and SFC and their officers, directors, counsel, and other agents. We have not independently verified the information reviewed by us (either publicly available or provided to us by NBI and SFC) and, in rendering our

The Board of Directors
Northeast Bancorp, Inc.


                                                                February 9, 1998
                                                                          Page 2

opinion, have relied upon such information as being complete and accurate in all material respects.

We have assumed that the allowances for loan losses indicated on the balance sheets of NBI and SFC as of December 31, 1998 are adequate to cover such losses. We have not reviewed the loan files of NBI or SFC, nor did we make an independent valuation or appraisal of the assets and liabilities of NBI and SFC.

We assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions will be imposed on SFC that would have a material adverse effect on the contemplated benefits of the Merger to NBI. We further assumed that no change would occur in applicable law or regulation that would cause a material adverse change in the prospects or operations of SFC after the Merger. We express no opinion as to the tax consequences of the merger to NBI and its shareholders.

Our conclusion is based on the market, economic and other conditions prevailing as of the date hereof and the current conditions and prospects of NBI and SFC. Events occurring subsequent to this date could materially affect the assumptions and conclusions contained in our opinion. We express no opinion as to what the value of SFC common stock will be at the time the Merger is consummated. Our opinion pertains only to the financial consideration of the Merger and does not constitute a recommendation to the Board of NBI nor a recommendation as to how NBI shareholders should vote with regard to the Merger.

Based upon and subject to the foregoing, it is our opinion as of the date hereof, that the exchange and the SFC consideration to be received is fair, from a financial point of view, to the shareholders of Northeast Bancorp, Inc.


Sincerely,

Garland McPherson & Associates, Inc.

                                     Annex C

                      Statute Regarding Dissenters' Rights

                                     ANNEX C

                        DELAWARE GENERAL CORPORATION LAW

 ss.262 Appraisal rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to ss.251(g) of this title), ss.252, ss.254, ss.257, ss.258, ss.263 or ss.264 of this title:

       (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to ss.228 or ss.253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.       Indemnification of Directors and Officers.

        Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 Pa. C.S. ss.ss.1101-4162) provides that a business corporation shall have the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

        Article V of the Amended Bylaws of Sterling Financial Corporation provides for the indemnification of its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provisions of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended.

Item 21.       Exhibits and Financial Statement Schedules.

        (a)    Exhibits:

   2.1 Agreement and Plan of Reorganization (the "Agreement") dated February 10, 1999, among Sterling Financial Corporation, Sterling Financial Corporation North, Inc., Sterling Financial Interim Acquisition Corporation, Northeast Bancorp, Inc. and The First National Bank of North East (Included in Annex A to the Proxy Statement contained herein).

   3(i)        Sterling Financial Corporation Amended Articles of Incorporation.
               (Incorporated by reference to Exhibit 3(i) of the Current Report on Form 8-K, filed with the Securities and Exchange Commissions, on June 14, 1996.)

   3(ii) Sterling Financial Corporation Amended Bylaws. (Incorporated by reference to Exhibit 3(ii) of the Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 7, 1996.)

   5 Opinion of Shumaker Williams, P.C. re: Legality of Sterling Financial Corporation Common Stock.

   8           Form of Opinion of Shumaker Williams, P.C. re: Tax Matters.
               (Included in the proxy statement/prospectus "APPROVAL OF THE MERGER-- Federal Income Tax Consequences.")

   10.1 Employment Agreement, dated as of April 30, 1983, between The First National Bank of Lancaster County and John E. Stefan. (Incorporated by reference to Exhibit 10a of the Current Report on Form 8-K, filed with the Securities and Exchange Commission, on March 19, 1997.)

   10.2 Assumption and Modification Agreement, dated July 14, 1987, by and among John E. Stefan, Bank of Lancaster County, N.A. and Sterling Financial Corporation. (Incorporated by reference to
               Exhibit 10b of the Current Report on Form 8-K, filed with the Securities and Exchange Commission, on March 19, 1997

   10.3        Sterling Financial Corporation 1996 Stock Incentive Plan.
               (Incorporated by reference to Exhibit 99 of the Current Report on Form 8-K, filed with the Securities and Exchange Commission, on February 5, 1997.)

   10.4 The Sterling Financial Corporation Dividend Reinvestment Plan and Stock Purchase Plan. (Incorporated by reference to Exhibit A Sterling Financial Corporation's Registration Statement No. 33-55131 on Form S-3, filed with the Securities and Exchange Commission on August 18, 1994, and amended by the registrant's Rule 424(b) prospectus filed with the Commission on December 23, 1998.)

   10.5 Letter Agreement between Sterling Financial Corporation and Howard E. Groff, Sr., dated June 30, 1994. (Incorporated by reference to Exhibit 10b of From 10-Q, filed with the Securities and Exchange Commission, on November 14, 1994.)

   10.6 Executive Employment Agreement, dated as of February 10, 1999 between The First National Bank of North East and John E. Hughes.

   10.7 Consulting Agreement, dated as of February 10, 1999, between Sterling Financial Corporation and Richard D. McDaniel.

   11 Statement re: Computation of Earnings Per Share. (Included at page 11 of the proxy statement/prospectus contained herein.)

   12 Computation of Ratios. (Incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.)

   21          Subsidiaries of Registrant.

   23.1        Consent of Shumaker Williams, P.C. (Included as part of
               Exhibit 5.)

   23.2        Consent of Trout, Ebersole & Groff, LLP.

   23.3        Consent of Whisman, Grygiel, & Giordano.

   23.4        Consent of Garland, McPherson & Associates, Inc.

   24          Power of Attorney.

   99.1        Form of Northeast Bancorp, Inc. Proxy.

   99.2        Letter to Stockholders of Northeast Bancorp, Inc.

   99.3        Notice of  Meeting.

   99.4 Statute Relating to Dissenters' Rights. (Included as Annex C to the Proxy Statement contained herein.)

        (b)    Financial Statement Schedules:

               None required.

        (c)    Opinion of Financial Advisor:

               The Opinion of Financial Advisor is included in the proxy statement/prospectus as Annex B.

Item 22.       Undertakings.

        (a)

        1.     The undersigned Registrant hereby undertakes as follows:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                   Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        3. The undersigned registrant hereby undertakes as follows: prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

               The registrant undertakes that every prospectus (i) that is filed pursuant to the preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-operative amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c) The undersigned registrant hereby undertakes to supplement by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania on April 20, 1999.

                                       STERLING FINANCIAL CORPORATION


                                By: /s/ John E. Stefan
                                    -------------------------------------------
                                        John E. Stefan
                                        President, CEO and Chairman of the Board


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Stefan and Ronald L. Bowman and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                                 Capacity                           Date
                                                 --------                           ----

/s/ John E. Stefan                      President, CEO and Chairman           April 20, 1999
-------------------------------         of the Board and Director
John E. Stefan                          (Principal Executive Officer)



/s/ J. Roger Moyer, Jr                  Executive Vice President              April 20, 1999
-------------------------------         and Director
J. Roger Moyer, Jr.


/s/ Jere L. Obetz                       Executive Vice President and          April 20, 1999
-------------------------------         Treasurer and Chief Financial
Jere L. Obetz                           Officer (Principal Financial Officer)



/s/ Ronald L. Bowman                    Secretary                             April 20, 1999
-------------------------------         (Principal Accounting Officer)
Ronald L. Bowman


/s/ Richard H. Albright, Jr.            Director                              April 20, 1999
-------------------------------
Richard H. Albright, Jr.


/s/ Robert H. Caldwell                  Director                              April 20, 1999
-------------------------------
Robert H. Caldwell


/s/ Howard E. Groff, Jr                 Director                              April 20, 1999
-------------------------------
Howard E. Groff, Jr.


/s/ Joan R. Henderson                   Director                              April 20, 1999
-------------------------------
Joan R. Henderson


/s/ J. Robert Hess                      Director                              April 20, 1999
-------------------------------
J. Robert Hess


/s/ Calvin G. High                      Director                              April 20, 1999
-------------------------------
Calvin G. High


/s/ David E. Hosler                     Director                              April 20, 1999
-------------------------------
David E. Hosler


/s/ J. Roger Moyer, Jr.                 Director                              April 20, 1999
-------------------------------
J. Roger Moyer, Jr.


/s/ E. Glenn Nauman                     Director                              April 20, 1999
-------------------------------
E. Glenn Nauman


/s/ W. Garth Sprecher                   Director                              April 20, 1999
-------------------------------
W. Garth Sprecher


/s/ Glenn R. Walz                       Director                              April 20, 1999
-------------------------------
Glenn R. Walz

                                  EXHIBIT INDEX



                                                                                        Page Number
                                                                                            In
  Number                                     Title                                      Sequential
  ------                                     -----                                        Number
                                                                                          System
                                                                                        -----------
2.1         Agreement and Plan of Reorganization (the "Agreement") dated
            February 10, 1999, among Sterling Financial Corporation, Sterling
            Financial Corporation North, Inc., Sterling Financial Interim
            Acquisition Corporation, Northeast Bancorp, Inc. and The First
            National Bank of North East (Included in Annex A to the Proxy
            Statement contained herein).

3(i)        Sterling Financial Corporation Amended Articles of Incorporation.
            (Incorporated by reference to Exhibit 3(i) of the Current Report on Form 8-K, filed with the Securities and Exchange Commissions, on June 14, 1996.)

3(ii) Sterling Financial Corporation Amended Bylaws. (Incorporated by reference to Exhibit 3(ii) of the Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 7, 1996.)

5           Opinion of Shumaker Williams, P.C. re: Legality of Sterling
            Financial Corporation Common Stock.

8           Form of Opinion of Shumaker Williams, P.C. re: Tax Matters.
            (Included in the proxy statement/prospectus "APPROVAL OF THE
            MERGER-- Federal Income Tax Consequences.")

10.1        Employment Agreement, dated as of April 30, 1983, between The First
            National Bank of Lancaster County and John E. Stefan. (Incorporated by reference to Exhibit 10a of the Current Report on Form 8-K, filed with the Securities and Exchange Commission, on March 19, 1997.)

10.2 Assumption and Modification Agreement, dated July 14, 1987, by and among John E. Stefan, Bank of Lancaster County, N.A. and Sterling
            Financial Corporation. (Incorporated by reference to Exhibit 10b of the Current Report on Form 8-K, filed with the Securities and Exchange Commission, on March 19, 1997.)

10.3        Sterling Financial Corporation 1996 Stock Incentive Plan.
            (Incorporated by reference to Exhibit 99 of the Current Report on Form 8-K, filed with the Securities and Exchange Commission, on February 5, 1997.)

10.4        The Sterling Financial Corporation Dividend Reinvestment Plan and
            Stock Purchase Plan. (Incorporated by reference to Sterling
            Financial Corporation's Registration Statement No. 33-55131 on Form
            S-3, filed with the Securities and Exchange Commission on August 18,
            1994, and amended by the registrant's Rule 424(b) prospectus filed with the Commission on December 23, 1998.)


10.5        Letter Agreement between Sterling Financial Corporation and Howard
            E. Groff, Sr., dated June 30, 1994. (Incorporated by reference to
            Exhibit 10b of From 10-Q, filed with the Securities and Exchange Commission, on November 14, 1994.)

10.6 Executive Employment Agreement, dated as of February 10, 1999, between The First National Bank of North East and John E. Hughes.

10.7 Consulting Agreement, dated as of February 10, 1999, between Sterling Financial and Richard D. McDaniel.

11 Statement re: Computation of Earnings Per Share. (Included at page 11 of the proxy statement/prospectus contained herein.)

12 Computation of Ratios. (Incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31,
            1998.)

21          Subsidiaries of Registrant.

23.1        Consent of Shumaker Williams, P.C. (Included as part of Exhibit 5.)

23.2        Consent of Trout, Ebersole & Groff, LLP

23.3        Consent of Whisman, Grygiel, & Giordano

23.4        Consent of Garland, McPherson & Associates, Inc.

24          Power of Attorney.

99.1        Form of Northeast Bancorp, Inc. Proxy.

99.2        Letter to Stockholders of Northeast Bancorp, Inc.

99.3        Notice of  Meeting.

99.4        Section 262 of the General Corporation Law of the State of Delaware.
            (Included as Annex C to the Proxy Statement contained herein.)